UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                )

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XEROX HOLDINGS CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xerox Holdings Corporation

YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Xerox Holdings Corporation (Xerox), to be held at 9:00 a.m., eastern time, on Thursday, May 20, 2021.

Due to the continued public health effects of the COVID-19 pandemic and to support the health and well-being of our shareholders, directors, employees and the Xerox community, our 2021 Annual Meeting will be held solely as a “virtual meeting”, with shareholders having access to vote, ask questions and participate at the Annual Meeting virtually. You will not be able to attend the Annual Meeting physically.

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849).

At the Annual Meeting, you will be asked to consider and vote upon proposals to: (i) elect nine directors to our board of directors; (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) approve, on an advisory basis, the 2020 compensation of our named executive officers; (iv) approve the Company’s amended and restated Equity Compensation Plan for Non-Employee Directors (Director Equity Plan); (v) consider a shareholder proposal for shareholder action by written consent if properly presented at the Annual Meeting; and (vi) consider such other business as may properly come before the Annual Meeting.

Our Board unanimously recommends that you vote “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “FOR” the non-binding executive compensation proposal, “FOR” approval of the Company’s amended and restated Director Equity Plan, and “AGAINST” the shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

Your vote is important — no matter how many or how few shares you may own. Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy as soon as possible. You may submit a proxy via the Internet, by telephone or, if applicable, by signing, dating, and mailing the proxy card. Specific instructions for shareholders of record who wish to use Internet or telephone proxy procedures are included in the enclosed Proxy Statement. Any shareholder attending the Annual Meeting may vote at the Annual Meeting even if a proxy has been returned.

The accompanying notice of meeting and the Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.

Thank you for your continued support of Xerox.

For the Board of Directors,

Keith Cozza	Giovanni (“John”) Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

The accompanying Proxy Statement is dated April 7, 2021 and is first being distributed to shareholders on or about April 7, 2021.

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Xerox Holdings Corporation to be held at 9:00 a.m., eastern time, on Thursday, May 20, 2021 over a live webcast at www.meetingcenter.io/268344849. The password for the meeting is XRX2021.

Due to the continued public health effects of the COVID-19 pandemic and to support the health and well-being of our shareholders, directors, employees and the Xerox community, our 2021 Annual Meeting will be held solely as a “virtual meeting”, with shareholders having with access to vote, ask questions and participate at the Annual Meeting virtually. You will not be able to attend the Annual Meeting physically.

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849).

Shareholders will be asked to:

1.	Elect each of the nine directors named in the enclosed Proxy Statement;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	Approve, on an advisory basis, the 2020 compensation of our named executive officers;

4.	Approve the Company’s amended and restated Director Equity Plan; and

5.	Consider a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 26, 2021.

Ensure that your shares are represented at the meeting by voting in one of several ways:

VIA THE INTERNET.
BY TELEPHONE.
BY MAIL.
AT THE ANNUAL MEETING.

Please review the Notice of Internet Availability of Proxy Materials or accompanying proxy card for voting instructions, and submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 20, 2021.

The Proxy Statement and 2020 Annual Report are available at

www.edocumentview.com/XRX or www.xerox.com/investor.

If you have any questions or require assistance in voting your shares, you should call Harkins Kovler, LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). Alternatively, you can email Harkins Kovler, LLC at Xerox@HarkinsKovler.com.

By order of the Board of Directors,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 7, 2021

i

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially, including those factors that are set forth in Xerox’s and Xerox Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2020 and Xerox’s and Xerox Corporation’s other filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of the Proxy Statement or as of the date to which they refer, and Xerox and Xerox Corporation assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

iii

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The following are some of the questions that you may have about this proxy statement (Proxy Statement) and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first made available on or about April 7, 2021, for more information about these topics.

The Annual Meeting

The 2021 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (Xerox or the Company), will be held beginning at 9:00 a.m., local time, on Thursday, May 20, 2021. over a live webcast at www.meetingcenter.io/268344849. The password for the meeting is XRX2021.

The Annual Meeting will be held virtually. You will not be able to attend the Annual Meeting physically. For additional information about attending the Annual Meeting, see below under “How can I attend the Annual Meeting?”

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849).

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the nine nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	Approval, on an advisory basis, the 2020 compensation of our named executive officers;

4.	Approval of the Company’s amended and restated Director Equity Plan; and

5.	Consider a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting. In addition, our management will respond to questions from shareholders.

How do I vote?

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares of common stock, par value $1.00 per share of the Company (Common Stock), or Series A Preferred Stock, par value $1.00 per share, are held that must be followed in order for their shares to be voted. Beneficial owners should follow the instructions from their bank, broker or other holder of record in order for their shares to be voted. If you hold your shares through a broker, bank, or nominee and wish to vote at the virtual Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or nominee for you (and not your broker, bank or nominee).

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE

If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included in the Notice or on the proxy card you may have received. If you vote via the Internet, do not return your proxy card.	If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card. If you vote by telephone, do not return your proxy card.
BY MAIL	AT THE ANNUAL MEETING

If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.	If you vote by Internet or by telephone, or if you complete and mail your proxy card, you do not need to vote at the Annual Meeting. Voting at the Annual Meeting will revoke any proxy previously given. To vote at the Annual Meeting, you will need your 15-digit control number and to log-in to the meeting as a “Shareholder.” If you hold your shares through a broker, bank or nominee, you must obtain a legal proxy and your 15-digit control number from your broker, bank, or nominee for you to vote at the Annual Meeting. See below under “How can I attend the Annual Meeting?”

If you vote by Internet, telephone or mail, you authorize each of the three directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the nine directors named in this Proxy Statement;

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	“FOR” the approval, on an advisory basis, of the 2020 compensation of our named executive officers;

•	“FOR” the approval of the Company’s amended and restated Director Equity Plan; and

•	“AGAINST” a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

How can I attend the Annual Meeting?

Due to the continued public health effects of the COVID-19 pandemic and the health and well-being of our shareholders, directors, employees and the full Xerox community, the Annual Meeting will be entirely virtual, with shareholders having access to vote, ask questions and participate at the Annual Meeting virtually. You will not be able to attend the Annual Meeting physically. Our directors and management will participate in the meeting virtually.

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849).

To access the meeting by virtual means, please go to www.meetingcenter.io/268344849. The password for the meeting is XRX2021.

To log-in to the meeting, a shareholder has two options:

Join as a “Shareholder” or join as a “Guest”. If you join as a “Shareholder” you will be required to have a 15-digit control number and password. The password for the meeting is XRX2021.

Online access to the meeting will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time. Beginning 15 minutes prior to and during the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing the meeting virtually. If you encounter any difficulty either accessing or participating in the meeting, please go to https://support.vevent.com or go to the meeting website and click on “Additional Information”. You can also contact Computershare by telephone toll-free at (888) 724-2416 (from the U.S. and Canada) or at +1 (781) 575-2748 (from other locations).

An online resource is available to shareholders at www.meetingcenter.io/268344849 where you can access our proxy materials, the list of registered shareholders, rules of conduct for the meeting and the Company’s annual report.

If you were a shareholder as of the close of business on March 26, 2021 (Record Date) and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting at www.meetingcenter.io/268344849.

Shareholders of Record. For shareholders of record (you held your shares in your own name as reflected on the records of our transfer agent, Computershare), you are already registered for the virtual meeting, meaning you may attend the virtual Annual Meeting, participate, vote and ask questions. Your 15-digit control number can be found on your Notice of Internet Availability or proxy card.

Beneficial Shareholders. If you hold your shares through an intermediary, such as a bank, broker, or other nominee (meaning your shares are held in “street name”), you must register in advance to attend the Annual Meeting. To register you must submit a “legal proxy” reflecting your holdings of the Company along with your name and email address to Computershare at legalproxy@computershare.com. A “legal proxy” can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through your bank, broker, or other nominee. Obtaining a “legal proxy” from the bank, broker or other nominee may take several days. Requests for registration must be labeled as “legal proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on May 13, 2021. You will receive a confirmation email from Computershare of your registration along with a 15-digit control number to be used to enter the meeting at www.meetingcenter.io/268344849.

Requests for registration should be directed to Computershare by email by forwarding the email from your bank, broker, or other nominee, or attaching an image of your legal proxy, to: legalproxy@computershare.com.

If you do not have your control 15-digit number, you may attend the Annual Meeting as a guest (non-shareholder), but will not have the option to vote your shares or ask questions at the virtual meeting.

If a beneficial shareholder has any questions concerning attendance at the virtual Annual Meeting, they should contact their bank, broker or other nominee which holds their shares.

Will I be able to ask questions as a shareholder at the Annual Meeting?

As part of the 2021 Annual Meeting we will hold a designated question-and-answer period during which we intend to answer questions submitted during the meeting that are pertinent to the Company and meeting matters as time permits. To submit questions during the Annual Meeting, you must log-in to the meeting website at www.meetingcenter.io/268344849 using your 15-digit control number and meeting password XRX2021 and follow the instructions on the meeting website. We reserve the right to exclude questions that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

If any appropriate questions pertinent to Company matters cannot be answered during the meeting due to time constraints, the Company will address them in the Investor Relations section of the Company website at www.news.xerox.com/investors . This will be done as soon as reasonably practicable after the meeting and will remain available for two weeks after posting.

Additional information concerning questions to be submitted by shareholders at the 2021 Annual Meeting will be set forth in the general rules of conduct for the meeting, which can be viewed prior to and during the 2021 Annual Meeting at the virtual meeting website, www.meetingcenter.io/268344849.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the nine persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee.

Five of the director nominees currently serve on the Board and there are four new director nominees, Nichelle Maynard-Elliott, Steven D. Miller, James L. Nelson, and Margarita Paláu-Hernández. Three of the director nominees (Messrs. Cozza, Miller, and Nelson) are being nominated by the Board pursuant to the Nomination and Standstill Agreement dated January 26, 2021 between the Company and Carl C. Icahn and certain of his affiliates. Scott Letier is being nominated by the Board pursuant to the Nomination and Standstill Agreement dated January 26, 2021 between the Company and Darwin Deason. See “2021 Nomination and Standstill Agreements” for further information.

Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes, and skills led our Board to the conclusion that he or she should serve as a director. We believe that each of the nominees has demonstrated business acumen, an ability to exercise independent and sound judgment, an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees. The Board has determined that each of the nominees (other than John Visentin, Vice Chairman and Chief Executive Officer of the Company) is independent under the New York Stock Exchange (NYSE) corporate governance rules and the Company’s more stringent independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute nominated by the Board.

Biographies

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The nine individuals nominated for election at our 2021 Annual Meeting bring valuable diversity to the Board. Three of the nine director nominees are women. Two of our nominees are Hispanic and one is African-American. The nine director nominees range in age from 32 to 71. In addition, each director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. The tenure of the currently serving directors who are standing for election at this Annual Meeting (five directors) averages approximately three and a half years.

The table below summarizes the key qualifications, skills, and attributes that each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail.

Qualifications, Skills and Attributes of our Board of Directors

Experience, Expertise or Attribute	Cozza	Echevarria	Krongard	Letier	Maynard- Elliott	Miller	Nelson	Paláu- Hernández	Visentin

Technology	•			•			•		•

Leadership	•	•	•	•	•		•	•	•

Global Business	•	•	•	•	•			•	•

Financial	•	•	•	•	•	•	•	•	•

Business Operations	•	•	•	•	•		•	•	•

Diversity		•	•		•			•

Public/Private Company Boards & Governance	•	•	•	•	•	•	•	•	•

In addition to the qualifications, skills and attributes referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes, or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including vested Deferred Stock Units (DSUs) issued under the 2019 Amendment and Restatement of the 2004 Equity Compensation Plan for Non-Employee Directors, as amended (2004 Directors Plan).

Options/Rights means unvested DSUs and restricted stock units (RSUs) issued under the 2004 Directors Plan and unvested RSUs, earned performance share units (PSUs) and stock options awarded under the 2019 Amendment and Restatement of the Xerox Holdings Corporation Performance Incentive Plan, as amended (2004 Performance Incentive Plan) and/or Xerox Holdings Corporation Performance Incentive Plan, as amended (2020 Performance Incentive Plan), as applicable.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of February 28, 2021.

Keith Cozza

Age: 42       Director since: 2018

Xerox securities owned: 56,116 shares of Common Stock, 7,852 vested DSUs

Options/Rights: 12,013 unvested DSUs

Occupation: President and Chief Executive Officer, Icahn Enterprises L.P.

Education: B.S., University of Dayton

Board Committees: Chairman of the Board; Corporate Governance (Chair)

Key Qualifications, Skills and Attributes:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Caesars Entertainment Corporation (2019-2020); Tenneco Inc. (2018-2019); Tropicana Entertainment Inc. (2014-2018); Icahn Enterprises L.P. (since 2012); Herbalife Ltd. (2013-2018).

Other Background: Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate, pharma and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of Icahn Enterprises L.P. since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Icahn Automotive Group LLC, an automotive parts installer, retailer, and distributor; and PSC Metals LLC, a metal recycling company. Mr. Cozza was previously: a director of Caesars Entertainment Corporation from March 2019 to July 2020; a director of Tenneco Inc., manufacturers of Ride Performance, Clean Air products and technology solutions for automotive and commercial vehicles, from October 2018 to March 2019; a director of Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components from January 2017 to October 2018; a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, from February 2014 until October 2018; a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Icahn Automotive, Icahn Enterprises and PSC Metals are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing, Federal-Mogul, CVR Refining, and Tropicana were previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Caesars Entertainment, Tenneco, Xerox, Herbalife, and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

From his extensive finance and investment background and significant Board service, Mr. Cozza brings to the Board expertise relevant to being Chairman of the Board at Xerox, including his service on several other boards and committees as well as his significant corporate, finance, accounting, and investment experience.

Joseph J. Echevarria

Age: 64       Director since: 2017

Xerox securities owned: 23,586 vested DSUs

Options/Rights: 12,013 unvested DSUs

Occupation: Former Chief Executive Officer of Deloitte LLP

Education: B.B.A., University of Miami

Board Committees: Audit (Chair), Finance

Key Qualifications, Skills and Attributes:

• Leadership

• Global Business

• Financial

• Business Operations

• Diversity

• Public Company Boards & Governance

Other Directorships (past 5 years): The Bank of New York Mellon Corporation (since 2015); Pfizer Inc. (since 2015); Unum Group (since 2016).

Other Background: Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in August 2014. He joined the Deloitte U.S. Firms in 1978. During his tenure with Deloitte he held increasingly senior leadership positions prior to being named CEO, including U.S. Managing Partner and Chief Operating Officer, Deputy Managing Partner, and Southeast Region Audit Managing Partner. His leadership responsibilities extended to approximately 70,000 professionals in nearly 90 U.S. cities and India. In addition, he oversaw the U.S. owned consulting businesses in Germany, Mexico, China, and Brazil. He also served on key boards and committees within Deloitte and its member firm network, including chair of the U.S. Executive and Americas Executive committees and memberships on the U.S. and global boards. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and Senior Advisor to the President of the University of Miami. He was formerly a member of President Obama’s Export Council, the principal national advisory committee on international trade, and President Obama’s Commission on Election Administration. He also serves as the Chair Emeritus of President Obama’s My Brother’s Keeper Alliance and as an advisor to the Obama Foundation.

Mr. Echevarria brings to the Board significant experience in finance, accounting, international business, leadership, and risk management skills relevant to Xerox acquired through his leadership at Deloitte. Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee on the boards of other publicly traded companies is an asset to the Board and the Audit Committee. He also brings public policy perspectives from his government service, which includes his public service on the President’s Private Export Council.

Cheryl Gordon Krongard

Age: 65       Director since: 2017

Xerox securities owned: 25,000 shares of Common Stock, 23,586 vested DSUs

Options/Rights: 12,013 unvested DSUs

Occupation: Private investor; Former CEO Rothschild Asset Management

Education: B.S., Iowa State University

Board Committees: Compensation (Chair), Corporate Governance

Key Qualifications, Skills and Attributes:

• Leadership

• Global Business

• Financial

• Business Operations

• Diversity

• Public Company Boards & Governance

Other Directorships (past 5 years): Air Lease Corporation (since 2013); Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation) (private company) (2016-2018); Legg Mason, Inc. (2006-2017).

Other Background: Ms. Krongard served as a Director of US Airways Group Inc. from 2003 to 2013. She was a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004. From 1994 to 2000, she served as the Chief Executive Officer of Rothschild Asset Management and as Senior Managing Director for Rothschild North America. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. Ms. Krongard was also elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee.

Ms. Krongard brings to the Board expertise relevant to Xerox, including her substantial asset management expertise and her operational and leadership experience serving as a senior executive at large, complex asset management organizations. Ms. Krongard brings extensive investment, strategic planning and financial expertise gained as a director of other public companies. Ms. Krongard also has significant compensation, finance, audit, and corporate governance experience acquired through her service on the boards and committees of other publicly traded companies.

Scott Letier

Age: 60       Director since: 2018

Xerox securities owned: 14,459 vested DSUs

Options/Rights: 12,013 unvested DSUs

Occupation: Managing Director of Deason Capital Services, LLC

Education: B.B.A. with a concentration in accounting, Southern Methodist University — Cox School of Business

Board Committees: Compensation, Corporate Governance

Key Qualifications, Skills and Attributes:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Conduent Incorporated (since 2018); serves on various private company boards of directors, including MV Transportation; Colvin Resources Group; Grow 52, LLC (dba Gardenuity); Fund Advisory Board of Griffis Residential.

Other Background: Mr. Letier has been Managing Director of Deason Capital Services, LLC (“DCS”), the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family, from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves as Chairman of the Board of Directors of Conduent Incorporated, a provider of business process outsourcing services, and on the boards of directors of several private companies, including MV Transportation, Inc., the leading provider of para-transit services and the largest privately owned passenger transportation contracting firm in the United States, Colvin Resources Group, a Dallas based search and staffing firm, and Grow 52, LLC (dba Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a B.B.A. with a concentration in accounting from the Southern Methodist University — Cox School of Business.

With over 25 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Xerox, including his significant audit experience and investment and financial expertise serving as a private equity investment professional and chief financial officer.

Nichelle Maynard-Elliott

Age: 52

Xerox securities owned: 0 (New Director)

Options/Rights: 0

Occupation: Former Executive Director, Mergers & Acquisitions, for Praxair, Inc. (a wholly-owned subsidiary of Linde plc)

Education: B.A. in Economics, Brown University; J.D., Columbia University School of Law

Board Committees: (New Director)

Key Qualifications, Skills and Attributes:

• Leadership

• Global Business

• Financial

• Business Operations

• Diversity

• Public Company Boards & Governance

Other Directorships (past 5 years): Element Solutions Inc. (since 2018).

Other Background: Ms. Maynard-Elliott was Executive Director, Mergers & Acquisitions, for Praxair, Inc., a worldwide industrial gases company, from July 2011 to May 2019, where among other things, she advised Praxair on its $90 billion merger in 2018 with the Linde Group. She was responsible for evaluating and negotiating global acquisitions, divestitures, joint ventures, and other business combinations. Ms. Maynard-Elliott joined Praxair in 2003. Prior to Praxair, Ms. Maynard-Elliott served as an associate at the law firms of Kelley Drye & Warren, Pryor Cashman, and Weil, Gotshal & Manges. Ms. Maynard-Elliott has served as an independent director of Element Solutions Inc., a $4.7 billion global specialty chemicals firm, since 2018 and has served as a member of its compensation and audit committees since 2019.

With over 25 years of extensive financial and legal experience in mergers and acquisitions, business development and strategic alliances, Ms. Maynard-Elliott has a proven track record of creating shareholder value and this makes her a valuable addition to the Board. In addition, over the course of her executive and legal careers, Ms. Maynard-Elliott has led the charge in influencing and developing diversity and inclusion cultures in traditionally white male-dominated environments.

Steven D. Miller

Age: 32

Xerox securities owned: 0 (New Director)

Options/Rights: 0

Occupation: Portfolio Manager, Icahn Capital L.P.

Education: B.S., Duke University

Board Committees: (New Director)

Key Qualifications, Skills and Attributes:

• Financial

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Conduent Incorporated (since February 2021); Bausch Health Companies Inc. (since March 2021).

Other Background: Mr. Miller has been a portfolio manager for Icahn Capital L.P., a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate, and home fashion, since October 2020. He is responsible for analysis and engagement in connection with investments by Icahn Capital in public securities. Prior to joining Icahn Capital, Mr. Miller was an analyst in the New York office of BlueMountain Capital Management, LLC from 2013 to 2019. From 2011 to 2013, he was an analyst in the New York office of Goldman, Sachs & Co. Mr. Miller has served as a director of: Conduent Incorporated, a provider of business process outsourcing services, since February 2021, where he serves on the Finance Committee (chair) and Audit Committee; and Bausch Health Companies since March 2021, where serves on the Finance and Transactions Committee and the Special Transactions Committee. Carl C. lcahn has a non-controlling interest in each of Conduent Incorporated and Bausch Health Companies Inc.

Mr. Miller brings to the Board his investment and financial expertise, experience with complex debt matters and experience serving as an investment professional.

James L. Nelson

Age: 71

Xerox securities owned: 0 (New Director)

Options/Rights: 0

Occupation: Chief Executive Officer and Director, Global Net Lease, Inc.

Education: Directors College program at Stanford University Law School; Director Program at the University of Chicago Booth Business School

Board Committees: (New Director)

Key Qualifications, Skills and Attributes:

• Technology

• Leadership

• Financial

• Business Operations

• Public and Private Company Boards & Governance

Other Directorships (past 5 years): Roman DBDR Tech Acquisition Corp. (since December 2020); Herbalife Nutrition Ltd. (from 2014 to January 2021); Caesars Entertainment Corporation, a casino-entertainment company (from March 2019 to October 2020); Icahn Enterprises GP (from June 2001 to March 2019); New York REIT, Inc. (2015-2017).

Other Background: Mr. Nelson currently serves as the Chief Executive Officer of Global Net Lease, Inc. (GNL), a publicly-traded real estate investment trust, a position he has held since July of 2017, and, since March of 2017, as a director of GNL. He previously served as a member of GNL’s audit committee. He also currently serves as an independent director and chairman of the audit committee for Roman DBDR Tech Acquisition Corp., a special purpose acquisition company, or SPAC, formed for the purpose of effecting a business combination with one or more businesses with a focus on companies in the technology, media and telecom industries. Mr. Nelson previously served as a director of: Herbalife Nutrition Ltd. from 2014 to January 2021, where he was lead director from 2019 to 2021 and a member of the audit committee; Caesars Entertainment Corporation, a casino-entertainment company, from March 2019 to October 2020, where he was a member of the audit committee; Icahn Enterprises GP from June 2001 to March 2019, where he was a member of the audit committee; New York REIT, Inc. from November 2015 until June 2017; Viskase Companies, Inc. from April 2003 through April 2010; American Entertainment Properties Corp. from December 2003 until March 2013; Tropicana Entertainment Inc. from March 2010 until May 2014; Orbitex Financial Services Group from August 1995 until March 2001; Cequel Communications, an owner and operator of a large cable television system, from April 2008 to November 2012; Take Two Interactive Software, Inc. a publisher, developer, and maker of video games and video game peripherals, from April 2010 through November 2013; and Voltari Corporation (f.k.a. Motricity Inc.) from June 2011 to September 2015, where he was chairman of Voltari’s board of directors from January 2012 to September 2015. Carl C. Icahn had controlling interests in Herbalife Nutrition Ltd., Caesar’s Entertainment Corporation, and Tropicana Entertainment Inc. Mr. Nelson also previously served as chairman and chief executive officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009; chairman and chief executive officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients, from March 1998 through 2003; and chief executive officer and co-chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector, from August 1995 until July 1999.

With over 25 years of prior leadership roles and service on other company boards and committees, Mr. Nelson brings to the Board expertise relevant to Xerox, including his significant audit experience and his investment and financial expertise from serving as a director and chief executive officer.

Margarita Paláu-Hernández

Age: 64

Xerox securities owned: 0 (New Director)

Options/Rights: 0

Occupation: Founder and Chief Executive Officer, Hernández Ventures

Education: B.A., University of San Diego; J.D., UCLA School of Law

Board Committees: (New Director)

Key Qualifications, Skills and Attributes:

• Leadership

• Global Business

• Financial

• Public and Private Company Boards & Governance

• Diversity

Other Directorships (past 5 years): Conduent Incorporated (since 2019); Herbalife Nutrition, Ltd. (since 2018); Occidental Petroleum (since 2020); ALJ Regional Holdings, Inc. (2015 to 2019).

Other Background: In 1988, Ms. Paláu-Hernández founded Hernández Ventures, where she currently serves as chief executive officer. Hernández Ventures is a privately held entity engaged in the acquisition and management of a variety of domestic and international business interests. Ms. Paláu-Hernández served as United States Representative to the United Nations General Assembly 73rd Session from 2018 to 2019 with the personal rank of Ambassador. Ms. Paláu-Hernández has served as a director of: Herbalife Nutrition, Ltd. since 2018, where she is member of the compensation, audit and environmental, social & governance committees; Conduent Incorporated, a provider of business process outsourcing services, since 2019, where she is chair of the corporate governance committee and a member of the compensation committee; and Occidental Petroleum since 2020, where she is a member of the executive compensation and environmental health & safety committees. From 2015 to 2019, she served as a director of ALJ Regional Holdings, Inc., a company focused on acquiring and operating customer service-based businesses, where she was a member of the compensation, nominating and corporate governance committees. Ms. Paláu-Hernández also currently serves on the following boards: Smithsonian National Latino Board since 2016; Yale School of Management Council of Global Advisors since 2016; Yale School of Management Board of Advisors, Ex-Officio, since 2016; and Ronald Reagan UCLA Medical Board of Advisors since 2020. Ms. Paláu-Hernández and is a trustee emeritus of UCLA School of Law Board of Advisors and University of San Diego Board of Trustees.

With over 30 years of experience, Ms. Paláu-Hernández brings to the Board expertise relevant to Xerox, including her significant entrepreneurial experience in setting up companies and her leadership, global business, and financial expertise from serving on the boards of other public companies.

Giovanni (“John”) Visentin

Age: 58       Director since: 2018

Xerox securities owned: 419,125 shares of Common Stock

Options/Rights: 134,657 stock options; 647,644 RSUs; 879,632 PSUs

Occupation: Vice Chairman and Chief Executive Officer of Xerox Holdings Corporation

Education: Bachelor of Commerce, Concordia University (Montreal, Canada)

Board Committees: None — Chief Executive Officer

Key Qualifications, Skills and Attributes:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public Company Boards & Governance

Other Directorships (past 5 years): Presidio, Chairman of the Board of Directors (February 2015 to November 2017).

Other Background: Mr. Visentin joined Xerox as Vice Chairman and CEO in May 2018. Prior to joining Xerox, Mr. Visentin served as a senior advisor to the chairman of Exela Technologies from August 2017 to May 2018, an operating partner for Advent International from September 2017 to May 2018 and a consultant to Icahn Capital in connection with a proxy contest at Xerox from March 2018 to May 2018. From 2013 to 2017, he served as the executive chairman and chief executive officer of Novitex Enterprise Solutions and as an advisor with Apollo Global Management. Mr. Visentin was also a director and chairman of the board of Presidio, Inc. from 2015 to 2017. From 2011 to 2012, he served as executive vice president and general manager of Hewlett Packard Company’s enterprise services business. From 2007 to 2011, Mr. Visentin served as general manager of integrated technology services for IBM. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

With his significant experience in leading and transforming multibillion-dollar business units in the IT services industry during his time at both Hewlett-Packard and IBM, Mr. Visentin brings to the Board expertise relevant to Xerox. Mr. Visentin also brings to the Board significant strategic planning, company transformation, and financial expertise gained through his experience serving as chairman and chief executive officer at other companies.

The Board unanimously recommends a vote

FOR

the election of each of the nine directors nominated by the Board.

2021 Nomination and Standstill Agreements

On January 26, 2021, the Company entered into a Nomination and Standstill Agreement with Carl C. Icahn and certain of his affiliates (collectively, the “Icahn Group” and such agreement, the “Icahn Nomination Agreement”) and a separate Nomination and Standstill Agreement with Darwin Deason (“Deason” and such agreement, the “Deason Nomination Agreement” and, together with the Icahn Nomination Agreement, the “Nomination Agreements”).

Consistent with the Director, Nomination and Settlement Agreement dated May 13, 2018 by and among Deason, the Icahn Group, Xerox Corporation and certain current and former directors and officers of Xerox Corporation (the “2018 Nomination Agreement”), under the Icahn Nomination Agreement, each of the current directors Keith Cozza and Nicholas Graziano is designated as an “Icahn Designee” on the Board and current director Jonathan Christodoro is designated as an “Independent Designee” on the Board. Also, consistent with the 2018 Nomination Agreement, under the Deason Nomination Agreement, current director Scott Letier is designated as the “Deason Designee” on the Board.

Under the Nomination Agreements, the Company agreed to include the two Icahn Designees, the Independent Designee and the Deason Designee on the Company’s slate of director nominees for election at the 2021 Annual Meeting, subject to the right of the Icahn Group or Deason, as applicable, to designate a replacement who is approved by the Company, with such approval not to be unreasonably withheld, and who otherwise satisfies the requirements of the applicable Nomination Agreement.

If any Icahn Designee, the Independent Designee or the Deason Designee resigns from the Board or is not serving on the Board following his or her election or appointment (for any reason other than as a result of not being nominated by the Company for election at an annual meeting of shareholders or not being elected by shareholders at any annual meeting), then the Icahn Group or Deason, as applicable, has the right to designate a replacement who is approved by the Company, with such approval not to be unreasonably withheld, and who otherwise satisfies the requirements of the applicable Nomination Agreement.

The Company is not required to include the Icahn Designees, the Independent Designee or the Deason Designee on any slate of directors other than at the 2021 Annual Meeting. However, for any annual meeting of shareholders subsequent to the 2021 Annual Meeting, the Company has agreed to notify the Icahn Group or Deason, as applicable, no less than forty-five days before the advance notice deadline set forth in the By-Laws whether any of the Icahn Designees, the Independent Designee or the Deason Designee will be nominated by the Company for election as a director at such annual meeting.

Under the Icahn Nomination Agreement, one Icahn Designee is required to resign from the Board if the Icahn Group does not have a net long position (as defined in the Icahn Nomination Agreement) in at least 19,838,590 shares of Common Stock, and both Icahn Designees are required to resign from the Board if the Icahn Group does not have a net long position in at least 9,919,295 shares of Common Stock, all subject to applicable anti-dilution adjustment. Under the Deason Nomination Agreement, the Deason Designee is required to resign from the Board if Deason does not have a net long position in at least 9,919,295 shares of Common Stock, all subject to applicable anti-dilution adjustment. Each of the Nomination Agreements includes certain specified limits on the size of the Board, subject to the terms of those respective agreements. Under the applicable Nomination Agreements, the Icahn Group, Deason and their respective controlled affiliates have agreed to certain standstill and voting commitments during the particular specified periods set forth in the respective Nomination Agreement.

The foregoing descriptions of the Nomination Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such Nomination Agreements, which are filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K dated January 26, 2021, respectively, and filed with the SEC.

CORPORATE SOCIAL RESPONSIBILITY

For generations, Xerox has stood for innovation, quality, and an excellent customer experience. Led by the core values our founder established a half century ago, we strive to conduct business ethically and in an environmentally and socially conscious manner. We are the company that revolutionized the office, created printing-on-demand, and repeatedly reinvented and transformed to keep pace with the demands of our customers and the market. We set goals, track our progress, communicate, and share best practices to improve the quality of work and life, keeping to the core value of corporate citizenship.

Today, we honor this heritage by turning investments in innovation into products and services that help our customers and clients be more productive, profitable, and sustainable. We are helping define the future of work and enabling printing beyond paper with new technologies designed to disrupt the market and change the way we think about workflows and information processes. This is our contribution to a more sustainable world.

Alignment with the United Nations Sustainable Development Goals (SDGs)

The 2030 Agenda of the United Nations for Sustainable Development provides a global blueprint for dignity, peace and prosperity for people and the planet, now and in the future. Achieving the SDGs requires immediate and accelerated actions by countries along with collaborative partnerships among governments and stakeholders at all levels.

Technology companies, like Xerox, are important stakeholders that can lead by example in their own operations and provide the solutions and countermeasures globally to achieve the goals.

Established over a half century ago by founder Joseph C. Wilson, our corporate values have stood the test of time and align with the SDGs. We will continue our efforts to bring our Operations and those of our customers closer to goal.

Since our work aligns with the United Nations Sustainable Development Goals (SDGs), we have included SDG icons beside section titles throughout this portion of the Proxy Statement to note the alignment.

Our Corporate Social Responsibility Goals

Below is a summary of some of our environmental and social goals and a status of our progress toward achieving those goals. More detailed information can be found in our 2020 Corporate Social Responsibility Report which is available on our website at xerox.com/en-us/about/corporate-social-responsibility, as well as in our Corporate Social Responsibility Progress Summary, also available from xerox.com. under “About Xerox – Corporate Information — Corporate Social Responsibility.” Information about Environment, Health, Safety, and Sustainability at Xerox, including details of our initiatives with respect to carbon footprint, paper, clean air & water, waste, chemical management, and health & safety, is available on our website at www.xerox.com/en-us/about/ehs. Information on the Xerox website is not incorporated by reference into this Proxy Statement.

Environmental Goals

Operations

Goal	2020 FY Progress*
100% landfill avoidance	91.9%
25% reduction in energy use by 2025, from 2016 baseline	20%
25% reduction in GHG emissions by 2025, from 2016 baseline	40%
20% renewable energy use by 2020	20%
60% reduction in GHGs (Scope 1 + 2) by 2030 from 2016 baseline	40%
Carbon Neutral (Scope 1 + 2 + 3) by 2040	25%
35% reduction in water use by 2020, from 2010 baseline	45%

*	preliminary estimate pending third-party validation expected in May 2021.

Products

Goal	2020 Results
100% newly launched and eligible products achieve Energy Star®	100%
100% newly launched and eligible products achieve EPEAT®	100%

Labor: Balanced Workforce/Diversity

Goal	2020 Results
% of woman managers — Europe, Middle East, and Africa	26.1%
% of woman managers — the Americas	26.8%
% of woman managers — Asia Pacific and Japan	19.6%
7% veterans — U.S.	3.8%

Paving the Path Forward in a COVID-19 World

Xerox has actively managed our response to the COVID-19 pandemic from early in 2020, continuing to evolve protocols and processes as needed. In February 2020, we activated our business continuity and pandemic preparedness plans, which contain some of the latest standards from industry best practices and the Company’s own experience. We set up a COVID-19 Response Team that includes senior leaders from across the enterprise as well as members from the Environmental, Health, Safety and Sustainability (EHS&S), Corporate Security, Human Resources and Communications teams. The COVID-19 Response Team acted swiftly to monitor and implement all COVID-19 guidance from the Centers for Disease Control and Prevention (CDC); the World Health Organization (WHO); and federal, state, local and international governments, as applicable. The efforts of the COVID-19 Response Team were critical since many of our employees and operations are considered “essential” with a large portion of employees continuing to work at our facilities or on site with those clients also considered essential. We learned lessons quickly and leveraged them to establish safety protocols and criteria to determine how and when we can safely resume more on-site operations at both Xerox and client facilities. As a result, we created an extensive set of health and safety protocols that Xerox facilities and operations across the world will implement.

These protocols, combined with the Company’s cautious, methodical, and phased approach, enabled us to safely return more than 50% of our active employees to their workplaces by July 2020. We plan to return additional employees to workplaces based on COVID-19 case trends, testing availability, hospital capacity, vaccination timelines and other relevant health factors that make returning safe.

Given our strong focus on innovation, we were able to quickly form a team of the Company’s top engineers, researchers, and scientists to creatively address the COVID-19 challenges. It was clear we all had a role to play and our finest problem-solvers were up for the task. Within weeks, Xerox was working to:

•	Scale up production of a disposable, low-cost ventilator and related airway pressure monitor;

•

Produce 10,000 three-layered, cotton face masks for Rochester Regional Health using N95 filter material from our Xerox® iGen® manufacturing process, in partnership with Hickey Freeman, a menswear retailer;

•	Make hospital-grade hand sanitizer at our facilities outside of Toronto, Ontario, and Rochester, New York;

•	Manufacture approximately 20,000 face shields for customers, including hospitals, senior living centers and dentists throughout the U.S.; and

•	Produce disinfectants included on the U.S. Environmental Protection Agency’s (EPA) List N of disinfectants used against SARS-CoV-2, the virus that causes COVID-19.

Clients from across the world also turned to Xerox for traditional and non-traditional support, and many of our team members worked around the clock to deliver it. Following are some examples of how Xerox helped clients respond to COVID-19:

•	Stood up printer networks for field hospitals in several U.S. states and abroad the USNS Mercy and the USNS Comfort for deployments to Los Angeles and New York;

•	Aided several state and local governments with printing unemployment and welfare checks, health bulletins and business loan information;

•	Helped schools transition to remote learning with IT services and printing learning packets;

•	Worked with retailers such as Morrisons, the fourth largest chain of supermarkets in the U.K., to print and place thousands of social distancing signs and stickers; and

•

Developed the Xerox® Team Availability App in five days to provide one of the largest hospitals in the U.K. with a real-time view of each employee’s work location, availability and compliance with relevant health and safety protocols. We have since made this app available to all clients and deployed it internally.

Diversity, Inclusion and Belonging

Diversity, inclusion and belonging (DIB) is an essential part of Xerox’s culture. Our long history of promoting diversity in our ranks began over a half-century ago, with the leadership of one man: Joseph C. Wilson, the first CEO of modern-day Xerox. Thanks to his vision, diversity became a part of our value system.

First introduced at the White House by President Obama, the Wilson Rule, named after Joseph C. Wilson and the long-established norm of diversity in the Xerox workplace, marks enhanced efforts to increase the representation of minorities and women in management and senior-level professional positions. The Wilson Rule requires that women and minorities be among the final pool of qualified candidates for open management and senior-level professional positions in the U.S. Outside the U.S., women must be considered among the final pool of qualified candidates for the same management and senior-level professional positions.

Today, we have one of the most diverse workforces in the world. Through diversity of backgrounds and perspectives, we gain the benefit of different ways of looking at our business, leading to innovative breakthroughs for our customers and more engaging work for our people. Globally, we create policies that support our business goals and reflect the culture of the countries in which we do business. Xerox’s policy is not to discriminate on the basis of race, color, religious belief, sex, age, national origin, citizenship status, marital status, union status, sexual orientation, or gender identity.

And we continue to learn and adapt every day. We build and sustain a global workforce and supply base that reflect and connect with the people in the various communities we serve. In today’s changing, connected world, our shared commitments to respect each other and listen to each other remain critical to our success.

We recognize that DIB gains will not be sustained unless our workplace promotes and encourages new ways of problem-solving and diversity of thought. To that end, we promote understanding and inclusion through a comprehensive set of DIB initiatives and strategies:

•	Our balanced workforce strategy drives equitable representation in all areas of our company, all around the world.

•	Our work-life programs assist our people in the many aspects of their personal lives.

•	We educate all of our people on diversity programs, policies, and achievements, and we ensure DIB principles are communicated to all of our people.

•	We continually develop and evolve strategies that leverage diversity to gain a competitive global advantage and to drive market excellence.

•	Our supplier diversity program ensures we are actively committed to purchasing supplies and products from small and diverse enterprises.

•	We address diversity disparities by identifying shortfalls and closing those gaps.

•	We are building a diverse pipeline and accelerating the careers of underrepresented talent within the organization.

•

We are building relationships with external organizations to ensure that our incoming talent better reflects the markets and communities we serve. For example, we are working with AI vendors to increase the pool of women and diverse candidates for our job openings using their unique artificial intelligence algorithms.

•

We are reinforcing a Company-wide culture of belonging. In 2020, we held our first-ever global DIB virtual conference, hosted by our Employee Resources Groups (ERGs), which was open to all Xerox employees. The conference was an important milestone in our ongoing commitment to cultivating global and diverse teams across the Company.

•

We are extending our reach into the communities we serve. For example, in the U.S., we are partnering with A Better Chance (ABC) and the Thurgood Marshall College Fund Leadership Institute to help underrepresented and financially challenged youth pave a better career future. In the U.K., we support Blueprint for All to further their work and honor their mission of working with young people and local communities to create an inclusive society for all.

•

We are measuring our progress and continue to be transparent by utilizing our Corporate Social Responsibility Report to inform the public about our strategy and progress. We are confident that over time, our efforts will yield sustainable progress in this critical business challenge.

More information about our global DIB initiatives and strategies is available on our website at www.xerox.com/en-us/jobs/diversity. Information on the Xerox website is not incorporated by reference into this Proxy Statement.

Environmental Social Governance (ESG)

At our core is a deep and long-lasting commitment to ESG, a pledge to inspire and support our people, conduct business ethically across the value chain and preserve our planet. This commitment stems from our corporate values established over sixty years ago which include: succeeding through satisfied customers; delivering quality and excellence in all we do; requiring a premium return on assets; using technology to develop market leaders; valuing and empowering our employees; and behaving responsibly as a corporate citizen.

We continue this legacy by turning investments in innovation into products and services that help our customers be more productive, profitable, and sustainable. By making smart investments in technologies that afford our customers added agility, personalization, automation, and better workflow as part of our customer-centric approach, we reinforce our corporate social responsibility efforts. We do this by driving efficiency in our own operations, as well as in workplaces, communities, and cities around the world. We recognize the world’s challenges such as climate change and human rights and understand the role we play.

We are focused on how we can simplify work, deliver more personalized experiences, and improve productivity through new technologies. We strive to connect the physical and digital worlds without adversely affecting the environment, human health, or safety.

Our pledge to inspire and support our people, conduct business ethically and protect our planet remains at the core of everything we do. At Xerox, we believe in continuously improving, and we apply this mentality to ensuring we are always finding ways to improve the sustainability of our operations.

The Xerox 2020 Corporate Social Responsibility (CSR) Report (available on our website at xerox.com/en-us/about/corporate-social-responsibility) describes our management approach related to ESG. The content of our website is not incorporated by reference into this Proxy Statement. Xerox’s CSR report highlights include:

Environment

Pioneering a Circular Economy

We aim to design products, packaging and supplies that efficiently use resources, minimize waste, reuse material where feasible and recycle what cannot be reused. To meet this commitment, we developed several collection and waste reduction programs, and we design technology to align with the circular economy’s key elements.

Starting more than 20 years ago with the 5090-product family, Xerox has kept toner cartridges out of landfills thanks to our remanufacturing process, which recovers toner cartridges and waste toner for reuse.

Remanufactured consumables, containing an average of 90% reused/recycled parts, are built and tested to the same performance specifications as new products. If items are not suitable for remanufacturing, they are recycled or recovered through energy from waste.

Equipment Takeback and Recycling

Xerox is committed to collecting and reusing equipment after the end of its useful life. In geographies where we exercise direct control over the end-of-life management of equipment, return rates are high. In 2019, 6,900 metric tons of equipment and parts-related waste were diverted from landfills to recycling at our U.S. Reverse Logistics Center. Globally, that volume rises to 16,000 metric tons. We also participate in several European Union member states’ Waste Electrical and Electronic Equipment (WEEE) programs, however, the equipment collected and recycled through these programs is not included in our recycling data.

Responsible Operations

To meet the Company’s commitment for reducing energy use and protecting the climate, the long-term strategy is to continue to invest in technologies that reduce the carbon footprint of our operations and develop technologies that help clients reduce the energy and environmental impact of their businesses. We will continue to pursue energy reduction through the following means that have been proven drivers in our past reduction efforts:

•	Manufacturing process changes;

•	Improved product reliability and field support strategies;

•	Building consolidations and facility upgrades; and

•	Product innovation (e.g., toners that require less energy to manufacture and less material to achieve print quality).

Beyond energy reduction, we will further reduce our Greenhouse gas (GHG) emissions by employing low- and no-carbon alternatives, such as alternative fuels for many of our service and sales fleet vehicles and renewable energy for Xerox operations.

Our aim is to achieve carbon neutrality no later than 2040, and we are well on our way. Since establishing our first targets in 2003, we have achieved significant reduction in our energy consumption and GHG emissions. Between our first baseline year of 2002 and 2016, we reduced our annual emissions rate by 304,000 tons, totaling 2.2 million avoided tons of carbon dioxide equivalents (CO2e). In 2016, we created a goal to reduce Scope 1 and Scope 2 GHG emissions by an additional 25% by 2025, which we achieved by year-end 2019. We are now focused on reducing our Scope 1 and 2 GHG emissions by at least 60% (against the Company’s 2016 baseline) by 2030, in line with the ambitious 1.5°C science-based global warming target. This means we will have reduced emissions by 85% as compared to emissions in the company’s original 2002 baseline year. We intend to have this science-based target validated by a third-party in 2021.

Other environmental achievements include:

•	Over 1.8 billion pages offset through the PrintReleaf program.

•	100% of newly-launched, eligible Xerox products satisfied the Electronic Product Environmental Assessment Tool (EPEAT®) and EPA ENERGY STAR® eco-labels.

•	40% reduction in GHG emissions from our operations using a 2016 baseline; moving us closer to our goal of 60% GHG reduction by 2030.

Social

•	Leveraged expertise and experience to produce single-use/low-cost ventilators, disinfectants, and hospital-grade sanitizer.

•	Cross-functional, cross-organizational team formed to ensure employee safety and on-going business continuity.

•

Continued our legacy of Diversity, Inclusion & Belonging with a new roadmap to accelerate careers of high-potential diverse employees and women and partnering with others, including A Better Chance, Thurgood Marshall College Fund and FIRST For Science and Technology, and two times matching gifts for Diversity & Inclusion organizations.

•	Supplier spend with suppliers included small Tier I, minority-, woman- or veteran-owned businesses. Our 2020 spend with Small Tier I businesses alone totaled $354 million.

Governance

•

We report in accordance with Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate Change-related Disclosure (TCFD) protocols, all publicly available from xerox.com.

•	100% of production suppliers required to adhere to Responsible Business Alliance (RBA) Code of Conduct.

•	Board oversight of corporate social responsibility.

•	Disclosure of all political activities and trade association memberships.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct can be accessed through our website at xerox.com/governance (under Board Conduct and Ethics), xerox.com/en-us/about/corporate-social-responsibility/finance-code-of-conduct, and xerox.com/governance (under Code of Business Conduct), respectively. Our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, as may be required under applicable U.S. Securities and Exchange Commission (SEC) and NYSE rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines, and committee charters.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders, and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Pursuant to the Icahn Nomination Agreement as discussed above, current directors Keith Cozza, who is Chairman of our Board, and Nicholas Graziano are the Icahn Designees and Jonathan Christodoro is the Independent Designee, with the Icahn Group having the right to replace any of its director designees during the period covered by the Icahn Nomination Agreement with individuals selected by the Icahn Group and who are subject to Company approval. The Icahn Group has chosen to replace Mr. Graziano with Steven D. Miller as one of the Icahn Designees and to replace Mr. Christodoro with James L. Nelson as the Independent Designee on the slate of director nominees for election at the 2021 Annual Meeting. The Board has approved these replacements. In addition, the Company is increasing the size of the Board from seven directors to nine directors effective at the Annual Meeting. Nichelle Maynard-Elliott and Margarita Paláu-Hernández were recommended by a non-management director and, with the recommendation of the Corporate Governance

Committee, have been included in the slate of director nominees recommended by the Board for election as a director at this Annual Meeting.

Board Diversity

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences, and perspectives to the Board. In February 2020, the Board amended our Corporate Governance Guidelines to require that the initial list of candidates from which new, management-supported director nominees are chosen by the Corporate Governance Committee should include, but not necessarily be limited to, qualified women and minority candidates. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment, and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than November 8, 2021 and no later than December 8, 2021 will be considered for nomination at the 2022 Annual Meeting of Shareholders

Shareholder Proxy Access

In March 2020, the Board adopted Amended and Restated By-Laws of the Company (By-Laws), which added Section 13 to Article I of the By-Laws, to permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding Common Stock continuously for at least three (3) years, to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two (2) directors or twenty percent (20%) of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The By-Laws are available on our website at: xerox.com/governance (under By-Laws).

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its experience and knowledge to appoint the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.

During the Board’s evaluation of its leadership structure, the Board took into account many factors, including the specific needs of the Board and the business, our Corporate Governance Guidelines, and the best interests of our shareholders. Upon recommendation of the Corporate Governance Committee, the non-employee directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interests of the shareholders to maintain the separate Chairman and CEO role currently in place. This structure allows our CEO, who also serves as our Vice Chairman, to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. The Board deems this overall board governance structure appropriate as it benefits from the CEO’s knowledge of the Company operations and substantial board experience, while maintaining Board independence in the Chairman role. Our independent Chairman leads the Board in its responsibilities by performing the following duties: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors.

Our Board is currently 86 percent comprised of directors who qualify as independent directors, and if the nine director nominees are all elected at the Annual Meeting, our Board will be 89 percent comprised of directors who qualify as independent directors. We have an independent Chairman and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.

Risk Oversight

Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Office, and various internal control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for certain aspects of risk management. In addition to its responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting, and disclosure matters, and also on our Ethics, Litigation, Information and Cyber Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

We believe that our leadership structure supports the risk oversight function of the Board. Our CEO serves on the Board and is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)

he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the NYSE and all other applicable laws, rules, and regulations regarding director independence, in each case from time to time in effect;

(2)

he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE corporate governance rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and

(3)

in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors are independent under the NYSE corporate governance rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships, including with respect to those directors covered by the 2021 Nomination Agreements discussed above. See Certain Relationships and Related Person Transactions.

Based on the results of the aforementioned review, 89% of our nominees for election as directors are deemed to be independent.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended (Regulation S-K). The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person.”

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2020, we had one non-executive employee who is a family member of a current executive officer, is employed by Xerox and received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions). This is a routine employment arrangement entered into in the ordinary course of business with compensation commensurate with that of the employee’s peers, and the terms of employment are consistent with the Company’s human resources policies. For 2020, the compensation of Kimberly Finley, spouse of Joseph H. Mancini, Jr., our Chief Accounting Officer, was $515,088. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for nearly 30 years.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2020 for each committee and a list of the members of each committee. From time to time or as necessary, the Board also forms special committees to provide oversight and/or review of specific matters.

Audit Committee (10 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Audit Committee include:

•	oversee the integrity of the Company’s financial statements;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;

•	assess qualifications and independence of the Company’s independent registered public accounting firm;

•	assess performance of the Company’s independent registered public accounting firm and the internal audit function;

•

review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;

•	review changes in working capital policies and procedures with management; and

•	review and approve the Company’s Code of Business Conduct.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this Proxy Statement beginning on page 92.

Members: Jonathan Christodoro, Joseph J. Echevarria, and Nicholas Graziano.

Chairman: Mr. Echevarria

The Board has determined that all of the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE corporate governance rules and (2) “audit committee financial experts,” as defined in the applicable SEC rules, and (3) financially literate. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee (7 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Compensation Committee include:

•	oversee development and administration of the Company’s executive compensation plans;

•	set the compensation of the CEO and other executive officers;

•	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

•	oversee the evaluation of the CEO and other executive officers;

•	have sole authority to retain and terminate the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers;

•	be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;

•

conduct an independence assessment of any compensation consultants to the Compensation Committee, including consideration of the six independence factors required under SEC rules and NYSE listing standards; and

•	review and approve employment, severance, change-in-control, termination, and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page 33) and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The CD&A discusses the material aspects of the Company’s compensation objectives, policies, and practices. The Compensation Committee’s report appears on page 64 of this Proxy Statement.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated to the CEO authority under the Company’s equity plan to grant equity awards to employees who are not executive officers or officers directly reporting to the CEO. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2020, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed beginning on page 50 of this Proxy Statement.

Members: Jonathan Christodoro, Cheryl Gordon Krongard, and Scott Letier.

Chair: Ms. Krongard

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and NYSE corporate governance rules. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee (3 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

•	identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;

•	advise the Board regarding Board composition, procedures and committees;

•	develop, recommend to the Board and annually review the Corporate Governance Guidelines applicable to the Company;

•	review significant environmental and corporate social responsibility matters;

•	administer the Company’s Related Person Transactions Policy;

•	evaluate and recommend director compensation to the Board; and

•	oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Keith Cozza, Cheryl Gordon Krongard, and Scott Letier.

Chairman: Mr. Cozza

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE corporate governance rules.

Finance Committee (3 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at xerox.com/governance.

The responsibilities of the Finance Committee include:

•	review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;

•	review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and

•

review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: Jonathan Christodoro, Joseph J. Echevarria, and Nicholas Graziano.

Chairman: Mr. Graziano

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE corporate governance rules.

Attendance of Directors

Attendance: 20 meetings of the Board and 23 meetings of the Board committees were held in 2020. All directors attended at least 75 percent of the total number of meetings of the Board, and Board committees on which they served, during the period in which they served as a Xerox director, unless they had been recused from the meeting. To encourage transparency and free exchange of information, all directors generally attended all of the Board committee meetings, regardless of whether they were a member of the committee that was meeting. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All directors attended the 2020 Annual Meeting of Shareholders, which was held virtually. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

SUMMARY OF ANNUAL DIRECTOR COMPENSATION

2020 Compensation of Directors

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Visentin did not receive any additional compensation for his service on the Board during 2020.

During 2020, the annual cash retainer for directors was $85,000 (for the fiscal year January 1 to December 31); the value of the annual equity retainer for directors was $200,000 (for the period from one annual meeting to the next annual meeting); the chair of the Audit Committee received an additional $30,000; Audit Committee members each received an additional $15,000; the chair of the Compensation Committee received an additional $25,000; Compensation Committee members each received an additional $12,500; the chair of the Corporate Governance Committee received an additional $20,000; the chair of the Finance Committee received an additional $15,000; and the Corporate Governance and Finance Committee members each received an additional $10,000. The additional fee for the independent (non-executive) Chairman of the Board was $100,000 per year. In addition, there is an annual total compensation cap of $750,000 for each non-employee director. Because we have an independent Chairman of the Board, we do not have a Lead Independent Director. Although the 2019 Amendment and Restatement of the Equity Compensation Plan for Non-Employee Directors (“2004 Directors Plan”) would permit it, the Board has determined that directors currently do not have an option to receive additional equity in lieu of cash fees. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Directors currently receive their annual equity retainer in the form of RSUs, unless they elect to receive DSUs (new DSUs) (described below) instead of RSUs, with such election to be made prior to the year in which the new DSUs are earned. RSUs generally vest one year following the date of grant and are paid out in shares of our common stock within 30 days of the vesting date. New DSUs generally vest one year following the date of grant but are not paid out until 30 days following a director’s termination of Board service.

All non-employee directors are expected to establish a meaningful equity ownership interest in the Company, which is currently equal in value to five times the annual Board cash retainer. This requirement shall be achieved within five years of the initial date of election as director and may be achieved by a director holding RSUs, DSUs (including old DSUs as described below) or a combination of both.

Prior to 2019, the director’s annual equity retainer was paid by Xerox Corporation in DSUs (old DSUs). By serving on the Board for a period of approximately one and a half years, a director would hold old DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. The longer a director served on the Board and was paid an equity retainer in the form of old DSUs, the larger his or her equity ownership interest in the Company would become because, by their terms, all old DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death. If there is a change in control of the Company, the terms of the 2004 Directors Plan provide that DSUs (old and new) be paid out in cash as soon as practicable.

Each director is prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock (collectively, hedging). “Short sales” are also prohibited. Under the Company’s insider trading policy, directors are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for directors who have entered into trading plans pursuant to SEC Rule 10b5-1. In addition, under the Company’s insider trading policy, directors are prohibited from pledging Xerox stock, including depositing Xerox securities in margin accounts at brokerage firms, or using Xerox stock as collateral.

DSUs are a bookkeeping entry that represent the right to receive one share of common stock at a future date. Vested DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of common stock would be entitled to receive in dividends. Vested RSUs (which are issued in the form of common stock following vesting) receive regular cash dividends at the same time and in the same amount as other shareholders. Dividend equivalents are not credited with respect to DSUs or RSUs that have not vested; however, when DSUs or RSUs initially vest, they are credited with dividend equivalents equal to the dividends that would have been paid during the vesting period. DSU dividend equivalents are paid in the form of additional DSUs, and RSU dividend equivalents are paid in the form of cash. The DSUs and RSUs are issued under the 2004 Directors Plan, which was approved by Xerox Corporation shareholders at the 2004 Annual Meeting of Shareholders, amended and restated, with shareholder approval, in 2013, and adopted in 2019 by Xerox Holdings Corporation upon consummation of the merger of Xerox Corporation into a subsidiary of Xerox (Reorganization). Awards that were outstanding prior to the Reorganization are to be paid in shares of Xerox common stock.

Individually, the compensation for each non-employee director during fiscal year 2020 was as follows:

Name of Director	Fees Earned or Paid in Cash $ (1)	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $ (3)	Total $

Jonathan Christodoro	$122,500	$200,000	-	-	-	-	$322,500

Keith Cozza	$205,000	$200,000	-	-	-	-	$405,000

Joseph J. Echevarria	$162,500	$200,000	-	-	-	-	$362,500

Nicolas Graziano	$152,500	$200,000	-	-	-	-	$352,500

Cheryl Gordon Krongard	$157,500	$200,000	-	-	-	-	$357,500

Scott Letier	$145,000	$200,000	-	-	-	-	$345,000

(1)	Includes fees received in 2020 by Mr. Echevarria, Ms. Krongard, Mr. Graziano and Mr. Letier for service on special Board committees.

(2)

The value of compensation awarded in the form of DSUs or RSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs and RSUs awarded during 2020 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation — Stock Compensation, and excludes dividend equivalents accrued during the period. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 24 to our audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 25, 2021.

Effective January 1, 2019, we changed from awarding DSUs quarterly in advance to awarding DSUs and/or RSUs annually on the date of the annual meeting of shareholders. The DSUs and/or RSUs awarded annually are for the period from annual meeting to annual meeting, rather than the fiscal year in which they were awarded, and do not vest unless the director completes the year of service from one annual meeting to the next annual meeting. For 2020, all Directors elected to receive DSUs instead of RSUs for the equity portion of their compensation.

The total number and value of all DSUs (vested and unvested and including DSU dividend equivalents) as of the end of 2020 (based on the December 31, 2020 closing market price of our common stock of $23.19) held by each director is as follows: Mr. Christodoro, 36,378 ($843,606); Mr. Cozza, 19,865 ($460,669); Mr. Echevarria, 35,599 ($825,541); Mr. Graziano, 26,472 ($613,886); Ms. Krongard, 35,599 ($825,541); and Mr. Letier, 26,472 ($613,886).

(3)

In accordance with applicable SEC rules, dividend equivalents accrued in 2020 on DSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs and RSUs.

For information on compensation for Mr. Visentin, a director and the Vice Chairman and Chief Executive Officer of Xerox, see the Summary Compensation Table beginning on page 65.

Looking Ahead: 2021 Compensation of Directors

For 2021, the annual equity retainer for directors will remain at $200,000. However, if the amended and restated Equity Compensation Plan for Non-Employee Directors is approved by shareholders at the Annual Meeting (see “Proposal 4 — Proposal to Approve the Company’s Amended and Restated Equity Compensation Plan for Non-Employee Directors”), beginning on the date of the Annual Meeting and until otherwise changed by the Board, the annual cash fee of $85,000, the cash fee for serving as independent (non-executive) Chairman of the Board and the various committee cash fees will no longer be paid in cash but will instead be paid in the form of additional RSUs or additional new DSUs, as elected by the individual directors, and will be for service from annual meeting to annual meeting instead of on a calendar year basis. Directors will continue to receive cash reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group that, owns beneficially more than 5% of any class of the Company’s voting securities as of February 28, 2021, except as otherwise set forth below.(1)

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Percent of Total Current Voting Power (3)

Mr. Carl C. Icahn c/o Icahn Capital LP 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	30,173,035 (4)	15.48%	-	-	15.42%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	17,782,370 (5)	9.12%	-	-	9.09%

Darwin Deason 5956 Sherry Ln., Suite 800 Dallas, TX 75225	15,283,657 (6)	7.84%	180,000	100%	4.71%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,902,419 (7)	5.08%	-	-	5.06%

(1)

The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power, or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D/A) filed by the named entity with the SEC. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares. Percentage ownership of our Common Stock in the table is based on 194,955,891 shares of Common Stock outstanding as of February 28, 2021.

(2)	Percentage ownership of our Series A Preferred Stock in the table is based on 180,000 shares of Series A Preferred Stock outstanding as of February 28, 2021.

(3)

As of February 28, 2021, there were 194,955,891 shares of our Common Stock and 180,000 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of shares of Common Stock, as a single class. The shares of Series A Preferred Stock were convertible into 6,741,572 shares of Common Stock as of February 28, 2021, and are entitled to one vote for each ten shares of Common Stock into which they are convertible. As a result, the shares of Series A Preferred Stock are entitled to an aggregate of 674,157 votes. This column is intended to show total current voting power and does not take into account shares of our Common Stock that may be acquired within 60 days of February 28, 2021 pursuant to the conversion of Series A Preferred Stock.

(4)

Based solely on the Schedule 13D/A filed on February 25, 2021, represents shares of Common Stock held by Carl C. Icahn and the following group of entities associated with Mr. Icahn: Icahn Partners Master Fund LP (Icahn Master), Icahn Offshore LP (Icahn Offshore), Icahn Partners LP (Icahn Partners), Icahn Onshore LP (Icahn Onshore), Icahn Capital LP (Icahn Capital), IPH GP LLC (IPH), Icahn Enterprises Holdings L.P. (Icahn Enterprises Holdings), Icahn Enterprises G.P. Inc. (Icahn Enterprises GP), Beckton

Corp. (Beckton) and Mr. Icahn (collectively, the Reporting Persons). A business address of each of Icahn Master, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton, and Mr. Icahn is 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. The Reporting Persons may be deemed to be the beneficial owner of, in the aggregate, 30,173,035 shares of Common Stock.

Icahn Master has sole voting power and sole dispositive power with regard to 12,534,516 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 17,638,519 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of Common Stock that Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of Common Stock that Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(5)

Based solely on the Schedule 13G/A filed on February 10, 2021, the Vanguard Group, Inc. and its subsidiary companies have sole voting power for 0 shares of Common Stock, sole dispositive power for 17,166,409 shares of Common Stock, shared voting power for 238,743 shares of Common Stock and shared dispositive power for 615,961 shares of Common Stock. The Vanguard Group, Inc. and its subsidiary companies may be deemed to beneficially own a total of 17,782,379 shares of Common Stock.

(6)

Based solely on the Schedule 13D/A filed on January 27, 2021, Darwin Deason has sole voting power and sole dispositive power for 15,283,657 shares of Common Stock (including 6,741,572 shares issuable on the conversion of 180,000 shares of Series A Preferred Stock), and has no shared dispositive or shared voting power for any of the shares.

(7)

Based solely on the Schedule 13G/A filed on January 8, 2021, BlackRock, Inc. and its subsidiary companies have sole voting power for 8,978,768 shares of Common Stock and sole dispositive power for 9,902,419 shares of Common Stock, and have no shared voting power or shared dispositive power for any of the shares. BlackRock, Inc. and its subsidiary companies may be deemed to beneficially own a total of 9,902,419 shares of Common Stock.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 28, 2021, were as follows.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest

Steven J. Bandrowczak	96,210	558,189

Jonathan Christodoro	0	36,378

Keith Cozza	50,000	75,981

Joseph J. Echevarria	0	35,599

Michael D. Feldman	220,498	443,594

Nicholas Graziano	0	26,472

Xavier Heiss	76,708	233,433

Cheryl Gordon Krongard	25,000	60,599

A. Scott Letier	0	26,472

William F. Osbourn, Jr.	85,719	85,719

Louis J. Pastor	22,273	214,653

Hervé N. Tessler	123,413	159,557

Giovanni (John) Visentin	419,125	2,081,058

All directors and executive officers as a group (17)[1]	1,102,306	4,502,384

[1]

Excludes Mr. Tessler, who retired from his role as Executive Vice President effective February 28, 2020, and Mr. Osbourn, who resigned from his role as Executive Vice President and Chief Financial Officer effective September 30, 2020, and are no longer executive officers of the Company.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding at February 28, 2021. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers identified as “Named Executive Officers” in accordance with SEC rules. Shares of Common Stock which directors and executive officers had a right, within 60 days of February 28, 2021, to acquire upon the exercise of options or rights or upon vesting of performance share units, deferred stock units or restricted stock units are included on a gross basis. Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person (but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table).

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column, plus stock options, performance shares, restricted stock units and deferred stock units, as applicable, held by directors and executive officers that are not exercisable within 60 days of February 28, 2021.

Address: Unless otherwise noted, the address of each person named in the table is c/o Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% or greater shareholders to file with the SEC reports of ownership and changes in ownership of Common Stock of the Company. Based solely on our review of those reports and written representations that no other reports were required to be filed, the Company believes that all Section 16 reports for its directors and executive officers were timely filed during 2020.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders,

On behalf of the entire Compensation Committee of the Board of Directors, I want to thank you for your support of Xerox.

The COVID-19 pandemic brought about unprecedented and unanticipated changes at all levels of society, worldwide. How we live and work are still taking shape. Just before the pandemic took hold in early 2020, our, at the time, new leadership team was approximately one year into a three-year strategic plan. In 2019, the first year of that plan, we overachieved almost all of our financial targets and our stock price improved 87% from the end of 2018.

Our operations were heavily affected in 2020 by various external factors related to protecting public health. Countries, states, cities, and companies imposed a wide range of restrictions on residents, employees, and customers’ physical movement to limit the spread of COVID-19. Travel limitations, quarantines, shelter-in-place orders, and shutdowns are examples of measures taken. Such a decrease in mobility and the shift to remote working put pressure on demand for our services. Moreover, these restrictions limited our ability, as well as that of our channel partners, to sell, install and service our equipment for our customers.

While our operations were disrupted by the pandemic, the progress made within the first year of our strategic plan positioned us to be both prepared and resilient in the face of the COVID-19 pandemic. In each quarter of 2020, we generated positive operating cash flow from continuing operations. This was in part due to the speed with which we were able to react and adapt. Project Own It contributed to this ability by creating a more efficient cost structure and disciplined expense management, allowing us to identify and quickly implement temporary cost-saving measures.

During 2020, we:

•	Achieved $450 million in additional gross cost savings under Project Own It. Since late 2018, we have achieved approximately $1.4 billion of gross cost savings under this initiative.

•	Returned 112% ($530 million) of free cash flow to shareholders through share repurchases and dividends, far exceeding our commitment to return at least 50% of free cash flow to shareholders.

•	Regained the top market-share spot in total equipment sales revenue in our territory.

While we were focused on managing the business, we were also dedicated to reducing the impact of the pandemic on the lives of our employees, customers, and the general public. We are incredibly proud of our employees’ accomplishments and tireless commitment to support our clients on the frontlines, including healthcare providers, government agencies, and essential retail stores. At the onset of the pandemic, we quickly mobilized to identify opportunities to support the response to this global health crisis directly, including standing up manufacturing of low-cost ventilators, hospital-grade sanitizer, and face shields. We also supported clients who provide essential services by developing technology solutions for contact tracing and safer return-to-work protocols.

In addition to the pandemic, societies around the world had to deal with various forms of social injustice in 2020. At Xerox, fair treatment has been a long-standing part of our culture. We are using this moment in time to implement and promote structures that support our natural way of thinking. As part of our commitment to drive a more diverse and inclusive community and reinforce a culture of belonging, we reaffirmed our commitment to Diversity, Inclusion and Belonging (DIB) by developing a new roadmap to identify areas where we can have a bigger impact on employees and society. To support this, our roadmap focuses on building a diverse pipeline and accelerating the careers of underrepresented talent, partnering with external organizations to ensure that our incoming talent reflects the markets and communities we serve, extending our reach into the communities we serve, and holding ourselves accountable. To further demonstrate our commitment, we are nominating two new highly qualified diverse female candidates for election to our Board of Directors.

In response to racial injustice, we hosted 15 company-wide “All of Us Together” listening sessions to better understand the inequality our fellow Xerox colleagues have experienced over the years and identify recommended actions to drive change within Xerox and our communities.

We understand the importance of reaching beyond our own walls to the communities where our offices are located, and our people live. We strive to take a leadership role in local and global communities. During 2020, we continued to strengthen our shareholder outreach program, inviting conversation on topics ranging from pandemic support and employee retention to diversity, sustainability, and corporate social responsibility. We listened and responded by adding an environmental, social and governance (ESG) component to our 2021 executive compensation program.

We recognize how challenging 2020 was for our employees, who supported our clients, partners and each other while staying safe. As a result, we developed a one-time special incentive program for nearly all 24,500 employees to acknowledge their contributions and to motivate and retain key talent needed to return Xerox to growth. The Compensation Committee remains strongly committed to providing competitive compensation opportunities while linking pay to performance, providing accountability and listening to our shareholders. We believe that our executive compensation program promotes consistent leadership, sound decision-making, and results that are aligned with shareholders’ interests — without taking inappropriate or unnecessary risks.

Our “say-on-pay” proposal is found on page 94 of this Proxy Statement, and the Board recommends that you vote ‘FOR’ this proposal. We also invite you to consider the additional information about our compensation philosophy and decisions found in the Compensation Discussion and Analysis (“CD&A”) on the following pages.

We are confident that our executive compensation programs support our strategy, secure our talent, and drive shareholder value creation. We value the opinions of our shareholders, and the Compensation Committee will take into account the outcome of this vote when making future compensation decisions.

Sincerely,

Cheryl Gordon Krongard

Chair, Compensation Committee

EXECUTIVE SUMMARY

Events in 2020 were both unexpected and challenging. The pandemic significantly impacted how our customers use our products and services, how they interact with us, and how our employees work and provide services to our customers. With annual revenues of approximately $7.0 billion, we remain a leading global provider of digital print technology and related services, software, and solutions.

Looking ahead, our market and business strategy is to maintain overall market share leadership in our core market and increase our participation in the growth areas, while expanding into adjacent markets and leveraging our innovation capabilities to enter new markets. In order to drive change and deliver growth, our four strategic initiatives remain at the center of what we do to deliver results to all stakeholders. Summarized below are Xerox’s 2021 initiatives:

Xerox Initiatives

Optimize Operations for Simplicity

•  Continuously improve operating model for greater efficiency

•  Invest further in robotic process automation, augmented reality, and analytics to drive efficiencies

•  Reduce complexity and simplify billing and offerings

Drive Revenue

•  Scale IT Services in the small and medium-sized businesses (SMB)

•  Grow Xerox Financial Services (XFS) as a global payment solutions business

•  Expand software offerings in enterprise content management and customer experience

Re-energize the Innovation Engine	• Deliver revenue growth from 3D and the Internet of Things (IoT) • Launch a $250 million corporate venture capital fund • Embed PARC’s AI technology into new and existing software offerings

Focus on Cash Flow and Increasing Capital Returns	• Maximize annual free cash flow[1] generation • Deploy excess capital for strategic M&A • Opportunistic share repurchases

2020 Business and Management Review

Our strategy is both flexible in its application and strong in its foundation. Throughout 2020, Xerox’s management team demonstrated that, even in the face unprecedented challenges, we can deliver positive operating cash flow from continuing operations1 while protecting our people, supporting our communities, returning capital to shareholders, and continuing to invest in our future. We remained steadfast and determined to provide exceptional support to our customers while driving our transformation forward.

2020 highlights include:

•

Achieving $450 million in gross savings under Project Own It. Since its initiation in the second half of 2018, Project Own It has generated approximately $1.4 billion in gross cost savings, freeing up cash to reinvest in our operations, targeted adjacencies, and innovation.

•

Returning 112% ($530 million) of free cash flow[1] to shareholders through share repurchases and dividends in 2020—far exceeding our commitment to return at least 50%—despite pandemic-related customer office closures in practically every geography in which we operate.

•

Regaining the top market-share spot in total equipment sales revenue in our territory. We held the number one position in both mid and production segments and took share in entry, despite global office closures and widespread economic impact from the pandemic.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

•	Delivering organic growth in our IT services business year over year which is now operational in the U.S., U.K. and Canada, including expanded partnerships with Dell and Lenovo.

•

Completing the first installation of our ElemX 3D liquid metal printer at the Naval Postgraduate School in Monterey, California. This Xerox solution will be a key component of the school’s efforts to use additive manufacturing to sustain the Navy’s mission-readiness, agility and reach across its sea, land, and air operations.

•

Securing key contracts for pilot projects in the Internet of Things space, including a contract with the Defense Advanced Research Projects Agency (DARPA) on the Ocean of Things, a project to expand what scientists know about the seas. DARPA is deploying small, low-cost drifters in the Southern California Bight and Gulf of Mexico to collect data on the environment and human impact.

•

Further developing our Cleantech technology towards a prototype with the potential to cut energy consumption of air conditioners by up to 80%, thereby reducing global greenhouse gas emissions and improving indoor air quality.

•

Increasing robotic process automation to streamline business operations within supply chain, remote solve, technical service and more. We are expanding adoption of this technology throughout the Company and have begun to provide similar support to our clients.

Our emphasis continues to be on creating a simpler, more agile and effective organization by enhancing Xerox’s focus on customers and partners while reinforcing a culture of continuous improvement. We continue to drive end-to-end transformation of our systems and processes to create greater focus, speed, accountability, and effectiveness. This will enable Xerox to be more competitive, to invest in growth and to maximize shareholder returns.

Supporting Employees during the COVID-19 Pandemic

At the onset of the pandemic, we quickly mobilized and took action to protect the health and safety of our employees and mitigate the impact of the pandemic on our business. Examples include:

•

Establishing a cross-functional COVID-19 Response Team of global senior leaders. The response team acted swiftly to monitor and implement applicable COVID-19 guidance from the U.S. Centers for Disease Control and Prevention, the World Health Organization (WHO), and federal, state, local and international governments. These efforts were critical since many of our employees and operations are considered “essential,” whether continuing to work at our facilities or onsite with clients providing essential services, such as hospitals, schools, and governments.

•	Directed employees to work from home where possible, in many cases before governments required or recommended it.

•

Created an extensive set of health and safety protocols that every Xerox facility and operation across the world implemented, such as mandatory COVID-19 safety training, daily health checks before entering a Xerox or customer workplace, requiring face coverings, and maintaining social distancing.

•	Updated our workplace layouts throughout the world, as needed, to support COVID-19 safety protocols and ensure all facilities are appropriately cleaned, sanitized, and ventilated.

•	Coordinated with government-funded programs, where available, to manage payroll cost – at the same time, protecting employees and their families while efficiently managing our financial resources.

•	Supported the transition to a hybrid work environment by hosting dozens of manager forums, providing resources on how to manage remote workers, developing employee FAQs, and more.

•	Developed special incentive programs to recognize our employees’ contributions and retain key talent needed to return to growth.

•	Introduced two new programs to support the health and well-being of our employees: Sleepio and Daylight help employees reduce stress and sleep better at night.

Helping Customers and Communities Fight COVID-19

Innovation has always been in our DNA. With this legacy in mind, we quickly formed a cross-functional team of engineers, researchers, and scientists to creatively address key COVID-19 challenges. It was clear we all had a role to play and our finest problem-solvers rose to the task. Within weeks, Xerox had developed a healthcare line with the following offerings:

•	Ventilators: scaled up production of a disposable, low-cost ventilator and related airway pressure monitor;

•	Sanitizer: developed hospital-grade hand sanitizer at our facilities outside of Toronto, Ontario and Rochester, New York; and

•	Face Shields: manufactured face shields for clients providing essential services, including hospitals, senior living centers and dentists.

Clients around the world turned to Xerox for traditional and non-traditional support, and many of our team members worked around the clock to deliver it. Below is a snapshot of how Xerox helped clients respond to COVID-19:

•	Stood up printer networks for field hospitals in several U.S. states and abroad, including the USNS Mercy and the USNS Comfort for deployments to Los Angeles and New York;

•	Aided several state and local governments with printing stimulus checks, health bulletins and business loan information;

•	Helped schools transition to remote learning with IT services and printed learning packets; and

•

Developed the Xerox Team Availability mobile application in five days to provide one of the largest hospitals in the U.K. with a real-time view of each employee’s work location, availability and compliance with relevant health and safety protocols. Simultaneously, we rolled out the Xerox Team Availability application internally and have since made it available to our business partners.

2020 Named Executive Officers

This Compensation Discussion and Analysis explains the key elements of the compensation of our Company’s named executive officers (“NEOs”) and describes the objectives and principles underlying our Company’s executive compensation program for 2020. For 2020, our NEOs were:

Executive	Current Title

Giovanni (John) Visentin	Vice Chairman and Chief Executive Officer

Steven J. Bandrowczak	President and Chief Operations Officer

Xavier Heiss[1]	Executive Vice President, Chief Financial Officer

William F. Osbourn, Jr.[2]	Former Executive Vice President, Chief Financial Officer

Michael D. Feldman	Executive Vice President, President Americas Operations

Hervé N. Tessler[3]	Former Executive Vice President

Louis J. Pastor	Executive Vice President, Chief Corporate Development Officer and Chief Legal Officer

1 -

Mr. Heiss was promoted to Executive Vice President on February 29, 2020 and was appointed to the interim Chief Financial Officer position on September 30, 2020 after Mr. Osbourn resigned. Mr. Heiss was promoted to the Chief Financial Officer role effective January 1, 2021.

2 -	Mr. Osbourn resigned from the Company effective September 30, 2020.

3 -	Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020.

Linking Pay to Performance

Our compensation programs are designed to pay for performance, attract and retain first-class talent, reward past performance, and motivate future performance. Our executive compensation program, for example, is aligned with our business strategy and designed to create long-term shareholder value. By making performance a substantial element of compensation, we link our executives’ interests to the interests of our shareholders. Accordingly, we reward NEOs when the Company achieves short- and long-term performance objectives and we reduce or eliminate performance-based compensation when the Company does not achieve those objectives.

The impact of the COVID-19 pandemic on our business made performance targets, which were established before the pandemic, unattainable. Our financial performance for the annual Management Incentive Plan (MIP) did not meet threshold performance levels for Absolute Revenue (unadjusted for currency),1 Adjusted Operating Margin,1 or Free Cash Flow.1 As a result, no payouts were made under the 2020 MIP.

Similarly, under our long-term incentive program, because of the impact of the COVID-19 pandemic on our business, previously granted 2019 and 2020 performance share units (PSUs) under the Executive Long-term Incentive Plan (E-LTIP) are now expected to fall short of the threshold performance levels for Absolute Revenue (unadjusted for currency)1 and Free Cash Flow.1 Nevertheless, the Compensation Committee did not modify those in-cycle performance awards.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT

At our 2020 Annual Meeting, we held a Say-on-Pay advisory vote on the 2019 compensation of our named executive officers. We received support of shareholders representing 66% of the votes cast, a significant increase from 40% the prior year.

Beginning in 2019, based on shareholder feedback, our Board of Directors and leadership team implemented a more robust continuous shareholder engagement program, as illustrated in the chart below. Throughout the year, we engage with a significant and diverse portion of shareholders on any topic our shareholders wish to raise with us, including matters related to business results and initiatives, corporate governance, human capital management practices, ESG and executive compensation. We believe this program of continuous shareholder engagement has been productive and has better enabled the Compensation Committee to take shareholder feedback into account in making executive compensation decisions. This continuous cycle of engagement also provides for an open exchange of ideas and perspectives for both management and our shareholders. The program is designed to gather first-hand information from our shareholders and, in turn, provide our shareholders with an opportunity to engage directly with the Chair of our Compensation Committee and key members of the Xerox leadership team.

Following the 2020 Annual Meeting, we continued to engage with shareholders on a range of topics, including executive compensation and our ESG-related initiatives. We reached out to 100 of our largest shareholders, representing approximately 85% of our outstanding shares, and invited them to discuss their feedback on the compensation program and hear an update on our transformation progress. The Chair of our Compensation

Committee and members of our leadership team participated in these video and telephonic discussions, which resulted in highly constructive dialogue with our shareholders. Feedback received from our shareholders throughout the year is regularly shared with all the members of the Board of Directors, including the Compensation Committee.

The Company’s engagement with shareholders has helped inform the Committee’s deliberations and decisions in recent years. The following table summarizes key points we have heard from shareholders about various compensation matters:

Key Topics Raised by Shareholders and Xerox Responses

Topic or Concern	Xerox Response

Application of Discretion

As a result of input from shareholders and thoughtful discussion at the Board level, we have limited the application of positive discretion in determining performance-based compensation. For example, none of the NEOs received positive discretion with regard to 2020 MIP calculations (for which no awards were paid because threshold metrics were not met). Nor did the Compensation Committee exercise any positive discretion to modify in-cycle performance-based awards under our long-term incentive program even though the impact of the COVID-19 pandemic on our business caused certain metrics to fall short of threshold performance levels.

Focus on Corporate Social Responsibility

For the 2021 annual incentive (MIP) design, the Compensation Committee has established an ESG modifier that allows the NEOs’ performance-based payout to be increased or decreased based on the Company’s performance against ESG goals.

Increase Board Diversity	We are nominating two new highly qualified, diverse female candidates for election to our Board of Directors.

Limited Shareholder Engagement	We have developed and implemented a more robust approach to shareholder engagement, as described above.

Overlapping Annual and Long-term Incentive Metrics

In response to shareholder input, we revisited our annual and long-term incentive plan metrics and determined following additional review that they are appropriate for Xerox’s strategy at this time. While there remains some overlap between our annual and multi-year incentive plan metrics, we continue to believe that having similar metrics for a portion of our long-term plan and for our annual plan supports achievement of goals for both plans and appropriately emphasizes the criticality of certain metrics at this time, such as revenue growth and free cash flow.(1) We will continue our annual review to assess the appropriateness of our metrics on an ongoing basis.

“Single Trigger” change-in-control feature and one-time Compensation award for VC & CEO

This feedback addressed a unique set of facts related to the timing and circumstances of Mr. Visentin’s hiring back in 2018 — and has since been addressed in a 2019 amendment to his agreement, in direct response to shareholder feedback.

As background, when we negotiated the terms of Mr. Visentin’s offer in the second quarter of 2018, it was uncertain whether Xerox would continue to be an independent company due to the potential transaction with FUJIFILM Holdings Corporation. As a result, a modified single-trigger change-in-control feature was necessary to successfully recruit Mr. Visentin and align his incentives with those of shareholders. Mr. Visentin’s agreement was amended during 2019 to sunset the single-trigger change-in-control feature. See the Named Executive Officer With Unique Compensation Arrangement section in this CD&A for further information. Also, as part of his 2018 hire package, Mr. Visentin received one-time awards to make up for compensation from other sources that he was foregoing by joining Xerox. These one-time awards, which will not be repeated in the future, resulted in higher compensation in 2018 than has been provided in subsequent years.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

We will continue to reach out to our shareholders and consider how our actions align with their interests when making future compensation decisions for our NEOs.

OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect our philosophy with respect to compensation of the NEOs. These principles, established and refined from time to time by the Compensation Committee, are intended to:

•	Reward for attaining financial performance targets;

•	Hold our senior executives accountable for the performance of the business units, divisions or functions for which they are responsible; and

•	Motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

Core Principle	Xerox Practices

Compensation should reinforce our business objectives and values	• Reward contributions and leadership that increase profit, revenue, cash flow and shareholder value • Develop and maintain the commitment of our customers and employees

Compensation should be linked to performance and should not motivate unnecessary risk

•  Generally, at least two-thirds of our NEOs’ target pay is performance based, which means it is at risk and varies from year to year based on performance

•  A significant portion of total target compensation is tied to Xerox’s financial performance

•  The Compensation Committee monitors how our compensation programs could affect management’s behavior to ensure that performance objectives do not motivate executives to take unnecessary risk that could jeopardize the health and future of the Company

There should be flexibility in allocating the various compensation elements

•  The Compensation Committee uses a variety of compensation elements to establish compensation packages

•  The Compensation Committee does not impose a specific targeted mix of compensation elements in cash versus equity, fixed pay versus variable pay, or long-term versus short-term incentives. It instead retains flexibility to award compensation that best reflects the Company’s then-current needs and circumstances

Compensation opportunities should be competitive

•  The Compensation Committee reviews peer group compensation data as well as other third-party compensation surveys annually to ensure that our executive compensation program is competitive

•  Our compensation program ensures pay levels are aligned with performance, tenure, individual contributions, and other factors

Incentive compensation should balance short-term and long-term performance	• Incentive opportunities based on both MIP and E-LTIP objectives are designed to promote strong annual results and the Company’s long-term viability and success

NEOs should have financial risk and reward tied to their business decisions

•  Over 80% of our NEO compensation on average is designed to be at risk

•  The portion of total compensation represented by MIP and E-LTIP incentive programs increases with positions at higher levels of responsibility, as these executives have the greatest ability to influence the Company’s strategic direction and results

•  We require our NEOs to own shares of Company stock in order to align their financial risks and rewards with those of our shareholders

The pay practices for our NEOs should align with the pay practices of our other senior level employees

•  The practices we use to set base pay, retirement and savings, and health and welfare benefits for the NEOs are generally consistent with the practices used to set compensation and benefits for our other senior level employees

2020 COMPENSATION ACTIONS

The primary elements of our executive compensation program for the NEOs are:

•	Base Salary

•	Performance-Based Annual Management Incentive Plan (MIP)

•	Performance-Based Executive Long-Term Incentive Plan (E-LTIP)

Base Salary

Executive salaries are influenced by external peer group benchmarking data and internal factors relating to the complexity of the NEOs’ roles. For NEOs in-role since 2018, the base salaries have not changed from 2018 levels; the base salary for Mr. Heiss reflects his promotions to (i) Executive Vice President and President EMEA Operations as of February 29, 2020 and to (ii) Executive Vice President and Interim CFO as of September 30, 2020.

Executive	Annual Base Salary ($)[1]

Giovanni (John) Visentin	1,200,000

Steven J. Bandrowczak	525,000

William F. Osbourn, Jr.[2]	625,000

Xavier Heiss[3]	486,882

Michael D. Feldman	575,000

Hervé N. Tessler[4]	616,311

Louis J. Pastor	500,000

1 -	On-going base salary. For actual salary earned in 2020, refer to the Summary Compensation Table.

2 -	Mr. Osbourn resigned from the Company effective September 30, 2020.

3 -

Reflects Mr. Heiss’s salary as Executive Vice President and President of EMEA Operations from February 29, 2020 to December 31, 2020 of €396,000 ($486,882). Prior to February 29, 2020, Mr. Heiss was the Controller with a salary of €299,450 ($368,174). On January 1, 2021, Mr. Heiss was promoted to EVP and CFO with a salary increase to €440,000 ($540,980). His base salary is denominated and paid in Euros; it is shown in U.S. Dollars (USD) at an exchange rate of 1.2295 USD per EUR, consistent with the exchange rate used in the Company’s 2020 Annual Report on Form 10-K.

4 -

Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020. Prior to his retirement, Mr. Tessler’s base salary was €501,270 ($616,311). His base salary was denominated in and paid in Euros; it is shown in U.S. dollars (USD) at an exchange rate of 1.2295 USD per EUR, consistent with the exchange rate used in the Company’s 2020 Annual Report on Form 10-K.

2020 Performance-Based Annual Management Incentive Plan (MIP)

The 2020 performance measures and weightings for our MIP were: Absolute Revenue (unadjusted for currency),1 Adjusted Operating Margin1 and Free Cash Flow1 (weighted equally). These were the same metrics used in 2019. These metrics directly align the interests of approximately 1,400 MIP eligible leaders with the interests of our shareholders.

The COVID-19 pandemic significantly and negativity impacted us in 2020 due to business closures and office building capacity restrictions that slowed our customers’ purchasing decisions and caused lower printing

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

volumes on our devices. As a result, our financial performance for the 2020 MIP did not meet threshold performance levels. The Compensation Committee did not exercise positive discretion with regards to the 2020 MIP calculation and no awards were paid out under the 2020 MIP. A summary of financial performance against the targets established before the COVID-19 pandemic is displayed in the table below.

2020 MIP Results (in millions, except % data)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2020 Performance Results	Payout Range (Payout Factor)	Weighted Payout Factor

Absolute Revenue(1)	one-third	$8,475	$8,625	$8,825	$7,022	Below Threshold (0.00)	0.0%

Adjusted Operating Margin(1)	one-third	12.1%	13.1%	14.1%	6.6%	Below Threshold (0.00)	0.0%

Free Cash Flow(1)	one-third	$1,075	$1,175	$1,275	$474	Below Threshold (0.00)	0.0%

2020 MIP Factor							0.0%

2020 MIP Payout

Executive	Annual Base Salary ($)[1]	Target MIP Incentive (% of Salary)[1]	Target MIP Incentive ($)[1]	Payout Factor	Actual 2020 MIP Payout ($)

Giovanni (John) Visentin	1,200,000	150%	1,800,000	0%	0

Steven J. Bandrowczak	525,000	100%	525,000	0%	0

William F. Osbourn, Jr.[2]	625,000	100%	625,000	0%	0

Xavier Heiss[3]	486,882	100%	486,882	0%	0

Michael D. Feldman	575,000	100%	575,000	0%	0

Hervé N. Tessler[4]	616,311	100%	616,311	0%	0

Louis J. Pastor	500,000	100%	500,000	0%	0

1 -	Reflects on-going base salary and target incentive; actual payouts are based on NEO service in each role.

2 -	Mr. Osbourn resigned from the Company effective September 30, 2020.

3 -	Mr. Heiss was the Executive Vice President and President of EMEA Operations from February 29, 2020 to December 31, 2020 with a base salary of €396,000 ($486,882) and a MIP target percent of 100%:

•	Prior to February 29, 2020, Mr. Heiss was the Controller with a salary of €299,450 ($368,174) and a MIP target of 60%.

•

As of September 30, 2020, Mr. Heiss assumed the role of Interim Chief Financial Officer upon the resignation of Mr. Osbourn but did not receive a salary increase at that time. Mr. Heiss was subsequently appointed to Executive Vice President and Chief Financial Officer as of January 1, 2021 and his base salary increased to €440,000 ($540,980) with no change to his MIP target.

His base salary is denominated and paid in Euros; it is shown in U.S. dollars (USD) at an exchange rate of 1.2295 USD per EUR, consistent with the exchange rate used in the Company’s 2020 Annual Report on Form 10-K

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

4 -

Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020. Prior to his retirement, Mr. Tessler’s base salary was €501,270 ($616,311). His base salary was denominated in and paid in Euros; it is shown in U.S. dollars (USD) at an exchange rate of 1.2295 USD per EUR, consistent with the exchange rate used in the Company’s 2020 Annual Report on Form 10-K.

2017 Performance-Based Executive Long-Term Incentive Plan (E-LTIP) Payout

The 2017 E-LTIP was based on three years of performance (2017 through 2019) with all financial measures based on total Company results. For additional information on the 2017 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(2) of the Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 7, 2017. Based on the Company’s performance, the Compensation Committee determined a PSU payout at 126.8% of target number of PSUs awarded.

Only Messrs. Osbourn, Heiss, Feldman, and Tessler received a payout from the 2017 E-LTIP. Messrs. Visentin, Bandrowczak, and Pastor were hired in 2018 and did not receive a grant or payout from the 2017 E-LTIP.

Performance results against the pre-established performance measures and definitions for this award are as follows:

2017 PSU Results (in millions, except % data)

Performance Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual 2017 PSU Award Performance Results	Performance Results (Payout Factor)	Weighted Payout Factor

CAGR Adjusted Earnings Per Share (1)	50%	(1.5)%	2.2%	5.7%	3.4%	Between Target and Maximum (133.6%)	66.8%

Adjusted Operating Cash Flow (1)	30%	$2,000	$2,200	$2,400	$3,215	Maximum (200%)	60.0%

CAGR Revenue Growth at Constant Currency (1)	20%	(5.0)%	(3.0)%	(1.5)%	(5.3)%	Below Threshold (0.00)	0.0%

Actual 2017 PSU Award Performance Results							126.8%

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

2017 PSU — Calculation of Performance Results

(in millions, except % data)	Performance Measures (Weightings)
	CAGR Adjusted Earnings Per Share (1) (50%)	Adjusted Operating Cash Flow (1) (30%)	CAGR Revenue Growth at Constant Currency (1) (20%)

Year One — 2017 Performance Results	$3.48	$1,061	(4.7)%

Year Two — 2018 Performance Results	$3.46	927	(4.9)

Year Three — 2019 Performance Results	$3.90	1,227	(6.2)

Three-Year Cumulative Performance Results	3.4%	$3,215	(5.3)%

Threshold	(1.5)%	$2,000	(5.0)%

Target	2.2%	$2,200	(3.0)%

Maximum	5.7%	$2,400	(1.5)%

Three — Year Cumulative % earned	133.6%	200.0%	0%

Performance Results	Between Target and Maximum	Maximum	Below Threshold

Weighting	50.0%	30.0%	20.0%

Actual Performance Results (% earned x weighting)	66.8%	60.0%	0.0%

Total 2017 ELTIP PSU Performance Factor			126.8%

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

Based on the above, the Compensation Committee determined a payout level for the 2017 PSUs of 126.8% of target. The actual payout value of the 2017 E-LTIP as a percent of grant date value on July 1, 2017 was 66.9% due to percentage earned of shares granted and the difference in the fair market value per share on the July 1, 2017 grant date ($28.73) as compared to the July 1, 2020 stock price at vesting ($15.15).

2020 Performance-Based Executive Long-Term Incentive Plan

Our 2020 E-LTIP included awards granted in the form of performance share units (PSUs) (60%) and time-vesting restricted stock units (RSUs) (40%). The grant date for these awards was January 13, 2020 to closely align with the underlying performance period for the PSUs. Earned PSUs cliff-vest three years from the grant date and following the Compensation Committee’s certification of performance results. RSUs vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

PSUs are earned based on achieving pre-established performance goals. The performance goals for the 2020 PSUs were determined and approved prior to the COVID-19 pandemic. The Compensation Committee monitored and tracked performance throughout the year and, despite the negative impact on business results, made no adjustments to the goals as a result of the pandemic.

The 2020 performance measures and weightings for the portion of the award granted as PSUs were as follows:

•	50% Absolute Share Price(1) (inclusive of accumulated dividends over the three-year performance period) — focuses on stock price appreciation and achieving goals to maximize shareholder returns;

•	25% Absolute Revenue(1) pursuant to the Company’s business plan — focuses on improving the top line and is aligned with management strategy; and

•	25% Free Cash Flow(1) — focuses on reducing costs, improving productivity and profitable revenue.

Executive	2020 E-LTIP ($)	PSUs (60%) ($)	RSUs (40%) ($)
Giovanni (John) Visentin	10,000,000	6,000,000	4,000,000
Steven J. Bandrowczak	3,350,000	2,010,000	1,340,000
William F. Osbourn, Jr.[1]	2,250,000	1,350,000	900,000
Xavier Heiss[2]	1,100,000	660,000	440,000
Michael D. Feldman	1,350,000	810,000	540,000
Hervé N. Tessler[3]	-	-	-
Louis J. Pastor	1,400,000	840,000	560,000

1 -	Mr. Osbourn resigned from the Company effective September 30, 2020 and all unvested equity awards were forfeited.

2 -	Mr. Heiss’s award reflects his role as Executive Vice President and President EMEA Operations.

3 -	Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive an award.

2020 Special Incentive Awards

Throughout 2020, amidst unprecedented challenges, including the government mandated closure of client offices in virtually every geography in which Xerox operates, management worked tirelessly to ensure Xerox provided critical support to our customers, protected the health and safety of our employees, contributed to the global response to the pandemic, preserved our capital and other assets and continued to invest in our future. We focused our furloughs where government-funded programs were available to financially protect our employees. We also launched two new programs to support the health and well-being of our employees, Sleepio and Daylight, which help manage stress and sleep better at night.

Competition for key talent is intense, and our ability to attract and retain high caliber employees depends on, among other things, prevailing market conditions and compensation packages offered by companies competing for the same talent. After coming off a strong 2019, the pandemic materially and adversely affected our financial results in 2020. As a result, the 2020 MIP targets became unachievable and the Compensation Committee believed the previously granted 2019 and 2020 PSUs would fall far short of the threshold performance levels for revenue and free cash flow(1), which are measured cumulatively for the 3-year performance period.

Because, among other things, many of the technology-based companies with whom we compete for talent actually benefitted from the pandemic, the Compensation Committee became concerned about the risk of a talent exodus. In response to this risk, in November 2020, the Compensation Committee approved special, one-time incentives for nearly 24,500 employees across the Company, from individual contributors to our NEOs. The NEOs’ incentives consisted of (i) a cash Leadership Retention Award and (ii) an equity award in the form of supplemental RSUs, each of which is described in detail below. The cash Leadership Retention Awards are reported under the Bonus column and the supplemental RSUs are reported under the Stock Awards column of the Summary Compensation Table.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

The Compensation Committee determined that granting special awards, in the form of cash and RSUs, was a necessary and reasonable response to the challenges posed by the pandemic and was the most effective tool to secure the retention of key employees needed to continue to move the Company forward through its transformation. The Compensation Committee considered making the equity award in the form of PSUs, rather than time-based RSUs, but the uncertainty of the duration of the pandemic made it difficult to set performance criteria that would be both meaningful and motivating.

The Compensation Committee recognizes that the Company’s leadership and team members worked tirelessly throughout the pandemic. The leadership enabled Xerox to support clients providing essential services, stand-up manufacturing of much needed healthcare-related products and deliver positive free cash flow. (1) As the economy and the Company recover, the Compensation Committee believes that it is critical that the Company retain the talent needed to continue to drive results that will ultimately lead to share price recovery, revenue growth and enhanced profitability.

2020 Leadership Retention Award

The value of the cash retention award made to each NEO is set forth below and is equal to 50% of the NEO’s 2020 MIP target. These cash awards are subject to forfeiture and conditioned on repayment if an NEO voluntarily terminates employment (or is involuntarily terminated for cause) before December 31, 2021.

Executive	Leadership Retention Award (Cash) ($)
Giovanni (John) Visentin	900,000
Steven J. Bandrowczak	262,500
William F. Osbourn, Jr.[1]	-
Xavier Heiss[2]	222,148
Michael D. Feldman	287,500
Hervé N. Tessler[3]	-
Louis J. Pastor	250,000

1 -	Mr. Osbourn resigned from the Company effective September 30, 2020 and did not receive a Leadership Retention Award.

2 -

Mr. Heiss’s award was €180,682 ($222,148) and was denominated in and paid in Euros. The amount shown in U.S. dollars reflects a conversion rate of 1.2295USD per EUR, consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K. The amount is prorated based on his service as Controller and service as Executive Vice President and President of EMEA Operations.

3 -	Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive a Leadership Retention Award.

2020 Supplemental RSUs

The grant date value of the RSUs awarded to each NEO is set forth below. The grant-date value equals approximately 50% of the cumulative grant-date value of the recipient’s 2019 and 2020 PSUs, which is the portion of such awards that the Committee believed had been permanently adversely impacted by the COVID-19 pandemic. In other words, the grant-date value of these awards approximates the grant-date value of the portions of the 2019 and 2020 PSU awards that are tied to cumulative revenue and free cash flow(1) over the respective three-year performance periods. The awards are subject to forfeiture in the event of a voluntary termination (or an involuntarily termination for cause) prior to each vesting date. The first 50% of these RSUs will vest on the first anniversary of the December 2020 grant date; the remaining 50% will vest on the second anniversary of the grant date.

Executive	RSU ($)	Number of RSUs
Giovanni (John) Visentin	6,000,041	262,469
Steven J. Bandrowczak	1,755,031	76,773
William F. Osbourn, Jr.[1]	-	-
Xavier Heiss	510,052	22,312
Michael D. Feldman	1,065,025	46,589
Hervé N. Tessler[2]	-	-
Louis J. Pastor	720,044	31,498

1 -	Mr. Osbourn resigned from the Company effective September 30, 2020 and did not receive an award.

2 -	Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive an award.

Total Target Compensation

Complete compensation information for our NEOs appears in the Summary Compensation Table on page 65. The following table shows annualized base salary and the target incentive awards under the MIP and E-LTIP granted to each NEO in 2020. The table below does not include the one-time compensation awarded in connection with the 2020 Special Incentive Awards as described above.

Executive	Annual Base Salary ($)[1]	Target MIP (% of Salary)[1]	Target MIP ($)[1]	E-LTIP (RSUs and Target PSUs) ($)	Total Target Compensation (Base + Target MIP + E-LTIP) ($)

Giovanni (John) Visentin	1,200,000	150%	1,800,000	10,000,000	13,000,000

Steven J. Bandrowczak	525,000	100%	525,000	3,350,000	4,400,000

William F. Osbourn, Jr.[2]	625,000	100%	625,000	2,250,000	3,500,000

Xavier Heiss[3]	486,882	100%	486,882	1,100,000	2,073,764

Michael D. Feldman	575,000	100%	575,000	1,350,000	2,500,000

Hervé N. Tessler[4]	616,311	100%	616,311	-	1,232,622

Louis J. Pastor	500,000	100%	500,000	1,400,000	2,400,000

1 -	Reflects on-going base salary and target incentive; actual payouts are based on NEO service in each role.

2 -	Mr. Osbourn resigned from the Company effective September 30, 2020 and his 2020 E-LTIP award was forfeited.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

3 -	Mr. Heiss was the Executive Vice President and President of EMEA Operations from February 29, 2020 to December 31, 2020 with a base salary of €396,000 ($486,882) and a MIP target percent of 100%:

•	Prior to February 29, 2020, Mr. Heiss was the Controller with a salary of €299,450 ($368,174) and a MIP target of 60%.

•

Effective September 30, 2020, Mr. Heiss assumed the role of Interim Chief Financial Officer upon the resignation of Mr. Osbourn but did not receive a salary increase at that time. Mr. Heiss was subsequently appointed to Executive Vice President and Chief Financial Officer on January 1, 2021 and his base salary increased to €440,000 ($540,980) with no change to his MIP target.

Base salary and MIP for Mr. Heiss are denominated and paid in Euros. The amount shown in U.S. dollars reflect a conversion rate of 1.2295USD per EUR, consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K.

4 -

Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020. Prior to his retirement, Mr. Tessler’s base salary and target MIP incentive were each €501,270 ($616,311). His base salary and target MIP incentive were denominated in and paid in Euros; they are shown in U.S. dollars (USD) at an exchange rate of 1.2295 USD per EUR, consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K. Mr. Tessler did not receive a 2020 E-LTIP award.

Looking Ahead to 2021

The Compensation Committee took the following actions for 2021:

•

Maintained the MIP’s focus on financial performance by retaining the three equally weighted corporate financial metrics from 2020 — Absolute Revenue (unadjusted for currency) ,(1) Adjusted Operating Margin(1) and Free Cash Flow.(1) Additionally, the Committee established an ESG payout modifier that allows the otherwise applicable performance-based annual MIP payout to be increased or decreased by up to 10% of the target incentive opportunity, with the resulting payout not to exceed 200% of the target incentive opportunity. The ESG modifier considers progress toward goals relating to sustainability, safety, and diversity and inclusion.

•

Maintained the same E-LTIP incentive program design as 2020, structured as follows: 60% PSUs and 40% RSUs. The PSU metrics continue to be Absolute Share Price(1) (50%), Absolute Revenue(1) (unadjusted for currency) (25%), and Free Cash Flow(1) (25%). The PSU component continues to be subject to 3-year-cliff, performance-based vesting. The RSU vesting schedule for the 2021 grants was updated to 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date, to better align with prevailing market practice.

•

Revisited incentive plan metrics and determined they are appropriate for Xerox’s strategy at this time. While there remains some overlap between annual and multi-year incentive plan metrics, the Compensation Committee has determined that this design appropriately emphasizes the criticality of certain metrics at this time, such as revenue growth and free cash flow(1).

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders.

All directors who serve on the Compensation Committee are independent directors in accordance with applicable NYSE standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page 5 of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page 25 of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Role of Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, FW Cook, to assist with its responsibilities. The compensation consultant generally attends Compensation Committee meetings and provides advice to the Compensation Committee. The compensation consultant also meets regularly with Compensation Committee members without management being present. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate the engagement at any time. The Compensation Committee reviewed FW Cook’s independence under SEC and NYSE rules and determined there was no conflict of interest.

During fiscal 2020, FW Cook provided the following services:

•

regularly updated the Compensation Committee on trends in executive compensation and proactively advised on emerging trends and best practices, including in connection with the impact of the COVID-19 pandemic on 2020 performance and the Compensation Committee’s consideration of special, one-time incentives;

•

reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise and/or share with the Company a similar business model in one or more areas;

•	reviewed incentive compensation designs for MIP and E-LTIP programs;

•	advised the Compensation Committee on peer group companies for pay and performance comparisons;

•	reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;

•	reviewed Compensation Committee meeting materials with management and the Committee Chair before distribution;

•	attended Compensation Committee meetings and, as requested, meetings in executive session;

•	offered independent analysis and input on CEO compensation; and

•	advised on other compensation matters as requested.

Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate.

Our program reflects best practices as follows:
What We Do:
✓	Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓	Use multiple sources of data including peer group and survey pay information as reference points to assess total target compensation.
✓	Require double-trigger vesting of equity awards upon a change in control[1].
✓

Impose clawback provisions enabling recovery of MIP and E-LTIP incentive compensation, non-qualified pension benefits and severance payments under the Officer Severance Program in the event of detrimental activity.

✓	Maintain stock ownership and post-retirement stock holding requirements for executive officers.
✓	Require non-compete and non-solicitation agreements during employment and post-employment, as permissible under local law.
✓	Provide minimal executive perquisites.
✓	Design compensation programs with controls to mitigate risk.
✓	Engage an independent compensation consultant that advises the Compensation Committee on executive compensation and non-employee director compensation matters and performs no other services for Xerox.
✓	Conduct continuous shareholder outreach to discuss matters related to executive compensation and corporate governance.
What We Don’t Do:
✗

NO payment of dividends or dividend equivalents before RSUs are vested or PSUs are earned. Additionally, no payment of dividends or dividend equivalents on stock options or on PSUs earned in excess of target performance.

✗

NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012, and no Company contributions under our non-qualified deferred compensation plan, which was closed to new contributions after 2018.

✗	NO payment of tax gross-ups on perquisites other than in connection with relocation and tax equalization for the international assignment allowances.
✗	NO excise tax gross-ups in change-in-control arrangements.
✗	NO hedging or pledging of Xerox stock by executive officers.
✗	NO employment agreements (unless customary under applicable law or in connection with new hire arrangements).

Risk Assessment

The Compensation Committee believes that our programs encourage appropriate behavior while balancing risk and reward, consistent with the interests of our shareholders. Management conducts risk assessments each year and presents the findings to the Compensation Committee for discussion. Based on the assessment of programs covering our employees and executives for 2020, the Compensation Committee determined that our compensation plans, programs, and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. Our assessment included reviews of our internal controls, clawback provisions (including those for engaging in detrimental activity), ownership requirements, overlapping performance periods and vesting schedules, the balance of short- and long-term incentives, and performance goals that are tied to multiple financial metrics.

1.

Mr. Visentin’s offer letter was renegotiated in 2019 to sunset its single-trigger provision; see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A for further information.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives and reviews a report comparing the compensation of our NEOs with the compensation of the NEOs of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

•	Base salary

•	Performance-based annual Management Incentive Plan (MIP)

•	Total cash compensation (base salary plus MIP)

•	Performance-based Executive Long-Term Incentive Plan (E-LTIP)

•	Total compensation (total cash compensation plus E-LTIP)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each NEO. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by FW Cook, the Committee’s independent compensation consultant. FW Cook also provides a broader set of survey data.

When setting compensation, the Compensation Committee also reviews the Company’s performance in relation to the peer group as well as individual performance and contributions by each NEO.

Peer Group

The Compensation Committee regularly reviews the composition of the compensation peer group and makes modifications as appropriate. The 2020 peer group was approved by the Compensation Committee in July 2019 following an assessment and guidance from FW Cook.

The Compensation Committee has determined that these peer group companies on the whole are:

•	Appropriate in size (considering revenue, market capitalization, EBIT, enterprise value, and assets);

•	Companies with which Xerox is likely to compete for executive talent; and/or

•	Companies that share a similar business model and/or similar business content in one or more areas.

For 2020, CA Technologies and Pitney Bowes were removed from the peer group. CA Technologies was acquired and Pitney Bowes no longer met certain financial components of our peer group size criteria. No new companies were added to the 2020 peer group.

2020 Peer Group
Applied Materials, Inc.	Jabil Inc.	TE Connectivity Ltd.
CGI Group Inc.	Juniper Networks, Inc.	Western Digital Corporation
DXC Technology Company	Keysight Technologies	Zebra Technologies
First Data Corporation	Motorola Solutions, Inc.
Flex Ltd.	NCR Corporation
Hewlett Packard Enterprise Company	NetApp, Inc.
HP, Inc.	Seagate Technology plc

Performance Objectives

Following a thorough review of the external market, business outlook, business plan and budgets, the Compensation Committee sets performance objectives for the Vice Chairman & CEO. The Vice Chairman & CEO in turn sets performance objectives, aligned with his objectives, for the other NEOs. For 2020, Mr. Visentin’s performance objectives were focused primarily on the Company’s financial goals related to Absolute Revenue,(1) Operating Margin,(1) and Free Cash Flow.(1)

Compensation Determination

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation for our NEOs.

Compensation Committee Assessment	Compensation Committee Considerations	Final Steps
• Overall Company performance • Past contributions • Expected future contributions • Succession planning objectives • Retention objectives • Internal pay equity • Peer group data

•  Evaluation of Vice Chairman & CEO’s performance relative to specified performance objectives

•  Vice Chairman & CEO’s evaluation of the management team, their contributions and performance

•  Vice Chairman & CEO’s recommendations for compensation actions for other NEOs

•  Competitive executive pay practices

•  Financial feasibility

•  Vice Chairman & CEO’s self-assessment

• Input from the Compensation Committee’s independent consultant • Review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy

After receiving input from the Vice Chairman & CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each NEO is appropriate and competitive.

The Compensation Committee expects a high level of individual and collaborative performance and contributions, consistent with our NEOs’ level of responsibility, and, when setting compensation, seeks to appropriately motivate our NEOs to achieve a high level of performance.

NEOs generally earn MIP and E-LTIP incentive compensation based on achievement of pre-established objective performance goals. Base salary increases and MIP and E-LTIP incentive target award opportunities are determined by taking into consideration the individual’s performance, market data and internal comparisons to ensure that pay is competitive and consistent with Company succession planning objectives and that differences in pay among NEOs are appropriate.

Mr. Visentin’s compensation was determined under the same compensation programs and policies pursuant to which the compensation of other Xerox NEOs was determined, except as otherwise provided under the terms of his negotiated offer letter. Mr. Visentin was not present when the Compensation Committee discussed his performance or established his compensation.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

2020 Total Target Compensation

Total target compensation includes base salary, target annual MIP cash incentive and target annual E-LTIP incentive awards. For purposes of market comparisons, total target compensation within the range of plus or minus 15% of the peer group median typically is considered as a competitive reference point.

Overall, the aggregate total target compensation of our NEOs is within the competitive range of peer group and survey medians. In addition, the mix of pay elements as a percent of total target compensation is similar to that of our peers.

We show the 2020 total target compensation, including annual base salary, target MIP, and target E-LTIP compensation as described above under Executive Summary — Summary of 2020 Compensation Actions in this CD&A. More comprehensive compensation information appears in the Summary Compensation Table on page 65.

Target Pay Mix

The charts below show the 2020 pay mix for our NEOs, who were employees of the Company at the end of 2020 and the portion of their total compensation that is at risk. The target pay in the charts represents base salary, target MIP incentive awards, grants of E-LTIP incentive awards (which include a PSU and RSU component). The charts below do not include one-time compensation awarded in connection with the 2020 Special Incentive Awards described above.

•	91% of pay for our VC & CEO is at risk and creates alignment with shareholders

•	82% of our pay for other NEOs is at risk and creates alignment with shareholders

Base Salary

Base salary is the fixed pay element of our compensation program. The Compensation Committee reviews and approves base salaries annually. The Compensation Committee also reviews NEO salaries when there is a specific event, such as a new hire, promotion, or achievement of an extraordinary level of performance.

Management Incentive Plan

The Company’s MIP provides for short-term incentive awards paid in the form of cash for our NEOs and other eligible employees. Each year, the Compensation Committee determines the target award opportunity under the MIP, as a percentage of base salary, for each NEO.

The following chart shows our annual process for setting MIP targets and determining payout of the prior year’s awards. This process typically takes place in the first quarter of the year.

Step	Process

Board of Directors	• Reviews Company results for prior year • Considers annual operating plan for the current year

Vice Chairman & CEO

•  With the Chief Financial Officer (CFO), assesses prior year performance

•  Recommends actions related to payment of awards based on prior year performance

•  Recommends to the Compensation Committee performance measures for the current year

•  Recommends establishment of MIP incentive target awards for the current year for the other NEOs

Compensation Committee

•  With the input of the Vice Chairman & Chief Executive Officer (CEO) and CFO, assesses prior year performance against goals

•  With the input of the Vice Chairman & CEO, determines awards earned for the prior year

•  Sets performance measures and weightings for the current year, including the threshold, target and maximum goals for each measure; payout ranges; potential adjustment categories; and overall design

MIP Target Award Opportunity for the Individual Named Executive Officers

The MIP target award opportunity for each NEO takes into account many factors, including scope of responsibility and comparable targets for NEOs in the peer group. If an executive’s responsibilities change during the year, the Compensation Committee may adjust the MIP target for that executive.

Determining MIP Payouts

After the end of each fiscal year, the CFO certifies the financial results and communicates the results to the Compensation Committee. Subject to the Compensation Committee’s review and approval, any material unusual or infrequent charges or gains/(losses) may be excluded from the MIP incentive calculations in order to obtain normalized operational results of the business.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to adjust the calculated incentive payout, as it deems appropriate, based on overall Xerox performance. The Compensation Committee also may use its discretion to adjust a payout based on individual performance, provided that an individual executive’s award never exceeds two times the executive’s target award opportunity.

2020 MIP Performance Measures and Payouts

The performance measures set by the Compensation Committee for 2020 were Absolute Revenue,(1) Adjusted Operating Margin(1) and Free Cash Flow.(1) Although we consider historical performance when setting future performance goals, these goals were aligned with our 2020 operating plan at the time they were established; they were designed to be challenging, yet achievable. The payout for achieving target performance goals is 100% of target. The payout for achieving maximum performance goals is 200% of target, with payout at 200% representing attainment of outstanding performance results. The payout for achieving threshold performance goals is 50% of target. There is no payout for results below the threshold levels established by the Compensation Committee. Payouts are made proportionately for achievement at levels between threshold and maximum goals.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

Performance-Based Executive Long-Term Incentive Plan

We grant E-LTIP awards to reward NEOs for sustained performance, as an incentive and to align executives’ interests with the interests of our shareholders. Our E-LTIP awards are granted annually (and off-cycle for special purposes such as new hire, promotion, and recognition). The 2020 annual cycle grants were made under the 2004 Performance Incentive Plan. The 2020 awards were issued 60% as PSUs and 40% as RSUs. In May 2020, shareholders approved a new plan, the Xerox Holdings Corporation Performance Incentive Plan, and any awards granted on or after May 21, 2020 are being made under the new plan.

PSUs are typically based on achievement of goals over a performance period covering three fiscal years. The service period for these PSUs is three years from the date of grant. Earned PSUs vest after the Compensation Committee certifies the results for the relevant performance period(s).

RSUs are subject to time-based vesting requirements. The 2020 annual cycle RSU grants are scheduled to vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

Following vesting of PSUs and RSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have earned from having owned the same amount of Xerox Common Stock (but not to exceed the target number of shares for PSUs) throughout the vesting period. Dividend equivalents are not paid with respect to stock options.

Compensation Committee Actions Relating to E-LTIP Awards

E-LTIP awards are based on a review of both peer group and market data, operating results, each executive’s past and expected future contributions and retention of key personnel.

E-LTIP Planning Process

Actions the Compensation Committee takes annually with respect to E-LTIP awards

•  For completed performance periods, determines the number of PSUs, if any, earned by each NEO based on the results for the performance period

•  For the new PSU cycle, establishes overall design, performance measures and weightings; the threshold, target, and maximum goals for each measure; and payout ranges

•  Approves new E-LTIP grants for NEOs

Specific actions taken for 2020 E-LTIP Grants	• Approved 2020 target grant values for NEOs • Approved program design, performance measures and weightings. Set threshold, target, and maximum goals for each measure and payout ranges

The payout for achieving threshold performance is 50% of the target award opportunity, the payout for achieving target performance is 100% of the target award opportunity, and the payout for achieving maximum performance is 200% of the target award opportunity. Payouts are made proportionately for achievement between these levels. There is no payout if performance falls below the threshold level for all of the performance measures established by the Compensation Committee. Payout of PSUs is conditioned on actual achievement of the pre-established performance measures.

The target numbers of PSUs and RSUs granted to our NEOs were determined by dividing the approved E-LTIP grant values (dollar amount) by the fair value of Xerox Common Stock on the respective grant dates (or last trading day prior to the grant date if the market was closed on the grant date). For RSUs, fair value is the closing price of Xerox Common Stock on the date of grant. For PSUs, fair value was determined as follows: one-half based on the closing price of Xerox Common Stock on the grant date (for the Absolute Revenue(1) and Free Cash Flow(1) metrics) and one-half based on a Monte Carlo valuation (for the Absolute Share Price(1) metric).

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

Vesting of earned PSUs is on the third anniversary of the grant date following the Compensation Committee’s certification of performance results. Any earned shares will be paid on the vesting date.

Metrics for the 2020 Performance Cycle (2020 E-LTIP)

The 2020 E-LTIP PSU performance measures (based on financial results from continuing operations) and weightings are as follows:

•	Absolute Revenue(1) (25%)

•	Rationale: Provides focus on top-line results

•	Performance period: Cumulative performance from January 2020 through December 2022

•	Free Cash Flow(1) (25%)

•

Rationale: Provides shareholders and investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment; it provides a measure of our ability to fund acquisitions, dividends and share repurchases

•	Performance period: Cumulative performance from January 2020 through December 2022

•	Absolute Share Price(1) (50%)

•	Rationale: Emphasizes focus on share price and supports strong alignment with our shareholders

•	Performance period: Measured by the 20-trading-day average price at the end of the performance period (December 2022), plus the value of accumulated dividends during the 3-year performance period

Performance measures for PSUs are typically set at the beginning of the first year of the three-year performance period. Earned PSUs vest three years from the date of grant. The actual value realized by our NEOs with respect to PSUs is based on achievement of performance goals and the Company’s stock price at the time of vesting.

Target performance goals are reasonably achievable with a level of performance that is in line with the Company’s Board-approved operating plan, whereas maximum performance levels represent stretch goals that can be achieved only through outstanding performance.

Under the 2020 E-LTIP, actual Company results for the performance measures may be adjusted (subject to thresholds) for the impacts of certain pre-established items such as: acquisitions, separations or divestitures, effects of changes in accounting principles, certain items identified in other expenses, net, gains/(losses) from the settlement of tax audits or changes in tax laws, gains/(losses) from acts of war, terrorism or natural disasters, cash payments for restructuring, pension contributions, changes in receivables factoring programs, and other types of unusual or infrequent items.

Because the Compensation Committee has determined Absolute Revenue(1) and Free Cash Flow(1) to be fundamental financial metrics that drive shareholder value, we use these financial metrics for both our short- and long-term incentive programs.

Additional information on the 2020 E-LTIP awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

NAMED EXECUTIVE OFFICER WITH UNIQUE COMPENSATION ARRANGEMENT

Giovanni (John) Visentin

In May 2018, the Company entered into a letter agreement in connection with hiring Mr. Visentin as the Company’s CEO. The agreement provides for $1,200,000 base salary, 150% short-term incentive target and $10,000,000 long-term incentive target annually.

As explained in the Shareholder Engagement section above, the Company’s circumstances at the time Mr. Visentin was hired necessitated including in his letter agreement a modified single-trigger (or “walk-away”) change-in-control vesting feature for his equity compensation awards. As circumstances changed, and in response to shareholder feedback, the letter agreement was amended in 2019 to sunset this feature. Under the amendment, awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for Cause) or a voluntary termination for Good Reason (i.e., “double-trigger” vesting). (Awards granted prior to May 15, 2020 continue to be governed by the pre-amendment change-in-control provision described above.) Under the amended letter agreement, following a Change in Control, in the event of Mr. Visentin’s involuntary termination without Cause or voluntary termination for Good Reason, he also would be entitled to:

•	Cash payments equal to 2.99 times the sum of his base salary and his target short-term incentive; and

•	His annual short-term incentive for the year of termination, based on actual results.

Mr. Visentin’s amended letter agreement also provides that, in the event of an involuntary termination without Cause or voluntary termination for Good Reason prior to a Change in Control, he would be entitled to:

•	Cash payments equal to two times the sum of his base salary and his target short-term incentive;

•	A prorated annual short-term incentive for the year of termination, based on actual results; and

•	Full vesting of outstanding equity awards that would have become vested during the two-year period following his termination date.

Under Mr. Visentin’s agreement, Good Reason generally means any of the following circumstances, provided he has not consented in writing to the circumstances, has notified the Company in writing within 90 days of the first occurrence, and the Company has not remedied within 30 days of such notice:

•	Diminution of authority, duties, or responsibilities

•	Change in title or reporting relationship

•	Reduction in annual base salary or annual target or maximum short-term incentive, and/or long-term incentive opportunity

•	Change in principal place of employment of more than 25 miles

•	Failure by the Company to continue any compensation or benefit plan or vacation policy unless an alternative is provided that is no less favorable

•	Failure of the Company to comply with its obligations under the agreement.

For additional information, please see the section entitled Potential Payments Upon Termination or Change In Control.

PENSION AND SAVINGS PLANS

Pension and Savings Plans

The only NEOs who participated in a pension plan in 2020 were Mr. Tessler and Mr. Heiss, as described below. The other NEOs were eligible to participate in the Company’s tax-qualified defined contribution plan, the Xerox Corporation Savings Plan, as described below.

Xerox Corporation Savings Plan (401(k) Savings Plan)

Messrs. Visentin, Bandrowczak, Osbourn, Pastor and Feldman were eligible to participate in the Company’s 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. Each of these NEOs participated in the 401(k) Savings Plan in 2020. These NEOs were eligible to contribute a portion of their eligible pay on a tax-deferred basis, subject to IRS qualified plan compensation limits, the annual limit on 401(k) deferral contributions, and the plan’s limit on the percentage of pay contributed by highly compensated employees. The Company did not make any matching contributions or other employer contributions to the 401(k) Savings Plan for 2020 (other than for eligible union employees). Thus, no NEO received Company contributions to the 401(k) Savings Plan for 2020.

The Xerox Corporation Supplemental Savings Plan, a non-qualified deferred compensation plan, was closed to new contributions after 2018, but the existing account balances of Messrs. Visentin, Osbourn and Feldman continue to generate earnings. See Non-Qualified Deferred Compensation for the 2020 Fiscal Year for further information.

French Pension and Retirement Plans

Mr. Tessler and Mr. Heiss, both citizens of France and employees of Xerox SAS, France, were eligible to participate in the following pension or retirement plans in 2020:

•	Defined Contribution Pension Plan for Directors of Xerox SAS, France

•	Contributions to the plan are based on earnings up to an annual cap of €205,680

•	Payments are managed by AXA, the program administrator, and are payable upon retirement (but not before age 62)

•	Earnings are credited to a participant’s account based on market investments selected by the participant

•	Retirement Indemnities Plan

•

French pension plan required under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015, a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions

•	Benefits are forfeited if an employee terminates before age 62 (since Mr. Tessler was not yet age 62 at the time of his retirement, he was not eligible for any benefits under this plan)

Mr. Tessler and Mr. Heiss are not covered by U.S. tax-qualified or non-qualified plans (nor any retirement plans where they were on assignment).

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally offers medical and dental coverage, life insurance, accidental death insurance and disability benefit programs or plans to all employees, as well as customary vacation, leave of absence and other similar policies. NEOs are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise provided.

Perquisites

We periodically review the perquisites provided to NEOs. The Compensation Committee believes its policies regarding perquisites are conservative compared to other companies. The Company does not pay tax gross-ups in connection with perquisites (other than in connection with tax equalization for the international assignment allowances noted below):

•

Financial Planning: All NEOs are eligible to receive Company-paid financial planning assistance (up to $10,000 every two years). Solid financial planning by experts reduces the amount of time and attention that NEOs devote to their finances and maximizes the value of their compensation.

•

Chartered Aircraft: For purposes of security, productivity and efficiency, the Board of Directors requires Mr. Visentin to use chartered aircraft for business travel. Employees are permitted to accompany Mr. Visentin on the Company chartered aircraft solely for business purposes with prior authorization by Mr. Visentin.

•

Mr. Visentin also may use the Company chartered aircraft for personal travel and he may be accompanied by family members and guests. Mr. Visentin is wholly responsible for the tax consequences related to his personal use of Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of chartered aircraft.

•	Home Security: Mr. Visentin receives home security to address safety concerns resulting from his position as our Vice Chairman & CEO.

•

International Assignment Allowances: Mr. Tessler and Mr. Heiss, both citizens of France, were on international assignment and received an international assignment allowance in 2020 consistent with Company polices, which is customary for Xerox employees on international assignment.

For additional information and the total costs to the Company for providing perquisites and personal benefits to the NEOs during fiscal 2020, see the “All Other Compensation” column of the Summary Compensation Table.

CHANGE IN CONTROL BENEFITS

All NEOs have change in control severance agreements1. These agreements are in the best interests of both the Company and our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were the potential subject of an acquisition or other change in control event. The Compensation Committee periodically reviews our change in control severance agreements against benchmark data to ensure that our arrangements are consistent with market practice.

Under the change in control agreements with each NEO other than Mr. Visentin, if employment terminates involuntarily (other than for cause, death, or disability) or voluntarily for Good Reason within two years following a change in control, the NEO would be entitled to:

•	Two times the sum of their annual base salary and target short-term incentive award;

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months; and

•	Accelerated vesting of outstanding equity awards.

These agreements require that the executive agree to remain an employee of the Company for nine months following a “potential change in control” (as defined therein) or until the date upon which the NEO is first entitled to receive the benefits described above, if earlier. Severance payments to NEOs following a change in control are generally not conditioned on non-competition or non-solicitation obligations. Good Reason is defined in the change in control severance agreements.

Under Mr. Visentin’s offer letter as originally negotiated in 2018, in the event of a Change in Control (as defined therein), any outstanding equity awards would have become vested. As amended during 2019, awards granted on or after May 15, 2020 become fully vested due to a Change in Control only if followed by an involuntary termination of employment (other than for cause) or a voluntary termination for Good Reason (i.e., “double-trigger” vesting).

In addition, if Mr. Visentin’s employment terminates involuntarily (other than for cause, death, or disability) or voluntarily for Good Reason following a Change in Control, he would be entitled to:

•	A lump-sum cash payment equal to 2.99 times the sum of his annual base salary and target short-term incentive award;

•	His annual short-term incentive for the year of termination, based on actual results; and

•	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Mr. Visentin’s change in control payments and benefits are subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement. Good Reason is defined in the letter agreement. See the Named Executive Officer with Unique Compensation Arrangement section for further information.

Xerox does not provide any of the NEOs with excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the NEOs assuming a change in control of Xerox and a qualifying termination of employment, or alternatively, the actual payments received by the NEOs who separated from employment in 2020, are presented under the Potential Payments Upon Termination or Change in Control table.

1 -	Messrs. Osbourn and Tessler separated from the Company in 2020; their change in control agreements terminated upon their respective separations.

EMPLOYMENT AND SEPARATION

NEOs serve at the will of the Board. This enables the Board to remove a NEO, consistent with applicable laws, whenever it is in the best interests of the Company, with discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change in control). When a NEO is removed from his or her position, the Compensation Committee exercises its business judgment in determining whether any special severance arrangement is appropriate in light of all relevant circumstances, including years of service with the Company, past accomplishments, the reasons for separation and requirements under applicable local law.

The Compensation Committee approved an Officer Severance Program in July 2018, the term of which was extended in January 2020 and again in February 2021, in each case with no substantive changes to the existing program design. (The Officer Severance Program will expire on December 31, 2022 unless the Compensation Committee takes action to further extend it.) Under the Officer Severance Program, an officer who is eligible to participate in the program due to a qualifying termination as defined therein will be entitled to receive:

•	One year of salary continuance and continuation of specified health and welfare benefits at active employee rates;

•	Prorated annual incentive award for the year of termination; and

•	At the Compensation Committee’s discretion, continued vesting of outstanding equity awards during the one-year salary continuance period.

The Officer Severance Program includes a covenant not to engage in activity that is detrimental to the Company, and payments and benefits under the program are conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

The NEOs are generally eligible for the Officer Severance Program, except that the Officer Severance Program: (1) excludes from eligibility an officer with a written agreement providing for severance benefits upon separation; and (2) contains a non-duplication provision, pursuant to which payments and benefits under the Officer Severance Program are reduced by amounts required to be paid to the officer as severance under another arrangement or by operation of law. Thus, the treatment of Messrs. Visentin and Heiss under the Officer Severance Program would be as follows:

•

Mr. Visentin’s letter agreement provides for severance benefits and, in the event of severance, his benefits would be governed by that arrangement and he would not be eligible for the Officer Severance Program. See the Named Executive Officer with Unique Compensation Arrangement section for further information.

•

Any amounts payable to Mr. Heiss would be reduced by the severance benefits received under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015, a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions (XF-CBA). See the Potential Payments Upon Termination or Change in Control section for further information.

The severance paid to Mr. Tessler who retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020, is described in the Potential Payments Upon Termination or Change in Control section.

Except as described above, if the Compensation Committee does not approve a severance arrangement under the Officer Severance Program for a NEO whose employment is terminated, that officer would be covered under the Company’s regular U.S. severance policy, as applicable at the time of the separation.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Requirements

We require each NEO to build and maintain a meaningful level of stock ownership.

Level	Ownership Requirement

CEO	5 times base salary

Other NEOs	3 times base salary

To that end, the annual E-LTIP Awards and the RSUs granted under the December 2020 Special Incentive Award are subject to a mandatory holding requirement. NEOs must retain at least 50% of the shares acquired through the vesting of these awards, net of taxes, until they achieve their required level of ownership. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other NEOs. The holding requirement essentially restricts the CEO from selling these shares prior to two earnings announcements following separation from employment (prior to one earnings announcement for other NEOs). For six months following separation, NEOs may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The CEO has the authority to permit discretionary hardship exceptions (other than for himself) from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count toward ownership requirements include (i) shares owned outright (whether or not held in street name), (ii) outstanding unvested restricted stock and RSUs and (iii) outstanding earned but unvested PSUs. Outstanding unearned PSUs and stock options do not count toward ownership requirements.

Trading, Hedging and Pledging

Executive officers are prohibited from engaging in short-swing trading and trading in options (including puts, calls and straddles) and from otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Xerox securities. “Short sales” are also prohibited. Our anti-hedging policies and practices also apply to directors. Under the Company’s insider trading policy, executive officers are permitted to buy or sell Xerox securities only during a “window period,” which is the period commencing on the day that is one full trading day following announcement of quarterly earnings and ending on (and including) the fifteenth day of the last month of the quarter during which the earnings announcement is made. The only exception to this restriction is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

Executive officers are expected to obtain approval from the CEO prior to selling Xerox securities. In addition, executive officers are prohibited from pledging Xerox securities, including depositing Xerox securities in margin accounts at brokerage firms, and from using Xerox securities as collateral.

Compensation Recovery Policy (Clawbacks)

The Officer Severance Program (described above) and, typically, any individual separation arrangement with an NEO includes a provision that rescinds severance payments if the recipient engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives.

In addition, the following plans provide for compensation recovery.

•

Under the 2004 Performance Incentive Plan and Performance Incentive Plan, if the Compensation Committee determines that a NEO has engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change in control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include:

•	A violation of a non-compete agreement with the Company;

•	Disclosing confidential information (except for reporting and other communications protected by “whistle blower” provisions of Dodd Frank);

•	Soliciting an employee to terminate employment with the Company;

•	Soliciting a customer to reduce its level of business with the Company; and

•	Engaging in any other conduct or act that is determined to be injurious, detrimental or prejudicial to any interest of the Company.

If a payment or award is rescinded, the NEO will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

•

Our E-LTIP equity award agreements, under the 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan, include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements as required under Dodd Frank. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (over what would have been paid under the accounting restatement) from executive officers or former executive officers.

•	Short-term incentive awards to NEOs under the MIP are also subject to the above clawback provisions.

•

Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a NEO, is found to have engaged in detrimental activity, the Plan Administrator may reduce or rescind the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)), limits to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other NEOs included in the Summary Compensation Table in the Company’s proxy statement. Prior to 2018, this limitation on deductibility did not apply to qualifying “performance-based compensation” and did not apply to our CFO. In December 2017, the Tax Cuts and Jobs Act (Tax Act) was signed into law. Under the Tax Act, the exemption from Section 162(m)’s deduction limit for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017, and the limitation was extended to compensation paid to CFOs and certain former NEOs. As a result, going forward compensation in excess of $1 million paid to each of our NEOs will generally not be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and be included in the Proxy Statement for the 2021 Annual Meeting of Shareholders.

Cheryl Gordon Krongard, Chair

Jonathan Christodoro

A. Scott Letier

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the CEO, the CFO and the next three most highly compensated executive officers who served during the fiscal year ended December 31, 2020 (collectively referred to as NEOs). We have also included two additional NEOs: a former CFO who resigned during 2020 and a prior NEO who retired during 2020. The table includes the dollar value of base salary earned, bonus, stock and option awards, non-equity incentive plan compensation earned, change in pension value, if any, and all other compensation, whether paid or deferred.

To supplement the SEC-required disclosure in the columns of the 2020 Summary Compensation Table, we have included an additional column to the right of the Summary Compensation Table. The additional column, “Adjusted Total (Excluding 2020 Supplemental RSUs),” reflects the “Total” but excluding the one-time 2020 Supplemental RSU grants. As explained in the 2020 Special Incentive Awards-2020 Supplemental RSUs section of the CD&A, the 2020 Supplemental RSUs were granted in December 2020 to reflect the portion of the 2019 and 2020 E-LTIP PSU awards that the Compensation Committee believed to be permanently adversely impacted by the effects of the COVID-19 pandemic on the Company’s 2020 business operations and financial results. The grant date value of the 2020 Supplemental RSUs granted to each NEO is identified in the asterisked information immediately below the Summary Compensation Table. Amounts reported in the “Adjusted Total (Excluding 2020 Supplemental RSUs)” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our NEOs for fiscal 2020, please refer to the CD&A beginning on page 33.

Summary Compensation Table

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)*	Option Awards ($) (D)	Non-Equity Incentive Plan Compensation ($) (E)	Change in Pension Value and NQDC Earnings ($) (F)	All Other Compensation ($) (G)	Total ($)	Adjusted Total (Excluding 2020 Supplemental RSUs) ($) (H)

Giovanni (John) Visentin Vice Chairman and Chief Executive Officer	2020	1,200,000	900,000	16,000,092	-	-	-	44,268	18,144,360	12,144,319
	2019	1,200,000	-	10,000,029	-	1,760,400	-	177,005	13,137,434	13,137,434
	2018	756,522	1,500,000	17,500,045	1,572,794	1,800,000	-	329,642	23,459,003	23,459,003

Steven J. Bandrowczak President and Chief Operations Officer	2020	525,000	262,500	5,105,099	-	-	-	6,899	5,899,498	4,144,467
	2019	525,000	-	2,500,038	-	513,450	-	8,139	3,546,627	3,546,627
	2018	272,917	300,000	3,184,407	206,591	273,000	-	2,981	4,239,896	4,239,896

William F. Osbourn, Jr. Former Executive Vice President and Chief Financial Officer	2020	468,750	-	2,250,072	-	-	-	9,935	2,728,757	2,728,757
	2019	625,000	-	2,250,020	-	611,250	-	11,035	3,497,305	3,497,305
	2018	625,000	-	1,687,531	353,793	531,250	-	168,280	3,365,854	3,365,854

Xavier Heiss Executive Vice President and Interim Chief Financial Officer	2020	468,619	222,148	1,610,141	-	-	447,575	358,526	3,107,009	2,596,957

Michael D. Feldman Executive Vice President	2020	575,000	287,500	2,415,069	-	-	-	159	3,277,728	2,212,703
	2019	575,000	-	2,200,012	-	562,350	-	8,559	3,345,921	3,345,921
	2018	575,000	300,000	1,875,030	393,101	385,250	-	42,876	3,571,257	3,571,257

Hervé N. Tessler Former Executive Vice President	2020	237,290	-	-	-	-	-	2,762,226	2,999,516	2,999,516
	2019	561,272	-	1,700,018	-	219,570	-	155,957	2,636,817	2,636,817
	2018	573,273	238,488	1,500,031	314,485	286,637	210,661	553,797	3,677,372	3,677,372

Louis J. Pastor Executive Vice President and General Counsel	2020	500,000	250,000	2,120,090	-	-	-	116,057	2,986,147	2,266,103

*

The Stock Awards reported above for 2020 consist of (i) PSUs and RSUs granted under the E-LTIP; and (ii) one-time grants of 2020 Supplemental RSUs, which were granted in December 2020 to reflect the portion of the 2019 and 2020 E-LTIP PSU awards that the Compensation Committee believed to be permanently adversely impacted by the effects of the COVID-19 pandemic on the Company’s 2020 business operations and financial results, with the following grant-date values:

Executive	E-LTIP PSUs & RSUs ($)	2020 Supplemental RSUs ($)
Giovanni (John) Visentin	10,000,051	6,000,041
Steven J. Bandrowczak	3,350,068	1,755,031
William F. Osbourn, Jr.	2,250,072	-
Xavier Heiss	1,100,089	510,052
Michael D. Feldman	1,350,044	1,065,025
Hervé N. Tessler	-	-
Louis J. Pastor	1,400,046	720,044

Compensation reported in this Summary Compensation table and its accompanying notes is in U.S. dollars and rounded to the nearest dollar. For Mr. Heiss and Mr. Tessler, compensation other than stock awards and option awards are denominated and paid in Euros; the amounts shown in U.S. dollars reflect conversion rates consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K:

•	1.2295USD per EUR for 2020

•	1.1197USD per EUR for 2019

•	1.1436USD per EUR for 2018

A.	The 2018 amounts shown for Messrs. Visentin and Bandrowczak represent base salary earned from their hire dates (May 15, 2018 and June 25, 2018 respectively).

For 2020, Mr. Heiss’s base salary reflects his salary as Controller from January 1, 2020 to February 28, 2020 and his salary as EVP and President EMEA Operations from February 29, 2020 to December 31, 2020. Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020. Mr. Osbourn resigned from the Company effective September 30, 2020.

B.

For 2018, the amounts shown for Mr. Visentin and Mr. Bandrowczak reflect their lump-sum cash sign-on awards approved as part of their negotiated offer letters. Also included are cash incentive awards for Mr. Feldman and Mr. Tessler; these awards were approved by the Compensation Committee in 2016, payable on the one-year anniversary of the separation of Conduent to recognize the work required to accomplish the separation and to retain these executives beyond the separation.

For 2020, the amounts shown represent the special one-time Leadership Retention Award approved by the Compensation Committee as part of the December 2020 Special Incentive Awards. Mr. Osbourn resigned from the Company effective September 30, 2020 and did not receive this award. Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive this award. See the “2020 Special Incentive Awards” section for more information.

Annual MIP awards appear as “Non-Equity Incentive Plan Compensation” in column (E); no payouts were made under the MIP in respect of 2020.

C.

The amounts shown in this column represent the aggregate grant date fair values of equity awards in the form of PSUs and RSUs granted to our NEOs for each respective year, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 24 to our 2020 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 25, 2021.

PSU awards under the 2020 E-LTIP were granted on January 13, 2020 for Messrs. Visentin, Bandrowczak, Osbourn, Heiss, Feldman and Pastor are reported at target performance. The grant-date fair value of these PSU awards at maximum performance is as follows: Mr. Visentin — $12,000,055; Mr. Bandrowczak — $4,020,071; Mr. Osbourn — $2,700,073; Mr. Heiss — $960,077; Mr. Feldman — $1,620,076; and Mr. Pastor — $1,680,075. Mr. Heiss also received a promotional award on February 29, 2020 in connection with appointment to the EVP and President EMEA Operations, the grant date fair value of this award at maximum performance is $360,031. Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive a 2020 E-LTIP award.

D.	Stock options were not granted in 2019 or 2020.

E.	The Company did not achieve threshold level performance, as a result, no payouts were made under the 2020 MIP.

F.

Mr. Heiss participates in the Retirement Indemnities Plan, a French pension plan that we are required to maintain under a collective agreement with our employees in France. The change in pension value shown in this column is calculated by determining the change in the present value of the benefits from December 31, 2019 to December 31, 2020 (but if the change in the present value of the benefit is negative then it is not shown). The present value is computed using the FASB ASC Topic 715 assumptions in effect at the corresponding fiscal year end and assuming the benefit is paid at the earliest retirement date at which unreduced benefits are payable (age 62). See the Pension Benefits for the 2020 Fiscal Year section for more detail.

•	For Mr. Heiss in 2020 — these assumptions include a discount rate of 0.35% for the Retirement Indemnities Plan, social charge rate of 46.5%.

•	For Mr. Heiss in 2019 — these assumptions include a discount rate of 0.70% for the Retirement Indemnities Plan, social charge rate of 46.5%.

The Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before age 62. Mr. Tessler had not attained age 62 when he retired in 2020, and therefore was not eligible for any benefit under the Retirement Indemnities Plan.

G.	The table below entitled “All Other Compensation Table” provides additional data on the amounts included under the “All Other Compensation” column.

H.

To supplement the SEC-required disclosure in the Summary Compensation Table, we have included this additional column, “Adjusted Total (Excluding 2020 Supplemental RSUs),” to the right of the Summary Compensation Table. The additional column, “Adjusted Total (Excluding 2020 Supplemental RSUs),” reflects the “Total” but excluding the one-time 2020 Supplemental RSU grants. As explained in the 2020 Special Incentive Awards—2020 Supplemental RSUs section of the CD&A, the 2020 Supplemental RSUs were granted in December 2020 to reflect the portion of the 2019 and 2020 E-LTIP PSU awards that the Compensation Committee believed to be permanently adversely impacted by the effects of the COVID-19 pandemic on the Company’s 2020 business operations and financial results. The grant-date value of the 2020 Supplemental RSUs granted to each NEO is identified in the asterisked information immediately below the Summary Compensation Table. Amounts reported in the “Adjusted Total (Excluding 2020 Supplemental RSUs)” column differ substantially from the amounts determined under SEC rules as reported in the “Total” column, and are not a substitute for “Total Compensation” as determined under SEC rules.

All Other Compensation Table

Name	Year	Personal Use of Aircraft ($) (A)	International Assignment Allowances ($) (B)	Life Insurance Paid by Registrant ($) (C)	Relocation Expenses ($) (D)	Tax Related Reimbursements ($) (E)	401(k), SSP, & DC Employer Contribution ($) (F)	Mobility Stipend ($) (G)	Retirement ($) (H)	Miscellaneous ($) (I)	Total All Other Compensation ($) (J)

Giovanni (John) Visentin	2020	42,278	-	-	-	-	-	-	-	1,990	44,268
	2019	166,466	-	-	-	-	8,400	-	-	2,139	177,005
	2018	275,715	-	3,194	-	-	13,696	-	-	37,037	329,642

Steven J. Bandrowczak	2020	-	-	-	-	-	-	-	-	6,899	6,899
	2019	-	-	-	-	-	7,980	-	-	159	8,139
	2018	-	-	1,509	-	-	1,313	-	-	159	2,981

William F. Osbourn, Jr.	2020	-	-	-	-	-	-	-	-	9,935	9,935
	2019	-	-	-	-	-	8,400	-	-	2,635	11,035
	2018	-	-	4,354	63,835	55,119	38,813	-	-	6,159	168,280

Xavier Heiss	2020	-	170,769	-	22,042	151,184	7,587	-	-	6,944	358,526

Michael D. Feldman	2020	-	-	-	-	-	-	-	-	159	159
	2019	-	-	-	-	-	8,400	-	-	159	8,559
	2018	-	-	3,389	-	-	39,000	-	-	487	42,876

Hervé N. Tessler	2020	-	100,194	-	13,185	484,231	7,587	-	2,157,029	-	2,762,226
	2019	-	140,192	-	-	-	6,807	-	-	8,958	155,957
	2018	-	173,367	-	135,354	238,260	6,816	-	-	-	553,797

Louis J. Pastor	2020	-	-	-	48,861	42,196	-	25,000	-	-	116,057

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. For Mr. Heiss and Mr. Tessler, compensation is denominated and paid in Euros; the amounts shown in U.S. dollars reflect conversion rates consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K:

•	1.2295USD per EUR for 2020

•	1.1197USD per EUR for 2019

•	1.1436USD per EUR for 2018

A.

For reasons of productivity, security and efficiency, the Company requires Mr. Visentin to use Company chartered aircraft for business travel. Mr. Visentin may also use the Company chartered aircraft for personal travel. The compensation value of personal usage of Company chartered aircraft is calculated based on the aggregate incremental cost to the Company, using the incremental aircraft operating rate based on the number of flight hours used, and primarily includes the cost of fuel, maintenance and other variable costs (such as the cost of landing fees, crew on the road expenses, trip related service and maintenance, airport taxes and fees). Mr. Visentin is also allowed to bring guests, such as family members, on the Company chartered aircraft. The Company does not provide gross-ups or other tax protection related to his personal use of Company chartered aircraft.

B.	Mr. Tessler and Mr. Heiss, both citizens of France, received certain benefits in connection with their international assignments in the U.S. and U.K.

•

Mr. Heiss, a citizen of France, received certain benefits in connection with his international assignments in the U.S. and the U.K. (where he relocated to in 2020). Included in this column are Mr. Heiss’s assignment allowance €12,876 ($15,832), automobile allowance €5,362 ($6,593), and the cost of his incremental U.K. housing allowance and furniture rental €120,654 ($148,344).

•

Mr. Tessler, a citizen of France, received certain benefits in connection with his international assignment in the U.K. (where he relocated to in 2017). Included in this column are Mr. Tessler’s assignment allowance

€6,987 ($8,591), automobile allowance €1,924 ($2,365), and the cost of his incremental U.K. housing allowance €72,582 ($89,240).

C.

Amounts in this column include the imputed income for Company-paid life insurance, provided on the same terms as to other U.S. employees. The Xerox Universal Life Plan was frozen, and no employer contributions were made to the plan after December 31, 2018.

D.

For 2020, the amount shown for Mr. Heiss reflects his relocation expense between the U.S. and U.K. under Xerox’s international assignment policy; the amount shown for Mr. Tessler reflects his repatriation expense from the U.K. to France in connection with his retirement; and the amount shown for Mr. Pastor reflects reimbursements (agreed to in connection with his offer letter) for his relocation closer to Xerox’s headquarters. For 2018, the amounts shown for Mr. Osbourn reflects home sale related reimbursements as previously disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders.

E.

For 2020, the amount shown for Mr. Heiss and Mr. Tessler reflects tax-related reimbursements under Xerox’s international assignment policy (including, for Mr. Tessler, payments in connection with his retirement; see the Potential Payments Upon Termination or Change in Control section for more information in regards to his retirement), and the amount shown for Mr. Pastor represents a gross-up payment related to his relocation. For 2018, Mr. Osbourn’s amount represents gross-up payments related to reimbursement of expenses in connection with relocation.

F.

For U.S. employees, this column includes the employer contribution under the 401(k) Savings Plan and Xerox Corporation Supplemental Savings Plan (SSP). No employer contributions were made to the 401(k) Savings Plan for 2020. The SSP was frozen in 2018; no contributions were permitted for subsequent years. For Mr. Tessler and Mr. Heiss, this column includes the employer contribution under the Defined Contribution Pension Plan for Directors of Xerox SAS France. See the Pension and Savings Plans section for more information.

G.	Prior to his relocation, Mr. Pastor was provided with a mobility stipend of $25,000 per year to defray the expenses associated with his commute.

H.	Treated as involuntary termination under French Law; see the Potential Payments Upon Termination or Change in Control section.

I.

Amounts in this column for 2020 include identity theft protection, financial planning assistance, and incidental benefits of de minimis value. For Mr. Osbourn, it also includes a payment of $9,776 for accrued and unused vacation upon his resignation. For Mr. Heiss, it also includes a seniority bonus of €5,648 ($6,944) that is a customary annual payment in France.

J.

In accordance with applicable SEC rules, dividend equivalents paid in 2020 on PSUs and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the PSUs and RSUs.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides additional detail regarding RSUs and PSUs granted to each of the NEOs under the 2020 E-LTIP, potential amounts payable under the 2020 MIP, and the RSUs awarded to the NEOs as part of the 2020 Special Incentive Awards. Threshold, target, and maximum award opportunities are provided for PSUs and the MIP, as applicable.

		Grant Date (A)	Date of Action (A)	Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock Units (#) (D)	Grant Date Fair Value of Stock Awards ($)
Name	Award			Thresh. ($)	Target ($)	Max ($)	Thresh. (#)	Target (#)	Max (#)

Giovanni (John) Visentin	2020 MIP			300,000	1,800,000	3,600,000
	2020 E-LTIP	1/13/2020	1/13/2020				19,050	152,401	304,802		6,000,027
	2020 E-LTIP	1/13/2020	1/13/2020							107,992	4,000,024
	Supplemental RSU	12/9/2020	11/19/2020							262,469	6,000,041

Steven J. Bandrowczak	2020 MIP			87,500	525,000	1,050,000
	2020 E-LTIP	1/13/2020	1/13/2020				6,382	51,055	102,110		2,010,035
	2020 E-LTIP	1/13/2020	1/13/2020							36,178	1,340,033
	Supplemental RSU	12/9/2020	11/19/2020							76,773	1,755,031

William F. Osbourn, Jr	2020 MIP			104,167	625,000	1,250,000
	2020 E-LTIP	1/13/2020	1/13/2020				4,286	34,291	68,582		1,350,037
	2020 E-LTIP	1/13/2020	1/13/2020							24,299	900,035

Xavier Heiss	2020 MIP			74,049	444,296	888,592
	2020 E-LTIP	1/13/2020	1/13/2020				1,524	12,193	24,386		480,038
	2020 E-LTIP	1/13/2020	1/13/2020							8,640	320,026
	Promotional 2020 E-LTIP	2/29/2020	2/24/2020				657	5,259	10,518		180,016
	Promotional 2020 E-LTIP	2/29/2020	2/24/2020							3,727	120,009
	Supplemental RSU	12/9/2020	11/19/2020							22,312	510,052

Michael D. Feldman	2020 MIP			95,833	575,000	1,150,000
	2020 E-LTIP	1/13/2020	1/13/2020				2,572	20,575	41,150		810,038
	2020 E-LTIP	1/13/2020	1/13/2020							14,579	540,006
	Supplemental RSU	12/9/2020	11/19/2020							46,589	1,065,025

Hervé N. Tessler	2020 MIP			-	-	-

Louis J. Pastor	2020 MIP			83,333	500,000	1,000,000
	2020 E-LTIP	1/13/2020	1/13/2020				2,667	21,337	42,674		840,038
	2020 E-LTIP	1/13/2020	1/13/2020							15,119	560,008
	Supplemental RSU	12/9/2020	11/19/2020							31,498	720,044

Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020; he did not receive a 2020 MIP payout, a 2020 E-LTIP grant, or a 2020 Special Incentive Award. Mr. Osbourn retired from the Company effective September 30, 2020 and did not receive a 2020 Special Incentive Award.

(A)

The “Grant Date” is the effective date of the equity awards. The “Date of Action” is the date on which the values of the awards were approved by the Compensation Committee and, for Mr. Visentin, the Board of Directors.

(B)

These columns reflect the threshold, target, and maximum payout opportunities under the 2020 MIP set by the Compensation Committee on January 13, 2020. However, no payouts were made under the MIP in respect of 2020 performance.

The MIP measures and weightings for 2020 were Absolute Revenue(1) (one-third), Adjusted Operating Margin1 (one-third) and Free Cash Flow(1) (one-third). For purposes of this table, the amount shown as the “threshold” payout was determined assuming achievement of the minimum performance level for only one of the three performance measures. If threshold performance was not achieved on any of the performance measures, there would be no MIP payout—which was the case for the 2020 MIP.

(C)

The threshold, target, and maximum payout opportunities for the 2020 E-LTIP PSU awards, as well as the design and methodology for determining the 2020 E-LTIP PSU awards, were approved by the Compensation Committee on January 13, 2020. The target number of PSUs granted to each of our NEOs was determined as follows: one-half of the approved E-LTIP target award value divided by the closing market price of Xerox Common Stock on the grant date (or last trading day prior to the grant date if the market was closed on the grant date) for the Absolute Revenue(1) and Free Cash Flow(1) measures, and one-half of the approved E-LTIP target award value divided by a per-share Monte Carlo valuation for the Absolute Share Price(1) measure, rounded up to the nearest whole share.

The performance measures and weightings for the portion of the 2020 E-LTIP award granted as PSUs are: Absolute Revenue(1) (unadjusted for currency) (25%), Free Cash Flow(1) (25%) and Absolute Share Price(1) (50%).

PSUs under the 2020 E-LTIP can be earned by achieving three-year performance goals between threshold and maximum. The performance period for the Absolute Revenue(1) and Free Cash Flow(1) measures is January 1, 2020 through December 31, 2022. Absolute Share Price(1) is measured based on the 20-trading day average price at the end of the three-year performance period, plus the value of accumulated dividends during the three-year performance period. The service period and vesting date for the PSUs is three years from the grant date; earned PSUs will be determined and paid after the 2022 performance results have been certified by the CFO and approved by the Compensation Committee.

The threshold column reflects the lowest number of PSUs that can be earned if performance is achieved at the minimum level for only one performance measure. If threshold performance is not achieved on any of the performance measures, no PSUs are earned. See Compensation Committee Actions Relating to E-LTIP Awards in the CD&A for additional information. The target column reflects the number of PSUs that could be earned if target performance was achieved on all performance measures. The maximum column reflects the greatest number of PSUs that could be earned if maximum or higher performance was achieved on all three performance measures. The number of PSUs earned is interpolated if the Company’s performance is between threshold and target or between target and maximum, as determined by the Compensation Committee.

(D)	This column includes the E-LTIP RSU awards granted to our NEOs in 2020.

i.

2020 E-LTIP RSUs will vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The number of RSUs granted was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share.

ii.

Special, one-time supplemental RSUs (granted as part of the 2020 Special Incentive Awards) will vest 50% on the first anniversary of the grant date and the remaining 50% will vest on the second anniversary of the grant date. The number of RSUs granted was determined by dividing the approved award value by the closing market price on the grant date (or the last trading day before the grant date if the stock market was closed on the grant date) and rounding up to the nearest whole share. See the 2020 Special Incentive Awards section for more information.

(1)	Refer to the Non-GAAP Financial Measures section for an explanation of the non-GAAP financial measures as well as the calculation of performance measures as approved by the Compensation Committee.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table displays unvested equity awards held by each of the NEOs at December 31, 2020.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (A)	Number of Securities Underlying Unexercised Options Unexercisable (#) (B)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (C)	Market Value of Shares or Units of Stock That Have Not Vested ($) (C)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (D)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (D)

Giovanni (John) Visentin	134,657	134,657	28.51	5/15/2028	548,836	12,727,507	632,718	14,672,730

Steven J. Bandrowczak	20,995	20,995	24.00	7/1/2028	153,420	3,557,810	155,408	3,603,912

William F. Osbourn, Jr	-	-	-	-	-	-	-	-

Xavier Heiss	6,174	6,175	27.98	4/5/2028	44,763	1,038,054	43,907	1,018,203

Michael D. Feldman	34,302	34,302	27.98	4/5/2028	101,934	2,363,849	132,052	3,062,286

Hervé N. Tessler	0	21,344	27.98	7/6/2021	14,996	347,757	54,594	1,266,035

Louis J. Pastor	7,088	7,089	27.08	10/1/2028	62,379	1,446,569	61,453	1,425,095

(A)	The awards presented in this column include exercisable E-LTIP stock options granted in 2018.

(B)

The awards presented in this column reflect that portion of the E-LTIP stock options granted in 2018 that remain unexercisable at December 31, 2020 and will become exercisable on the third anniversary of the grant date.

(C)

The awards presented in these columns include unvested E-LTIP RSUs (as of December 31, 2020). The value of these awards is based on the $23.19 closing market price of Xerox Common Stock on December 31, 2020, the last trading day of 2020. These columns include the following awards:

2020 RSUs:

Remaining unvested RSUs granted on January 13, 2020 as part of the 2020 E-LTIP, as follows: Mr. Visentin — 107,992; Mr. Bandrowczak — 36,178; Mr. Osbourn — 0; Mr. Heiss — 8,640; Mr. Feldman — 14,579; Mr. Tessler — 0 and Mr. Pastor — 15,119. The vesting schedule of these RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

Remaining unvested RSUs granted on February 29, 2020 as part of Mr. Heiss’s promotion — 3,727. The vesting schedule of these RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

Remaining unvested RSUs granted on December 9, 2020 as part of the 2020 Special Incentive Awards, as follows: Mr. Visentin — 262,469; Mr. Bandrowczak — 76,773; Mr. Osbourn — 0; Mr. Heiss — 22,312; Mr. Feldman — 46,589; Mr. Tessler — 0 and Mr. Pastor — 31,498. The vesting schedule of these RSUs is 50% on the first anniversary and 50% on the second anniversary of the grant date.

2019 RSUs:

Remaining unvested RSUs granted on January 14, 2019 as part of the 2019 E-LTIP, as follows: Mr. Visentin — 134,530; Mr. Bandrowczak — 33,633; Mr. Osbourn — 0; Mr. Heiss — 8,073; Feldman — 29,597; Tessler — 8,047 and Pastor — 13,454. The vesting schedule for the January 14, 2019 grant of RSUs is 25% on the first anniversary 25% on the second anniversary and 50% on the third anniversary of the grant date.

The shares shown for Mr. Tessler reflect the circumstances of his retirement.

2018 RSUs:

Remaining unvested RSUs granted on the dates that follow as part of the 2018 E-LTIP: May 15, 2018 to Mr. Visentin — 43,845; July 1, 2018 to Mr. Bandrowczak — 6,836; October 1, 2018 to Mr. Pastor — 2,308; and April 6, 2018 to Mr. Osbourn — 0; Mr. Heiss — 2,011; Mr. Feldman — 11,169; and Mr. Tessler — 6,949. The vesting schedule for the May 15, July 1, October 1 and April 6, 2018 grants of RSUs is 25% on the first anniversary, 25% on the second anniversary and 50% on the third anniversary of the grant date.

The shares shown for Mr. Tessler reflect the circumstances of his retirement.

(D)

The awards presented in these columns consist of unearned PSUs (as of December 31, 2020) and are shown at target. The value of these awards is based on the $23.19 closing market price of Xerox Common Stock on December 31, 2020, the last trading day of 2020.

2020 PSU Awards:

PSU awards granted as part of the 2020 E-LTIP on January 13, 2020 to Mr. Visentin — 152,401; Mr. Bandrowczak — 51,055; Mr. Osbourn — 0; Mr. Heiss — 12,193; Mr. Feldman — 20,575; Mr. Tessler — 0 and Mr. Pastor — 21,337, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2020 through December 31, 2022.

PSU award granted on February 29, 2020 as part of Mr. Heiss’s promotion — 5,259, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2020 through December 31, 2022.

2019 PSU Awards:

PSU awards granted as part of the 2019 E-LTIP on January 14, 2019 to Mr. Visentin — 313,153; Mr. Bandrowczak — 78,289; Mr. Osbourn — 0; Mr. Heiss — 18,790; Mr. Feldman — 68,894; Mr. Tessler — 28,097 and Mr. Pastor — 31,316, which vest three years from the grant date, with the number of shares to be earned, if any, based on achievement of the applicable performance metrics. The performance period is January 1, 2019 through December 31, 2021.

The shares shown for Mr. Tessler reflect the circumstances of his retirement.

2018 PSU Awards:

PSU awards granted as part of the 2018 E-LTIP on May 15, 2018 to Mr. Visentin — 167,164; July 1, 2018 to Mr. Bandrowczak — 26,064; October 1, 2018 to Mr. Pastor — 8,800; and April 6, 2018 to Mr. Osbourn — 0, Mr. Heiss — 7,665; Mr. Feldman — 42,583 and Mr. Tessler — 26,497, which vest three years from the grant date, with the number of shares earned for the 2018 portion of the award determined based on achievement of the applicable performance metrics measured over the applicable performance period (January 1, 2018 through December 31, 2018). At its December 2018 meeting, the Compensation Committee determined that it would set the payout for the 2019 and 2020 PSU portions of the 2018 E-LTIP at target levels of performance, with the effect of making these portions of the award service-based. The Compensation Committee made this determination because, when the 2018 PSU awards were granted, the Compensation Committee deferred setting metrics for 2019 and 2020 due to uncertainty concerning whether Xerox would remain an independent company and thus whether any metrics set at that time would be appropriate for the full three-year performance period. With the change in strategy beginning in 2019 and the new metrics that were used for the 2019 PSUs, the Compensation Committee determined that it would focus the remaining years of the 2018 PSUs on retention.

The shares shown for Mr. Tessler reflect the circumstances of his retirement.

Additional detail on these awards can be found in the Executive Long-Term Incentive Program section of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table shows amounts realized by the NEOs upon the vesting of stock awards during 2020. All of our NEOs held exercisable stock options during 2020 but none were exercised.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
Giovanni (John) Visentin	66,765	1,975,744
Steven J. Bandrowczak	106,296	1,852,878
William F. Osbourn, Jr	149,993	3,395,122
Xavier Heiss	22,507	402,744
Michael D. Feldman	119,958	2,050,626
Hervé N. Tessler	95,699	1,630,631
Louis J. Pastor	5,638	186,467

(A)

This column includes shares attributable to RSUs and PSUs that vested under the 2017, 2018, and 2019 E-LTIP. All shares are subject to a holding period. NEOs must retain at least 50% of the shares acquired through the vesting of their annual E-LTIP PSU and RSU awards, net of taxes, until they achieve their required level of ownership under our stock ownership guidelines. Once achieved, NEOs must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other NEOs.

(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

PENSION BENEFITS FOR THE 2020 FISCAL YEAR

The following table reflects information regarding our NEOs’ estimated benefits under the defined benefit pension plans in which they participate, if any, as of December 31, 2020.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Giovanni (John) Visentin	-	-	-	-
Steven J. Bandrowczak	-	-	-	-
William F. Osbourn, Jr	-	-	-	-
Xavier Heiss (A)	Retirement Indemnities Plan	32	887,901	-
Michael D. Feldman	-	-	-	-
Hervé N. Tessler (B)	Retirement Indemnities Plan	-	-	-
Louis J. Pastor	-	-	-	-

(A)

Pension benefits were accrued by Mr. Heiss under the Retirement Indemnities Plan during 2020. The present value of the accumulated benefit is the present value of his accumulated benefit payable at the plan’s earliest unreduced retirement age (age 62). The critical assumptions are the (i) discount rate of 0.35%; (ii) social charge rate of 46.5%; and (iii) exchange rate of 1.2295 USD per EUR, consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K. The plan pays benefits only as a lump sum, calculated as monthly pay times a multiple, ranging from 0 to 8 based on years of service, plus the social charges on this payment. Monthly pay is one-twelfth of annual base salary plus short-term incentive. The amount is payable only as a single sum. At 32 years of service, the multiple of monthly pay is 6.8. Upon retirement at age 62, Mr. Heiss’s multiple would be 7.8.

(B)

The Retirement Indemnities Plan does not pay any benefits to a participant who terminates employment before age 62. Mr. Tessler had not attained age 62 when he retired in 2020, and therefore was not eligible for any benefit under the Retirement Indemnities Plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2020 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year-end balances under the Xerox Corporation Supplemental Savings Plan (SSP) and the Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan). Messrs. Visentin, Osbourn and Feldman participated in the SSP in 2018 or prior years. The SSP was closed to new contributions after 2018. Prior contributions continued to generate earnings during 2020, and account balances are shown below. Messrs. Heiss and Tessler participated in the French DC Plan during 2020 as shown below.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(A)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Giovanni (John) Visentin	SSP	-	-	830	-	30,764
Steven J. Bandrowczak	SSP	-	-	-	-	-
William F. Osbourn, Jr	SSP	-	-	2,041	-	75,658
Xavier Heiss	DC France(B)	2,529	7,587	24,840	-	261,769
Michael D. Feldman	SSP	-	-	4,098	-	151,937
Hervé N. Tessler	DC France(B)	2,529	7,587	27,523	-	302,480
Louis J. Pastor	SSP	-	-	-	-	-

(A)	No portion of the amounts shown in this column is reported in the Summary Compensation Table as above-market interest.
(B)

The French DC Plan is denominated and paid in Euros. The amounts shown in U.S. dollars reflect a conversion rate of 1.2295USD per EUR, consistent with the exchange rate methodology described in the Company’s 2020 Annual Report on Form 10-K.

Supplemental Savings Plan (SSP)

The SSP, an unfunded, non-tax-qualified defined contribution deferred compensation plan, allowed eligible U.S. employees to defer compensation in excess of IRS limits. Before it was closed at the end of 2018, the SSP provided a 100% employer match on employee deferrals of up to 3% of pay over the IRS qualified plan limits.

The SSP was closed to new contributions after 2018. Participants’ account balances continued to generate earnings during 2020 as shown in the above table. Interest is credited to participant accounts at a rate defined by the Company before the first day of any period for which the interest will accrue. The interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any NEO, not greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R. Section 229.402.

All SSP balances are fully vested. Each participant’s SSP account balance will be distributed in a lump-sum payment 6 months after the date the participant separates from service.

Defined Contribution Pension Plan for Directors of Xerox SAS, France (French DC Plan)

Directors of Xerox France are eligible for this plan. The total annual contribution is equal to 4% of gross annual remuneration (including 20% of bonus) up to a maximum remuneration of € 205,680 per year per year in 2020. The Company contributes 75% of the total annual contribution, and the employee contributes 25%. The accumulated savings are converted into an annuity commencing at the later of retirement or attainment of age 62. Mr. Tessler had not yet attained age 62 when he terminated employment and thus his benefits are not payable until he attains age 62, at which time they will be payable in accordance with the terms of the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each NEO assuming that each of the hypothetical termination or change in control events listed in the table occurred on December 31, 2020, except that for Messrs. Osbourn and Tessler, the table reflects only the actual circumstances of their terminations as of their respective termination dates during 2020. The equity award values presented in this table reflect unvested grants held by the NEOs (including Mr. Tessler) as of December 31, 2020 and are based on the closing market price of Xerox Common Stock of $23.19 as of December 31, 2020, the last trading day in 2020.

Name	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Healthcare/ Life Insurance / Other Benefits ($)	Total Termination Benefit ($)

Giovanni (John) Visentin

• Voluntary Termination or for Good Reason/Retirement (A)	6,000,000	-	27,267,283	25,990	33,293,273

• Involuntary Termination not for Cause (B)	6,000,000	-	27,267,283	25,990	33,293,273

• Involuntary or Good Reason Termination after Change in Control (C)	8,970,000	-	27,400,238	25,990	36,396,228

• Death (D)	-	-	27,400,238	-	27,400,238

Steven J. Bandrowczak

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	525,000	-	6,128,872	7,941	6,661,813

• Involuntary or Good Reason Termination after Change in Control (C)	2,100,000	-	7,161,721	15,882	9,277,603

• Death (D)	-	-	7,161,721	-	7,161,721

William F. Osbourn, Jr

• Voluntary Termination (E)	-	-	-	9,935	9,935

Xavier Heiss

• Voluntary Termination/Retirement (A)	-	-	900,547	-	900,547

• Involuntary Termination not for Cause (B)	830,050	-	1,802,398	165,480	2,797,928

• Involuntary or Good Reason Termination after Change in Control (C)	1,947,528	-	2,056,257	205,752	4,209,537

• Death (D)	-	-	2,056,257	3,641,523	5,697,780

Michael D. Feldman

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	575,000	-	4,919,174	9,239	5,503,413

• Involuntary or Good Reason Termination after Change in Control (C)	2,300,000	-	5,426,136	18,477	7,744,613

• Death (D)	-	-	5,426,136	-	5,426,136

Hervé N. Tessler

• Retirement (F)	2,157,029	-	1,613,791	67,120	3,837,940

Louis J. Pastor

• Voluntary Termination/Retirement (A)	-	-	-	-	-

• Involuntary Termination not for Cause (B)	500,000	-	2,443,414	12,309	2,955,723

• Involuntary or Good Reason Termination after Change in Control (C)	2,000,000	-	2,871,663	24,619	4,896,282

• Death (D)	-	-	2,871,663	-	2,871,663

Upon the termination events listed above, in addition to the benefits reflected in the above table, each NEO would also be entitled to the balance of his deferred compensation account, if any, under our non-qualified deferred compensation plans. Deferred compensation balances are reported in the “Aggregate Balance at Last FYE” column of the Non-Qualified Deferred Compensation table above.

In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our NEOs would be entitled upon hypothetical termination events occurring on December 31, 2020. These amounts reflect estimates only, and actual payments and benefits to which a NEO may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table.

(A)

As of December 31, 2020, Messrs. Visentin, Bandrowczak, Feldman, and Pastor were not retirement eligible and would not receive any payments in the event of voluntary termination, except as described below for Mr. Visentin.

The payments shown for Mr. Visentin reflect a voluntary termination for Good Reason under his agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A); if Mr. Visentin voluntarily terminated his employment for Good Reason, he would receive:

•

Cash payments equal to twice the sum of his base salary and target short-term incentive award, which would be paid over 24 months (the Severance Period) but are reported above as if paid in a lump sum;

•

His annual short-term incentive award (Non-Equity Incentive Award) for 2020 (if any) based on actual achievement against performance goals (which, as discussed in 2020 Compensation Actions section, was zero);

•	Full vesting of all outstanding equity awards that otherwise would have become vested during the Severance Period; and

•	Continuation of welfare benefits at active employee rates during the Severance Period.

These payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement.

Mr. Heiss is retirement eligible under the terms of our equity award agreements and, in the event of his retirement on December 31, 2020, would receive prorated vesting of outstanding equity awards (based on the number of full months of service as an employee during the vesting period commencing on the grant date), including PSUs based on actual performance results but reflected at target performance for purposes of the table.

(B)

In the event of Mr. Visentin’s involuntary termination without cause on December 31, 2020, under the terms of his agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A), Mr. Visentin would receive the same payments and benefits described in (A) above for a Voluntary Termination for Good Reason. As above, these payments and benefits would be conditioned upon Mr. Visentin’s execution of a release of claims against the Company and a two-year non-competition/non-solicitation agreement. In addition, under the terms of our equity award agreements, Mr. Visentin would receive prorated vesting of outstanding equity awards that would not have become vested during the Severance Period, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the Severance Period). The table above assumes proration through the end of the Severance Period.

Under the Company’s Officer Severance Program (as described in the Employment and Separation section of the CD&A), Messrs. Bandrowczak, Feldman, and Pastor would each receive payment of one year of current annual base salary. The amounts reported in the table above assume such benefit is paid as a lump sum although it is generally paid periodically, consistent with the normal payroll cycle. In addition, each of these NEOs would receive:

•

Under the terms of the Officer Severance Program, the NEO’s short-term incentive (Non-Equity Incentive Award) for 2020 (if any), based on actual achievement against performance goals (which, as discussed in 2020 Compensation Actions section, was zero);

•

Under the terms of our equity award agreements, prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including, at the Compensation Committee’s discretion, the one-year salary continuance period). PSU awards would be earned based on actual performance but the table above reflects target performance. The table above assumes proration through the end of the salary continuance period; and

•	Continuation of specified welfare benefits at active employee rates during the one-year salary continuance period.

These payments and benefits would be conditioned upon the NEO’s execution of a release of claims against the Company and a non-competition/non-solicitation agreement.

Mr. Heiss would not receive a benefit under the Officer Severance Program due to the program’s provision for non-duplication of benefits. Mr. Heiss would instead receive benefits under the Convention Collective d’Enterprise Xerox S.A.S. du 10 December 2015 (XF-CBA), a collective bargaining agreement between the Company’s French subsidiary and certain French trade unions. Under the XF-CBA, Mr. Heiss would be entitled to a 3-month notice period during which his base salary and benefits would continue and at the end of which he would receive a dismissal indemnity equal to 12 months of his monthly average gross salary (the calculation of which would include his actual 2019 short-term incentive payment and certain other amounts paid to him during 2020). In addition, Mr. Heiss would receive:

•

Short-term incentive (Non-Equity Incentive Award) for 2020 (if any), based on actual achievement against performance goals (which, as discussed in the 2020 Compensation Actions section of the CD&A, was zero);

•

Under the terms of our equity award agreements, prorated vesting of outstanding equity awards, with such proration based on the number of full months of service as an employee during the vesting period (including the 3-month notice period and, at the Compensation Committee’s discretion, any applicable salary continuance/dismissal indemnity period). PSU awards would be earned based on actual performance but the table above reflects target performance. The table above assumes proration through the end of the 12-month dismissal indemnity period; and

•	Continuation of specified welfare benefits for up to a one-year period following the end of the 3-month notice period.

(C)

Change in control (CIC) severance agreements for Messrs. Bandrowczak, Heiss, Feldman and Pastor provide the following severance benefits in the event of an involuntary termination (other than for cause, disability, or death) or a voluntary termination for Good Reason within two years following a CIC (in either case, a “qualifying termination”):

•	Lump-sum cash payment equal to two times the sum of annual base salary and short-term incentive award target;

•	Continuation of specified welfare benefits at active employee rates for 24 months;

•	Payment of reasonable legal fees and expenses incurred if the NEO, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the CIC severance agreement.

•

In addition, pursuant to the terms of the 2004 Performance Incentive Plan and Xerox Holding Corporation Performance Incentive Plan, in the event of a change in control as defined therein, these NEOs would be entitled to full vesting of outstanding equity awards.

The CIC severance agreements for Messrs. Bandrowczak, Heiss, Feldman and Pastor each contain an offset provision, pursuant to which payments and benefits are reduced by any payments or benefits required to be paid to the NEO as severance, or during a notice period, under any other agreement or program or by operation of law. Thus, in the event of a qualifying termination that is also an involuntary termination under the Officer Severance Program or, as applicable, the XF-CBA, Messrs. Bandrowczak, Heiss, Feldman and Pastor would receive the payments described in (B) above for an Involuntary Termination Not for Cause, and would receive payments or benefits under their CIC severance agreements only to the extent the CIC severance agreements provided for greater amounts.

Pursuant to Mr. Visentin’s agreement (see the Named Executive Officer With Unique Compensation Arrangement section of the CD&A), in the event of a CIC (as defined therein), any outstanding equity awards granted before May 15, 2020 would become vested. In the event of Mr. Visentin’s voluntary termination for Good Reason or involuntary termination without Cause following a CIC, he would also be entitled to:

•	Lump-sum cash payment equal to 2.99 times the sum of his annual base salary and short-term incentive award target;

•

His annual short-term incentive award (Non-Equity Incentive Award) for 2020 (if any) based on actual achievement against performance goals (which, as discussed in the 2020 Compensation Actions section of the CD&A, was zero);

•	Full vesting of all outstanding equity awards;

•	Continuation of welfare benefits at active employee rates for a period of 24 months; and

•	Payment of reasonable legal fees and expenses incurred if Mr. Visentin, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided under his agreement.

Mr. Visentin’s entitlement to any of the CIC payments and benefits described above is subject to his execution of a release of claims against the Company and a two-year non-compete/non-solicitation agreement.

For all of the NEOs, if excise tax under Code Sections 280G and 4999 would be payable, the Company will reduce the NEO’s CIC payment to a level that will not trigger such excise tax, if it is determined that doing so will result in a greater net after-tax amount for the executive.

(D)

In the event of a NEO’s death, the NEO’s estate (or, with respect to certain types of payments and elections made, the NEO’s spouse) would receive: the NEO’s 2020 short-term incentive, if any, based on actual achievement against performance goals (which, as discussed in the 2020 Compensation Actions section of the CD&A, was zero); accelerated vesting of outstanding equity awards; and for Mr. Heiss, payment of his vested pension benefits, if any, in accordance with the plan’s terms and the proceeds of a life insurance policy per the XF-CBA.

(E)	Mr. Osbourn voluntarily terminated employment with the Company on September 30, 2020. He received a payment of $9,935 for accrued and unused vacation upon termination.

(F)

Mr. Tessler retired from his executive officer role effective February 28, 2020 and terminated employment with the Company effective May 17, 2020. Because he was retirement eligible under the terms of our equity award agreements, he was entitled to prorated vesting of outstanding equity awards through the date of his termination (including PSUs based on actual performance results but reflected at target performance for purposes of the table). As with the other NEOs, the amounts shown in the Equity Incentive Award column of the table reflect his outstanding awards as of December 31, 2020, valued as of such date. Mr. Tessler will receive a lump-sum payment of his account balance under the French DC Plan as described in the Non-Qualified Deferred Compensation for the 2020 Fiscal Year section; this value is already vested and not included in the table above. Mr. Tessler had not yet attained age 62 when he terminated employment and thus his benefits are not payable until he attains age 62, at which time they will be payable in accordance with the terms of the plan. In addition, because Mr. Tessler’s retirement was, for purposes of the XF-CBA and French law, an involuntary termination without cause that entitled him to certain separation benefits, the Company entered into a settlement and separation agreement with Mr. Tessler dated February 28, 2020 (the Separation Agreement, a copy of which was filed as exhibit 10.3 to the Company’s report on Form 10-Q for the period ending March 30, 2020). Pursuant to the XF-CBA, Mr. Tessler remained employed as a non-executive employee of the Company during a notice period through May 17, 2020, during which his salary and benefits continued. At the end of the notice period, Mr. Tessler was paid a lump-sum severance indemnity of €1,754,395 ($2,157,029), calculated as required under the XF-CBA. This amount included a one-time severance payment under the XF-CBA of €1,187,968 ($1,460,607), a vacation indemnity of €66,322 ($81,543) and “thirteenth month” indemnity of €14,579 ($17,924). In addition, as required under the XF-CBA, he is eligible for continued participation in Company health benefits for up to 12 months following his termination date (this amount totaled €43,673 ($53,696) as listed in the Healthcare / Life Insurance / Other Benefits column of the table).

Under the Separation Agreement, Mr. Tessler agreed to a general release of claims against the Company, confidentiality and non-disparagement obligations, and certain restrictive covenants, including a 12-month non-competition provision and a 12-month non-solicitation provision. In accordance with French law requiring additional consideration to support a release and restrictive covenants, Mr. Tessler received the following benefits under the Separation Agreement:

•

Cash payments equal to three months of his base salary as in effect on February 28, 2020 (this amount totaled €115,678 ($142,226) and is in the amount disclosed in the lump-sum payment column of the table, although it was paid over a three-month period);

•

Continuation, through August 17, 2020, of: (i) benefits under the Company’s standard employee benefit plans, as applicable (this amount totaled €10,918 ($13,424), listed in the Healthcare / Life Insurance / Other Benefits column of the table); (ii) vesting in outstanding equity awards (the amount shown in the Equity Incentive Awards column of the table reflects the value of Mr. Tessler’s outstanding equity awards at December 31, 2020, taking into account both this provision and the retirement-eligible vesting proration described above) and (iii) certain allowances under his international assignment agreement (the amount totaled €41,607 ($51,155) and is included in the amount disclosed in the lump-sum column of the table); and

•	Cash payments of €294,145 ($361,652) in April 2020 and €34,096 ($41,922) in August 2020 (which are included in the amount disclosed in the lump-sum column of the table).

Termination Following Disability

Assuming termination following disability on December 31, 2020, all NEOs would be eligible for prorated vesting of equity awards under the terms of our award agreements, with such proration based on the number of full months of service as an employee during the vesting period commencing on the grant date (including PSUs based on actual performance achievement against performance goals), their deferred compensation balance, if any, and vested pension benefits, if any, as shown in (A) above for a Voluntary Termination/ Retirement.

Involuntary Termination for Cause

If a NEO is involuntarily terminated for cause or it is determined by the Compensation Committee or plan administrator that the NEO engaged in detrimental activity against the Company, as provided under our plans, such NEO would not receive any payments other than his deferred compensation plan account balance, if any (and for the SSP, such balance would be reduced by the amount of the Company matching contributions) and vested tax-qualified pension benefits, if any. All unvested equity awards and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all NEOs. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees, the NEOs would be eligible for payment of accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to salary continuance, if applicable) under the terms of the Company’s vacation policy and applicable law.

Change in Control (CIC) Severance Agreements

Under the CIC severance agreements and Mr. Visentin’s agreement, a CIC generally is deemed to have occurred, subject to specific exceptions, if:

•	Any person beneficially acquires 20 percent or more of the combined voting power of our outstanding securities.

•	A majority of our directors are replaced under specific circumstances.

•

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 20 percent or more of the combined voting power of the Company’s then outstanding voting securities.

•	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

Under the CIC severance agreements, Good Reason generally means:

•

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. However, change in control benefits will be triggered by this provision only if the executive officer has not voluntarily terminated his employment and the “material diminution” has not been remedied, in either case, before the second anniversary of a change in control.

•	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.

•	A material change in the geographic location where the executive is required to be based.

•

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

•	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.

The definition of Good Reason under Mr. Visentin’s agreement is discussed in the Named Executive Officer with Unique Compensation Arrangement section.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2020, with respect to shares of Xerox Common Stock that may be issued under the 2004 Performance Incentive Plan, Xerox Holdings Corporation Performance Incentive Plan, and Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan). Each of these plans has been approved by shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Rights, RSUs, PSUs, and DSUs (#) (A)[1]	Weighted-Average Exercise Price of Outstanding Options and Rights ($) (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)[2]

Equity Compensation Plans Approved by Shareholders[3]	6,413,016	$27.81	10,909,255

Equity Compensation Plans Not Approved by Shareholders	-	-	-

Total	6,413,016	$27.81	10,909,255

1.

Consists of (i) 3,008,956 RSUs (ii) 2,424,858 PSUs at target level performance and (iii) 798,817 stock options outstanding under the Xerox Corporation 2004 Performance Incentive Plan and Xerox Holdings Corporation Performance Incentive Plan. The amount also includes 180,385 DSUs outstanding under the 2004 Directors Plan. Because there is no exercise price associated with RSUs, PSUs or DSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (B).

2.	The amount includes 70,046 shares available under the 2004 Directors Plan.

3.	In May 2020, shareholders approved a new plan, the Xerox Holdings Corporation Performance Incentive Plan, and any awards granted on or after May 21, 2020 are being made under the new plan.

CEO PAY RATIO

In accordance with SEC rules, the Company is disclosing the ratio of the annual total compensation of the Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer).

Due to the COVID-19 pandemic and workforce changes we identified a new median employee for 2020 using the methodology described below. As of November 30, 2020, our total employee population consisted of approximately 24,500 individuals working at our parent company and consolidated subsidiaries at locations in the U.S. and globally. To identify the median compensated employee, we used annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary and short-term incentive compensation received in 2020, and any commission payments for 2020. Also included are 2020 overtime and mandated wages paid through November 30, 2020. In 2018 and 2019, we used November 30 as our tabulation date and repeated the same month and day in 2020.

Once the median employee was identified applying our CACM methodology, we calculated the median employee total annual compensation using the same components of compensation as used in the Summary Compensation Table for our NEOs.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CEO Pay Ratio Table

Name Position	Annual Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)	CEO Pay Ratio
Giovanni (John) Visentin Vice Chairman and Chief Executive Officer	1,200,000	900,000	16,000,092	-	-	44,268	18,144,360	233 to 1
Median Employee	48,628	456	-	-	28,262	681	78,027

The ratio of 233 to 1 was calculated in a manner consistent with SEC rules.

Supplemental CEO Pay Ratio Table Excluding One-time Compensation

In 2020, Xerox provided one-time payments to most employees (see the 2020 Special Incentive Awards section for more detail). When these payments are excluded in the manner shown in the table below, the ratio of the CEO’s 2020 total compensation to the median employee’s 2020 total compensation is 145 to 1.

•	Vice Chairman and Chief Executive Officer — excluding one-time compensation of:

•	Leadership Retention Award: $900,000

•	Supplemental RSUs: $6,000,041

•	Median Employee — excluding one-time compensation of:

•	Bonus — $456

Name Position	Annual Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)	CEO Pay Ratio
Giovanni (John) Visentin Vice Chairman and Chief Executive Officer	1,200,000	-	10,000,051	-	-	44,268	11,244,319	145 to 1
Median Employee	48,628	-	-	-	28,262	681	77,571

OTHER INFORMATION

Indemnification Actions

The restated by-laws of Xerox provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with the restated by-laws of Xerox. In February and July 2018, the Board approved the advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors and former directors named as defendants in the actions commenced in the Supreme Court of the State of New York, County of New York, and any related actions, in connection with the proposed transactions to combine Xerox and Fuji Xerox. In February 2020, the Xerox Board also approved advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors named as defendants in the action commenced in the Supreme Court of the State of New York, County of New York, captioned Miami Firefighters’ Relief & Pension Fund, derivatively on behalf of Xerox Holdings Corporation, Plaintiff, v. Carl C. Icahn, High River Limited Partnership, Icahn Capital LP, Keith Cozza, Giovanni Visentin, Jonathan Christodoro, Joseph Echevarria, Nicholas Graziano, Cheryl Gordon Krongard, and Andrew Scott Letier, Defendants, and Xerox Holdings Corporation, Nominal Defendant, and all other related actions currently existing or thereafter commenced in any court, including any additional derivative actions, or any appeal therein. In July 2020, the Xerox Board approved advancement of counsel fees and other reasonable expenses which may be incurred by five directors (specifically Messrs. Cozza, Christodoro, Graziano, Letier and Visentin) named as defendants in the action captioned Carmen Ribbe, derivatively on behalf of Xerox Corporation, Plaintiff, v. Jeffrey Jacobson, Gregory Q. Brown, Joseph J. Echevarria, William Curt Hunter, Robert J. Keegan, Cheryl Gordon Krongard, Charles Prince, Ann N. Reese, Stephen Rusckowski, Sara Martinez Tucker, Keith Cozza, Giovanni G. Visentin, Jonathan Christodoro, Nicholas Graziano, A. Scott Letier, Carl C. lcahn, High River Limited Partnership, lcahn Capital LP, and Xerox Corporation (Nominal Defendant), but who were not covered by earlier Board resolutions related to future derivative actions. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the restated by-laws of Xerox or the BCL.

Directors and Officers Liability Insurance and Indemnity

The policies are issued by Endurance Assurance Corporation, Everest National Insurance Company, Starr Indemnity and Liability Company, The Ohio Casualty Insurance Company Twin City Fire Insurance Company, Continental Casualty Company, Allianz Global Risks US Insurance Company, National Union Fire Insurance Company, Markel American Insurance Company, Old Republic Insurance Company, Zurich American Insurance Company, Berkley Insurance Company, Beazley Insurance Company, Wesco Insurance Company, Lloyd’s, National Casualty Company and Argonaut Insurance Company. The policies expire January 1, 2022 and the total annual premium is approximately $2.7 million.

Non-GAAP Financial Measures

The Company’s 2020 Annual Report on Form 10-K reports financial results in accordance with generally accepted accounting principles (GAAP). Within the CD&A, we also discuss certain financial results using the non-GAAP measures described below. These non-GAAP measures specifically relate to our Management Incentive Program (MIP) and Executive Long-Term Incentive Program (E-LTIP) performance measures, as approved by the Compensation Committee. The Compensation Committee believes these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. These non-GAAP measures adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related income tax effects. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, in the Company’s Annual Reports on Form 10-K, are set forth below in the following tables.

Adjusted Earnings Measures

•	Net income and Earnings per share (EPS) — this measure is adjusted for the following items:

Restructuring and related costs, net: Restructuring and related costs, net include restructuring and asset impairment charges as well as costs associated with our transformation programs beyond those normally included in restructuring and asset impairment charges. Restructuring consists of costs primarily related to severance and benefits paid to employees pursuant to formal restructuring and workforce reduction plans. Asset impairment includes costs incurred for those assets sold, abandoned, or made obsolete as a result of our restructuring actions, exiting from a business or other strategic business changes. Additional costs for our transformation programs are primarily related to the implementation of strategic actions and initiatives and include third-party professional service costs as well as one-time incremental costs. All of these costs can vary significantly in terms of amount and frequency based on the nature of the actions as well as the changing needs of the business. Accordingly, due to that significant variability, we will exclude these charges since we do not believe they provide meaningful insight into our current or past operating performance nor do we believe they are reflective of our expected future operating expenses as such charges are expected to yield future benefits and savings with respect to our operational performance.

Amortization of intangible assets: The amortization of intangible assets is driven by our acquisition activity which can vary in size, nature and timing as compared to other companies within our industry and from period to period. The use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Transaction and related costs, net: Transaction and related costs, net primarily reflect costs from third party providers for professional services associated with certain strategic M&A projects. These costs and expenses are primarily for third-party legal, accounting, consulting, and other similar type professional services as well as costs associated with potential legal actions or matters that may arise in connection with those M&A transactions. These costs are considered incremental to our normal operating charges and were incurred or are expected to be incurred solely as a result of the planned transactions. Accordingly, we are excluding these expenses from our Adjusted Earnings Measure in order to evaluate our performance on a comparable basis.

Non-service retirement-related costs: Our defined benefit pension and retiree health costs include several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets as well as those that are predominantly legacy in nature and related to employees who are no longer providing current service to the company (e.g. retirees and ex-employees). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains/losses and (v) the impacts of any plan settlements/curtailments. Accordingly, we consider these elements of our periodic retirement plan costs to be outside the operational performance of the business or legacy costs and not necessarily indicative of current or future cash flow requirements. This approach is consistent with the classification of these costs as non-operating in Other expenses, net as disclosed in our Annual Reports on Form 10-K. Adjusted earnings will continue to include the service cost elements of our retirement costs, which is related to current employee service as well as the cost of our defined contribution plans.

We believe the exclusion of these items allows investors to better understand and analyze results as compared to prior periods and expected future trends in our business.

Adjusted Operating Income and Margin

We calculate and utilize adjusted operating income and margin measures by adjusting our reported pre-tax income and margin amounts. In addition to the costs and expenses noted as adjustments for our Adjusted Earnings measure, adjusted operating income and margin also exclude the remaining amounts included in Other expenses, net, as disclosed in our Annual Reports on Form 10-K, which are primarily non-financing interest expense and certain other non-operating costs and expenses. We exclude these amounts in order to evaluate our current and past operating performance and to better understand the expected future trends in our business.

Free Cash Flow

Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It provides a measure of the Company’s ability to fund acquisitions, dividends and share repurchase.

Constant Currency (CC)

To understand the trends in the business, we believe that it is helpful to analyze the impact of changes in the translation of foreign currencies into U.S. dollars on revenue and expenses. We refer to this analysis as “constant currency”, “currency impact” or “the impact from currency.” This impact is calculated by translating current period activity in local currency using the comparable prior year period’s currency translation rate and is calculated for all countries where the functional currency is the local country currency. We do not hedge the translation effect of revenues or expenses denominated in currencies where the local currency is the functional currency. Management believes the constant currency measure provides investors an additional perspective on revenue trends. Currency impact can be determined as the difference between actual growth rates and constant currency growth rates.

2020 MIP Performance Measures previously approved by the Compensation Committee were as follows: Absolute Revenue (unadjusted for currency). Adjusted Operating Margin, and Free Cash Flow.

Absolute Revenue:

GAAP revenue from continuing operations (unadjusted for currency) as reported in the Company’s 2020 Annual Report on Form 10-K.

Operating Income and Margin reconciliation:

	Year Ended December 31, 2020
(in millions)	Profit	Revenue	Margin
Reported (1)	$252	$7,022	3.6%
Adjustments:
Restructuring and related costs, net	93
Amortization of intangible assets	56
Transaction and related costs, net	18
Other expenses, net	45
Adjusted	$464	$7,022	6.6%

(1)	Pre-tax Income and revenue from continuing operations as reported in the Company’s 2020 Annual Report on Form 10-K.

Free Cash Flow reconciliation:

Year Ended December 31,
(in millions)	2020
Reported (1)	$548
Less: capital expenditures	(74)
Free Cash Flow	$474

(1)	Net cash provided by operating activities of continuing operations as reported in the Company’s 2020 Annual Report on Form 10-K.

2017 ELTIP Performance Measures previously approved by the Compensation Committee were as follows: Compound Annual Growth Rate (CAGR) Adjusted Earnings per Share (EPS), Cumulative Adjusted Operating Cash Flow from Continuing Operations, and CAGR Revenue Growth at constant currency. Three-year cumulative results for the 2017 ELTIP performance measures are presented in the following tables:

CAGR Adjusted EPS

	Year Ended December 31,
	2019	2018	2017
Reported (1)	$2.78	$1.38	$0.70
Adjustments:
Amortization of intangible assets	0.14	0.14	0.13
Non-service retirement-related costs	0.04	0.42	0.47
Restructuring and related costs, net	0.73	0.83	0.62
Separation and related costs	0.04	0.20	-
Other expenses, net	(0.04)	0.13	0.05
Gains (losses) from the settlement of tax audits or changes in enacted law	(0.15)	0.34	1.46
Impact on share repurchases greater than two percent of adjusted EPS	(0.40)	-	-
Acquisitions	-	-	0.02
Divestitures	0.75	-	-
Other	0.01	0.02	0.03
Adjusted	$3.90	$3.46	$3.48

(1)	Diluted EPS from continuing operations as reported in the Company’s Annual Reports on Form 10-K excluding the impact of restatements.

Cumulative Adjusted Operating Cash Flow from Continuing Operations

	Year Ended December 31,
(in millions)	2019	2018	2017
Reported (1)	$1,244	$1,140	$122
Adjustments:
Cash flow impacts resulting from EPS adjustments	(2)	64	-
Restructuring payments in excess of or less than current reserve reported in prior year’s Annual Report	65	64	103
Pension contributions in excess of or less than planned amounts	(115)	(371)	486
Changes in receivables factoring programs		30	350
Divestitures	35	-	-
Adjusted	$1,227	$927	$1,061

(1)	Operating cash flow from continuing operations as reported in the Company’s Annual Reports on Form 10-K excluding the impact of restatements.

CAGR Revenue Growth

	Year Ended December 31,
	2019	2018	2017
Reported (1)	(4.7)%	(4.9)%	(4.7)%
Adjustments:
Divestitures (2)	(1.5)	-	-
Adjusted	(6.2)%	(4.9)%	(4.7)%

(1)	Revenue growth at constant currency as reported in the Company’s Annual Reports on Form 10-K excluding the impact of restatements.

(2)

In November 2019, Xerox Holdings restructured its relationship with FUJIFILM Holdings Corporation including the sale of its indirect 25% equity interest in Fuji Xerox (FX) as well as the sale of its indirect 51% partnership interest in Xerox International Partners (XIP). Adjustment relates to i) the exclusion of a one-time upfront license fee from FX in exchange for the right to use specific Xerox Intellectual Property in certain named original equipment manufacturers and ii) the inclusion of 2019 operating results for XIP.

For additional information on the 2020 MIP performance measures, refer to Exhibit 10(e)(42) of the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020. For additional information on the 2017 E-LTIP performance measures and definitions, refer to Exhibit 10(e)(2) of the Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed on August 7, 2017.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC the Company’s independent registered public accounting firm for 2021. PwC has been retained as the Company’s independent registered public accounting firm since 2001.

Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2020	2019
Audit Fees	$11	$15
Audit Related Fees	2	1
Tax Fees	3	2
All Other Fees	-	-
Total Fees	$16	$18

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent registered public accounting firm. The decrease in fees from 2019 primarily relates to a lower base audit fee, fewer statutory audits and the Fuji Xerox audit no longer being required.

Audit Related fees were for assurance and related services. Both years reflect services associated with employee benefit plan audits, due diligence reviews, special reports pursuant to agree-upon procedures or international reporting requirements and other attestation services. The 2020 increase was primarily driven by debt offerings and due diligence reviews.

Tax fees reflect services related to tax compliance services and certain transactional costs.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 25 and can also be found on our website at xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

•

Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2020, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;

•	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 1301 (Communication with Audit Committees) and 2410 (Related Parties); and

•

Received the written disclosures and the letters from PwC required by the applicable PCAOB independence rules and New York Stock Exchange Rule 303A.07 (Auditor Quality Control Procedures) and has discussed with PwC the firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s 2020 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing by the Company with the SEC.

Joseph J. Echevarria, Chairman

Jonathan Christodoro

Nicholas Graziano

The Board unanimously recommends a vote

FOR

the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year 2021.

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our shareholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say on pay” vote, is a non-binding, advisory vote on the 2020 compensation paid to our NEOs as disclosed pursuant to Item 402 of Regulation S-K, in the Compensation Discussion and Analysis in this Proxy Statement. This say on pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this proxy statement.

The Board recommends that shareholders indicate their support for the Company’s compensation of its NEOs. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the voting results as part of its ongoing review of the Company’s executive compensation program.

As described in detail in the Compensation Discussion and Analysis of this Proxy Statement, the Compensation Committee seeks to closely align the compensation of our NEOs with the interests of the Company’s shareholders.

•

The Company’s executive compensation program is designed to attract, retain, and motivate top executive talent, drive performance without encouraging unnecessary or excessive risk-taking and support both short-term and long-term growth for shareholders.

•

The compensation framework emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as described in detail on page 38 in the Linking Pay to Performance section.

•

Ninety-one (91%) of our Chief Executive Officer and Eighty-two (82%) of our other named executive officers’ total target compensation is “at-risk” and dependent upon performance of short-term and long-term financial and business objectives, as described on page 54 in the Target Pay Mix section.

•

The Company has developed and implemented practices, as detailed in the Best Practices section on page 50, which the Compensation Committee, in consultation with its independent consultant, believes to be effective in both driving performance and supporting long-term growth for our shareholders.

•

The Board and leadership team recently implemented a more robust continuous shareholder engagement program, which helps inform the Compensation Committee’s executive compensation deliberations and decisions, as detailed beginning on page 39 in the Say on Pay Votes and Shareholder Engagement section.”

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2020 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The Board unanimously recommends an advisory vote

FOR

the approval of the 2020 compensation of our named executive officers as described in the proxy statement pursuant to Item 402 of Regulation S-K.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S AMENDED AND RESTATED EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Proposal

Our Board has approved, subject to approval by our shareholders, the 2021 Amendment and Restatement of the 2004 Equity Compensation Plan for Non-Employee Directors (Amended Plan). The Amended Plan amends and restates the 2004 Equity Compensation Plan for Non-Employee Directors, 2019 Amendment and Restatement (Existing Plan) in the following respect:

(i)	increases, by 500,000 shares, the number of shares of our Common Stock reserved for issuance under the Amended Plan;

(ii)	includes a limitation, first approved by our Board in 2018, on annual total non-employee director compensation of $750,000, covering both annual cash retainers and annual equity retainers;

(iii)	makes certain other amendments as described below.

The primary purpose of the Amended Plan is to continue to provide a form of compensation for the non-employee directors on our Board that aligns their interests with the interests of our shareholders. The Amended Plan is also intended to attract and retain qualified non-employee directors who contribute to the long-term success of our Company and to provide a form of compensation to our non-employee directors which will have a value dependent on the price of our Common Stock. Awards under the Amended Plan are in addition to any annual cash retainer fees earned by non-employee directors. The number of non-employee directors to whom the Amended Plan applies is presently six, and will become eight if each of the director nominees standing for election at the Annual Meeting is elected.

The Board plans to continue the current practice of paying a portion of annual director retainer fees for non-employee directors in the form of restricted stock units (RSUs). In addition, if the Amended Plan is approved by shareholders, the Board plans to also pay the amount of the annual cash retainer fee, independent chairman fee and committee fees in the form of additional RSUs. (See “Summary of Annual Director Compensation” in this Proxy Statement.) Participants also may elect to receive their RSUs under the Plan in the form of deferred stock units (DSUs), which defers receipt of the shares until cessation of Board service, rather than RSUs. The Board is requesting an increase in shares available under the Plan to adequately provide for future awards. This is a material amendment requiring shareholder approval under New York Stock Exchange (NYSE) rules.

The Board believes it is important to align director compensation practices with shareholder value by providing a significant portion of the annual director retainer in the form of Xerox Common Stock.

Other Amendments to the Plan

In addition to the increase in the authorized shares and the annual limitation on non-employee director compensation, the Amended Plan includes the following proposed changes:

•

Change to the share counting provisions which (i) eliminates the reduced share counting provision (0.6 shares) under the Existing Plan for stock options and SAR grants, (ii) eliminates “net share” counting for SARs settled in shares, (iii) eliminates no share counting for SARs settled in cash, and (iv) eliminates no share counting for payment of dividends or dividend equivalents in shares;

•	Clarifies that dividends and dividend equivalents are not payable from and after the grant date with respect to RSUs and DSUs unless the RSUs and DSUs become vested;

•	No transfer of any award to any family member or other transferee may be made for consideration;

•	A change in control event for the Company includes a change in a majority of the Incumbent Board (as defined in the Amended Plan) in a merger or consolidation;

•	Clarifies that a deferred stock unit may be awarded by the Board in the form of an RSU or a DSU;

•	Provides that, upon a change in control event for the Company, underwater stock options and underwater SARs will be cancelled without payment;

•

Clarifies, in the event of a change in control event for the Company, in addition to stock options and SARs, (i) RSUs, DSUs and Stock Awards fully vest (where the Existing Plan only referred to deferred stock units) and (ii) the payment amount and payment timing for RSUs, DSUs and Stock Awards (where the Existing Plan only referred to deferred stock units);

•	Clarifies that under the anti-dilution provisions the Board will make such changes as it may determine to be appropriate; and

•	Other modifications to update and clarify the plan document.

Although not all of the changes to the Existing Plan are required to be approved by shareholders, we have included these other amendments in a single amendment and restatement that we are submitting for shareholder approval at this Annual Meeting. If this amendment and restatement is not approved by shareholders, the Existing Plan would continue in effect without these amendments.

The full text of the Amended Plan is attached to this Proxy Statement as Annex A, and this summary is qualified in its entirety by reference to the terms of the Amended Plan. Because this is a summary, it may not contain all of the information that a shareholder may consider to be important. Therefore, we recommend that each shareholder review the full text of the Amended Plan in Annex A before you decide how to vote on this proposal.

Background

The Existing Plan was originally approved by shareholders on May 20, 2004 and was most recently amended and restated in 2019 in connection with the merger of Xerox Corporation with the Company. By its terms, the Amended Plan will remain in effect until the earlier of the date when no shares are available for issuance under the Amended Plan or the date when the Board terminates the Amended Plan.

As of February 26, 2021, approximately 70,000 shares were available for award under the Existing Plan. The last shareholder-approved increase in authorized plan shares occurred at the Company’s 2013 Annual Meeting. If shareholders approve this proposed 500,000 share authorization increase, it would bring the total number of authorized plan shares to 3.5 million shares, of which a total of approximately 2.93 million shares have previously been awarded or issued as of February 26, 2021, and a total of approximately 570,000 shares would be available for new grants in 2021 and thereafter.

We expect that the proposed plan share pool, including the proposed additional share authorization being sought as part of this proposal if approved by shareholders and estimated using the current equity value retainers and Common Stock price, will last approximately six years and, using the current Common Stock price and assuming that future annual cash Board and Committee retainers and fees are also paid in the form of equity beginning on the date of the 2021 Annual Meeting, we expect the proposed plan share pool will last approximately four and a half years.

The annual equity retainer for directors is currently $200,000, subject to review and adjustment from time to time by the Board. The number of shares awarded to directors may also vary from year to year depending on the price of our Common Stock at the time grants are made and at the time shares are awarded. We discuss our compensation approach to director compensation, including annual cash retainers and annual equity retainer, on page 27 of this Proxy Statement under “Summary of Annual Director Compensation.” By resolution adopted in 2018, our Board instituted an annual total compensation cap of $750,000 for each non-employee director covering both annual cash retainers and annual equity retainer, which is proposed to be added to the Amended Plan. In addition, if the Amended Plan is approved by shareholders at this Annual Meeting, then beginning on the date of the 2021 Annual Meeting and until otherwise changed by the Board, the annual cash Board and Committee retainers and fees will no longer be paid in cash but instead be paid in the form of additional RSUs and DSUs, as elected by individual directors.

If shareholders fail to approve the proposed increase in share authorization, it is expected that the Existing Plan would run out of shares available for awards on May 20, 2021, the date on which the next annual equity awards are scheduled to be granted to our non-employee directors. A reduction in or elimination of equity-based awards to our non-employee directors would require a corresponding increase in alternative forms of compensation including cash compensation, which the Board believes would diminish the goal of requiring non-employee directors to establish and maintain a meaningful equity ownership interest in the Company and aligning the long-term interests of non-employee directors with those of the Company’s shareholders.

In determining the total number of shares available for issuance under the plan, any awards granted under the plan that are cancelled, forfeited or lapse will become eligible for issuance. Also, under the Amended Plan, in determining the number of shares available, the total number of shares covered by a SAR, whether settled in cash or in shares, will be counted against shares available for issuance under the plan. The Board does not currently anticipate granting SARs under the plan.

The Company will make adjustments in the shares available under the plan and in outstanding grants in the event of a change in the number of issued shares without new consideration to the Company, such as a stock dividend, stock split, recapitalization, reorganization, combination or exchange of shares, liquidation or other change in corporate structure affecting the shares, or the Company makes a distribution (other than normal cash dividends) of cash or property which has a substantial impact on the value of issued shares.

The following are governance measures protecting the interests of shareholders:

•

No stock option repricing. The plan does not permit stock option repricing without shareholder approval of any such repricing. Additionally, under the Amended Plan, any revision which deletes or limits the scope of this prohibition on stock option repricing will be considered a “material revision” requiring shareholder approval.

•	No discounted stock option or SAR grants. The plan prohibits granting of any stock options or SARs with an exercise price less than the Fair Market Value of Common Stock on the date of grant.

•	Limit on terms of stock options and SARs. The maximum term of any stock option or SAR that may be granted under the plan is seven years.

•

Limit on share counting. The plan does not authorize the re-use of any surrendered or withheld shares for payment of the exercise price of any stock option, or shares repurchased in open market with proceeds of any option exercise. In addition, no shares are withheld to satisfy taxes associated with the vesting or payment of any award.

•	No “evergreen” provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be automatically replenished.

•

Meaningful limitations on annual cash and equity compensation. In 2018, our Board adopted a resolution instituting an annual total compensation cap of $750,000 for each non-employee director covering both the annual cash retainers and annual equity grants, which annual limitation has been added to the Amended Plan.

•

No dividends or dividend equivalents are paid or credited on unvested awards. Under the Amended Plan, consistent with current award agreements, neither dividends nor dividend equivalents are credited with respect to RSUs or DSUs that have not vested. When RSUs and DSUs initially vest, they are credited with dividends or dividend equivalents equal to the dividends that would have been paid during the vesting period.

Further, the Board has implemented the following governance measures:

•	No retirement benefits or perquisites for non-employee directors.

•	No excessive annual cash or equity retainers for non-employee directors.

•

Meaningful non-employee director stock ownership requirements. All non-employee directors are expected to maintain a meaningful equity ownership in the Company, which is equal to five times the equivalent of the current annual cash retainer.

•	Non-Employee Directors are prohibited from hedging Xerox shares.

Summary of the Amended Plan

Administration of the Amended Plan

The Amended Plan is administered by the Board upon advice of the Board’s Corporate Governance Committee. The Board has full and exclusive power, within the limitations of the Amended Plan, to do all things necessary or desirable in connection with the administration of the Amended Plan. This includes, but is not limited to, prescribing, amending and rescinding rules relating to the Amended Plan, approving the form of documentation used to evidence any grant awarded under the Amended Plan, establishing and verifying the extent of satisfaction of any conditions to exercisability and/or receipt or vesting of awards, and interpreting and construing the Amended Plan, any rules and regulations under the Amended Plan and the terms and conditions of awards granted under the Amended Plan. Furthermore, the Board has the full power and authority to determine under what circumstances an award is canceled or suspended, such as for activity by non-employee directors which constitutes a conflict of interest with the Company or is in violation of Company policies.

All determinations, interpretations, and other decisions under or with respect to the Amended Plan are final, conclusive, and binding upon the Company, all participants and any holder or beneficiary of any award under the Amended Plan. The Board may consider such factors as it deems relevant, in its sole and absolute discretion, in making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and any attorneys, consultants and accountants as it may select.

The Board may periodically amend the Amended Plan as it deems appropriate, without further action by the Company’s shareholders except to the extent required by applicable law or NYSE listing requirements. Notwithstanding the foregoing, the Amended Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Amended Plan, unless the amendment is approved by the Company’s shareholders or is a result of a reorganization or other adjustment in the shares permitted under the Amended Plan.

Additionally, the Board may terminate the Amended Plan at any time. Amendments or termination of the Amended Plan will not affect the rights and obligations arising under outstanding awards previously awarded and then in effect without the participant’s consent.

All questions pertaining to the construction, regulation, validity, and effect of the Amended Plan will be determined in accordance with the laws of the State of New York and applicable Federal law.

Eligibility

Any non-employee director, defined as a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries, is eligible to receive an award under the Plan. We currently have six non-employee directors, and we will have eight non-employee directors if each of the Director nominees standing for election at the Annual Meeting is elected.

Types of Awards

The Plan provides flexibility in structuring long-term incentive awards for non-employee directors. This includes the ability to grant awards singly, in combination, or in tandem so that the settlement or payment of one award automatically reduces or cancels the other. While the Board currently anticipates granting awards only of RSUs and DSUs, the following is a list of awards that may be granted, either individually or collectively, to participants pursuant to the provisions of the Amended Plan.

Deferred Stock Units — These are bookkeeping entries that represent the right to receive one share of Common Stock at a future date. Outright grants may be made as part of the non-employee directors’ annual compensation for services rendered. The Plan also authorizes a voluntary election by non-employee directors to defer cash compensation otherwise payable to non-employee directors (although this election is not currently permitted by the Board). Vested DSUs include the right to receive dividend equivalents which are credited in the form of additional DSUs payable in Common Stock following termination of Board service.

At the Board’s discretion, awards denominated in Common Stock may earn dividends or dividend equivalents paid currently in cash or shares of Common Stock or credited and converted into additional DSUs. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Board may establish. Under the Amended Plan, dividend equivalents on unvested RSUs are paid in cash only once the RSUs have vested and dividend equivalents on unvested DSUs are credited only once the DSUs have vested.

The Board may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under rules and procedures established under the Amended Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

Stock Options — Stock options constitute a right to purchase a specified number of shares of Common Stock during a specified period, no longer than seven years, at a purchase price not less than 100% of Fair Market Value on the effective date of grant. For purpose of the Amended Plan, Fair Market Value is defined, as of any date, as the average of the high and low trading prices of a share of Common Stock as reported in The Wall Street Journal listing of composite transactions for NYSE issues or similar successor consolidated transaction reports for the relevant date. Fair Market Value cannot be less than the par value of the Common Stock.

Participants may exercise stock option grants in whole or in installments in accordance with any vesting schedule established by the Board or upon the death of the non-employee director. At the time of exercise, participants may pay the full purchase price of Common Stock in cash or shares, including tendering (either actually or by attestation) Common Stock or surrendering a Stock Award valued at Fair Market Value on the date of surrender. Under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.” Notwithstanding any provision of the Amended Plan, a repricing of a Stock Option shall not be allowed by the Board.

Stock Appreciation Rights (SARs) — SARs constitute a right to receive a payment, in cash and/or Common Stock, as determined by the Board, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. The maximum term for SARs is seven years.

Stock Awards — Stock awards are awards made in Common Stock. All or part of any Stock Award may be subject to such conditions as may be established by the Board and set forth in the award agreement which may include, but is not limited to, continuous service with the Company.

Generally, all awards under the Amended Plan are nontransferable except by will or the laws of descent and distribution or pursuant to a domestic relations order. In limited circumstances, the Board may provide that an option award may be transferable by the participant to family members or family trusts established by the participant. Under the Amended Plan, no transfers may be made for monetary consideration. In addition, awards under the Amended Plan are exercisable only by the non-employee director during his or her lifetime, except as otherwise determined by the Board and except that the Board may permit non-employee directors to designate a beneficiary to exercise the rights of the director and receive any distributions upon his or her death.

The Amended Plan is unfunded and does not create a trust or a separate fund or funds. The Amended Plan does not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Amended Plan, these rights (unless otherwise determined by the Board) are no greater than the right of an unsecured general creditor of the Company.

Change in Control

Upon the occurrence of a change in control of the Company, as defined in the Amended Plan, with certain exceptions, under the Amended Plan all RSUs, DSUs, stock awards, stock options and SARs outstanding under the Amended Plan become immediately vested and are to be paid in cash. The amount of cash to be paid shall be determined (i) in the case of stock options, by multiplying the number of stock options by the difference between the exercise price and the CIC Price (as defined in the Amended Plan), (ii) in the case of RSUs, DSUs and stock awards, by multiplying the number of RSUs, DSUs and stock awards by the CIC Price and (iii) in the case of SARs, by multiplying the number of shares to which the SAR relates by the difference between the fair market value of a share of Common Stock on the effective date of grant of the SAR and the CIC Price.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which a change in control of the Company shall have occurred, or (b) the highest price paid for a share of Common Stock during the 60-day period immediately preceding the date upon which the event constituting a change in control shall have occurred as reported in The Wall Street Journal in the NYSE composite transactions or similar successor consolidated transactions report.

Federal Tax Aspects of the Amended Plan

The following summary of tax consequences relating to Amended Plan participants and to the Company is intended to be used solely by shareholders in considering how to vote on this proposal and not as tax guidance to participants in the Amended Plan. It relates only to federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, including estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Amended Plan. In addition, this summary is as of the date of this Proxy Statement. Federal income tax laws and regulations may change over time. Each participant is urged to consult a tax advisor before exercising any award or disposing of any shares acquired under the Amended Plan.

The grant of a DSU or RSU will create no tax consequences for a participant or the Company. There are no tax consequences upon vesting of a DSU or RSU if the award complies with, or is exempt from, Section 409A of the Internal Revenue Code of 1986, as amended. Upon settlement of a DSU or RSU, the participant must recognize ordinary income equal to the fair market value of the stock and cash received on the date of settlement; the Company will generally be entitled to a deduction for the same amount. Upon disposition of shares acquired through the settlement of a DSU or RSU (to the extent settled in stock), the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) equal to the difference between the amount realized upon that disposition and the fair market value of the stock on the date of settlement. There will be no tax consequence to the Company in connection with a disposition of shares acquired under a DSU or RSU.

The grant of an option or SAR will create no tax consequences for a participant or the Company. Upon exercising an option, the participant must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will generally be entitled to a deduction for the same amount. Upon exercising a SAR, the participant must recognize ordinary income equal to the difference between the fair market value of the stock on the date of grant and the fair market value of the stock on the date of exercise. Upon disposition of shares acquired through the exercise of an option or SAR (to the extent settled in stock), the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) equal to the difference between the amount realized upon that disposition and the fair market value of the stock on the date of exercise. There will be no tax consequence to the Company in connection with a disposition of shares acquired under an option or SAR.

With respect to other awards (including dividends and dividend equivalents) granted under the Amended Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will generally be entitled to a deduction for the same amount. With respect to awards (including dividends and dividend equivalents) that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will generally be entitled to a deduction for the same amount.

Income that is currently recognized will be reported to directors on IRS Form 1099 for such year.

Additional Information

The closing price of the Company’s Common Stock as reported on the NYSE on February 26, 2021, was $25.48 per share.

Interest in Proposal. The non-employee directors are the only participants in the Amended Plan and accordingly have a significant interest in the approval of this proposal.

New Plan Benefits. Awards granted under the Amended Plan are within the discretion of the Board, and as the Board has not determined future awards, the benefits that will be provided under the Amended Plan are not currently determinable. The Board intends that the annual equity awards will be made on the date of the Annual Meeting, consistent with current practice, provided that there are adequate shares available under the Amended Plan to do so.

For 2020, the Company awarded each non-employee director the RSUs and DSUs described under “Non-Employee Director Compensation Table” appearing on page 29 of this Proxy Statement. For 2021, if all of our nominees for directors are elected at our Annual Meeting, we will have an additional two non-employee directors (eight rather than six). In addition, if the Amended Plan is approved by shareholders at this Annual Meeting, beginning at this 2021 Annual Meeting and until otherwise changed by the Board, all retainers and fees for Board and Committee service will be paid in the form of RSUs and DSUs. Because future awards are in the discretion of the Board, the number of shares subject to future awards could increase or decrease and the type of awards could change, without the need for future shareholder approval.

Equity Compensation Plan Information. The table on page 84 of this Proxy Statement under “Equity Compensation Plan Information” provides information regarding shares available for issuance under all Xerox equity compensation plans. As required by SEC rules, it does not give effect to the proposed increase in share authorization under the Amended Plan.

Vote Required for Approval. To be approved, the proposed Amended Plan must be approved by a majority of the votes cast at the Annual Meeting. Abstentions have the same effect as a vote against this proposal for NYSE approval purposes.

The Board unanimously recommends a vote

FOR

the proposal to approve the Company’s amended and restated Equity Compensation Plan for Non-Employee Directors.

PROPOSAL 5 — SHAREHOLDER PROPOSAL FOR SHAREHOLDER ACTION BY WRITTEN CONSENT, IF PROPERLY PRESENTED AT THE ANNUAL MEETING

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has represented that he has beneficially owned the requisite amount of Common Stock for more than one year and has notified us that a representative will present the following shareholder proposal at the Annual Meeting. Mr. Steiner has appointed John Chevedden (Proponent) to act on his behalf regarding the following shareholder proposal.

The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted (at the request of the Proponent, the Company provided the correct proposal number in two places). All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the Proponent. The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the Proponent.

The Board of Directors opposes the shareholder proposal for the reasons stated after the proposal.

Proposal 5 — Adopt a Mainstream Shareholder Right — Written Consent

Shareholders request that our board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes the shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T.

A shareholder right to act by written consent affords Xerox management strong deference for any holdout management mentality during the current rapid changing business environment. Any action taken by written consent would still need 58% supermajority approval from the shares, that normally cast ballots at the Xerox annual meeting, to equal a majority vote from the Xerox shares outstanding.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Even if we did have a shareholder right to call for a special shareholder meeting it would still be more important to have the right to act by written consent.

The year 2020 marked the near extinction of in-person shareholder meetings. With the new style of tightly controlled online shareholder meetings almost everything is optional. For instance a bare 3-minute management report on the state of the company is completely optional. Also management answers to shareholder questions are optional even if management misleadingly asks for questions.

Written consent allows shareholders to vote on important matters, such as electing new directors, that can arise between annual meetings.

Electing new directors is worthy of consideration since Jonathan Christodoro was rejected by a shocking 45% of shares at the 2020 Xerox annual meeting with 76 million negative votes. The other high negative directors were Scott Letier at 68 million, Cheryl Krongard at 54 million and Keith Cozza at 43 million. By comparison Giovanni Visentin received 2 million negative votes. Management pay was rejected by a shocking 36% of shares in 2020 when a 5% to 10% rejection is the norm.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting and send a wake-up call to management, if need be, since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:

Adopt a Mainstream Shareholder Right — Written Consent — Proposal 5

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL.

Our Board has carefully evaluated the proposal for shareholders to act by written consent and believes that, as proposed, this proposal is not in the best interests of our Company or our shareholders as a whole. For the reasons described below, the Board unanimously recommends a vote AGAINST this proposal. The Company and the Board have demonstrated our commitment to sound corporate governance principles, and we regularly seek input from our shareholders to ensure that our policies reflect best practices and are aligned with shareholder interests. We believe that the Board should be accountable to all shareholders and that shareholders should be able to raise important matters.

Action by written consent circumvents the shareholder meeting process. Enabling a limited group of shareholders (including those who accumulate a short-term voting position through the borrowing of shares) to act by written consent could deprive other shareholders of important rights and the opportunity to participate in decisions that could have major ramifications for our Company and for our shareholders, such as replacing some (or even all) of your directors. For example, action by written consent does not require that all shareholders be afforded the opportunity and time to consider the merits of the proposal in advance of a shareholders’ meeting at which such proposal would otherwise be considered and acted upon. The Board believes that matters requiring shareholder approval are so important that they should be communicated in advance and properly considered and voted upon by all shareholders, not just a select group. Action by written consent also lacks the procedural safeguards inherent in the shareholder meeting process. The Board believes that requiring shareholder business be acted upon at a meeting is an inherently more structured and fair process and helps to ensure the accuracy and completeness of information presented to all shareholders for their consideration.

The proposal, as written, could allow shareholders to abuse the authority to act by written consent. The proposal, as written, does not impose any ownership requirements on shareholder action by written consent. As a result, a single shareholder holding a very small number of shares would be able to initiate a solicitation. This could result in one or more individual shareholders or groups of shareholders soliciting written consents at the same time to pursue their own special interests. These solicitations may be duplicative or contradictory, causing confusion to shareholders, the Board and management. Addressing these solicitations would distract management and the Board and may impose significant administrative and financial burdens on the Company with no corresponding benefit to shareholders.

In addition, the power to act by written consent could result in a written consent process by a small group of investors (including those who accumulate a short-term voting position through borrowed shares) to advance a special agenda that may be contrary to the long-term best interests of the Company and our shareholders. Action by written consent would require that shareholders be holders of Xerox stock only on the day they deliver their consent, which could be achieved without a long-term economic investment in the Company. It is important to recognize that the shareholders who solicit written consents hold no fiduciary duties to the other shareholders. Accordingly, shareholder action by written consent could be used by a group of shareholders to pursue individual interests or significant corporate actions that are not in the best interests of all shareholders.

We are committed to shareholder engagement and to maintaining strong and evolving governance practices that protect the rights of shareholders. Examples of our commitment to sound corporate governance principles include the following:

•	Independent Chairman of the Board and separation of Chairman and CEO roles;

•	Six of seven current directors are independent and, following the 2021 Annual Meeting of Shareholders, eight of nine directors will be independent;

•	All of the Company’s Board committees are fully independent;

•	Proxy access for director candidates nominated by eligible shareholders;

•	A Board that is diverse in terms of gender, ethnicity, experience and skills;

•	No shareholder rights plan (“poison pill”);

•	Single class shareholder structure;

•	No supermajority vote requirements;

•	An active shareholder engagement program through which the Board and management have received and responded to shareholder feedback;

•	A clear mechanism that enables shareholders to communicate directly with non-management directors;

•	Annual elections of directors and majority voting with resignation policy for directors in uncontested elections;

•	Annual say-on-pay vote;

•	Meaningful stock ownership and retention requirements; and

•	Ongoing Board refreshment – four new independent directors will be joining the Board, adding complementary and relevant skillsets, leadership and diversity.

In summary, the Board believes: (i) allowing shareholders to act by written consent circumvents the shareholder meeting process to consider and act upon shareholder proposals; (ii) written consent provides a greater opportunity for abuse; and (ii) the Company maintains strong governance practices that protect the rights of shareholders. For these reasons, our Board has evaluated the proposal for shareholders to act by written consent and believes that, as proposed, this proposal is not in the best interests of our Company or our shareholders as a whole.

The Board unanimously recommends a vote

AGAINST

the shareholder proposal for shareholder action by written consent if properly presented at the Annual Meeting.

OTHER MATTERS

The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting other than as described in this Proxy Statement. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 7, 2021

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Owners of our Common Stock and our Series A Preferred Stock as of the Record Date, are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner. As of the Record Date, there were 192,566,809 shares of our Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). Holders of the Common Stock and holders of the Series A Preferred Stock will vote together as a single class. There are no other outstanding securities of the Company entitled to vote on the proposals at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.”

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.”

What is a proxy?

It is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

May I change or revoke my vote after I return my proxy?

Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or online vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and voting in person. Our proxy tabulator, Computershare, must receive any proxy that will not be voted by a shareholder at the virtual Annual Meeting by 11:59 p.m. Eastern Time on Wednesday, May 19, 2021.

If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How will my proxy be voted?

If you properly submit your proxy via the Internet or telephone or complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you submit your proxy but do not specify a vote with respect to the proposals, your shares will be voted in accordance with the Board’s recommendation for each of the proposals. If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares if you return your proxy but do not specify a vote with respect to the proposals. For additional information, see below under What is a broker non-vote and how will it affect voting?

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the votes of shares entitled to vote at the meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting; provided, that, the Annual Meeting may be adjourned as described below.

As of the Record Date, there were 192,566,809 shares of Common Stock outstanding and entitled to vote, each entitled to one vote on each matter to be acted upon at the Annual Meeting, and there were 180,000 shares of Series A Preferred Stock outstanding and entitled to vote, convertible into approximately 6,741,572 shares of Common Stock and entitled to one vote on each matter to be acted upon at the Annual Meeting for each ten shares of Common Stock into which such shares of Series A Preferred Stock were convertible as of the Record Date (or approximately 674,157 votes in the aggregate attributable to the Series A Preferred Stock). The presence at the Annual Meeting, in person or by proxy, of holders of shares entitled to 96,620,484 votes would constitute a quorum. If you vote — including by submission of a proxy by Internet, telephone, or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under the By-Laws.

How many votes are required to approve each proposal?

Election of Directors. Under the By-Laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” The By-Laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

Other Items. The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting will be required for approval of the following proposals.

•	Ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	Approval, on an advisory basis, of the 2020 compensation of our named executive officers;

•	Approval of the Company’s amended and restated Director Equity Plan; and

•	Consideration of a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on the proposals (provided that a quorum is present); however, for approval of the Company’s amended and restated Director Equity Plan, which includes increasing the authorized shares under such plan, abstentions have the same effect as a vote against for NYSE approval purposes.

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory vote on executive compensation is non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on this proposal when making future decisions regarding named executive officer compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Exchange Act.

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs with respect to shares held in street name when a broker, bank or other holder of record, in nominee name or otherwise, submits a proxy for the Annual Meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, a broker has the discretion to vote only those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters. Routine matters to be presented at the Annual Meeting include the ratification of the selection of independent public accountants. The non-routine matters to be presented at the Annual Meeting include the election of directors, the advisory vote on executive compensation, the approval of the Company’s amended and restated Director Equity Plan and the consideration of a shareholder proposal for shareholder action by written consent if properly presented at the Annual Meeting.

If you do not instruct your broker on how to vote your shares with respect to these non-routine matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?

We will publicly disclose voting results of the Annual Meeting within four business days after the Annual Meeting in a Current Report on Form 8-K.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and we reimburse such person for the cost of forwarding the material. We have engaged Harkins Kovler, LLC to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Harkins Kovler a fee of $20,000, plus reimbursement of out-of-pocket expenses, for this service. We bear the cost of all proxy solicitation. The Company may also solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for these services.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about April 7, 2021, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of the Record Date. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/XRX or www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports, and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What is the deadline to propose actions (other than Director nominations) for consideration at the 2022 Annual Meeting of Shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement and proxy card for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 8, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to our Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

For a shareholder proposal that is not intended to be included in our proxy statement and proxy card for next year’s annual meeting under Rule 14a-8, the shareholder must provide the information required by our By-Laws and give timely notice to the Corporate Secretary in accordance with our By-Laws, which, in general, require that the notice be received by the Corporate Secretary:

— not earlier than the close of business on November 8, 2021; and

— not later than the close of business on December 8, 2021.

If the date of the shareholder meeting is changed by more than 30 days from the date of the previous year’s annual meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement and proxy card under Rule 14a-8 must be received a reasonable time before the Company begins to print and mail its proxy statement.

All submissions are reviewed by the Corporate Governance Committee.

Deadlines for the nomination of Director candidates are discussed below.

How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?

You may recommend Director candidates for consideration by the Corporate Governance Committee. Any such recommendations should include verification of the shareholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, Connecticut 06851.

A shareholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?

Our By-Laws permit shareholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an annual meeting, a nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to the Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), the notice must be received by the Corporate Secretary no earlier than November 8, 2021 and no later than December 8, 2021, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.

In addition, our By-Laws provide that under certain circumstances, a shareholder or group of shareholders may submit Director nominees for inclusion in our annual meeting proxy statements and proxy cards, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in the By-Laws. These proxy access provisions of our By-Laws provide, among other things, that a shareholder or group of up to twenty

(20) shareholders seeking to include Director candidates in our annual meeting proxy statement must own 3% or more of Xerox’s outstanding Common Stock continuously for at least the previous three (3) years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (i) two (2) or (ii) 20% of the number of Directors in office as of the last day on which a request to include a shareholder-nominated candidate may be delivered in accordance with our By-Laws. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary not earlier than November 8, 2021 and not later than December 8, 2021, unless the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, in which case the notice must be received within a reasonable time before the Company begins to print and mail its proxy statement.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties desiring to communicate with the non-management Directors regarding the Company may directly contact the Chairman of the Corporate Governance Committee, c/o Xerox Holdings Corporation, Corporate Secretary, 201 Merritt 7, Norwalk, CT 06851.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, we will deliver a single copy of the proxy materials, along with separate proxy cards, or a single Notice to multiple shareholders who reside in the same household unless we have received contrary instructions. If you share a household with another registered shareholder and would like to receive separate copies of our proxy materials or Notice, or if you are receiving multiple copies of the proxy materials or Notice and would like to receive only one copy, you may request a change in delivery preferences. If you are a registered shareholder, you may contact our transfer agent at (800)-828-6396 or write them at Computershare, P.O. Box 505000, Louisville, KY 40233-5000. If you are a beneficial owner, you may call the bank, broker, or other nominee where your shares are held in street name or call (800) 542-1061.

How may I obtain additional copies of the proxy materials?

Copies of the 2020 Annual Report and 2021 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available at no cost upon request made to Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary, or by contacting Harkins Kovler LLC, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

The 2020 Annual Report and 2021 Proxy Statement are also available on the Company’s website at www.edocumentview.com/XRX or www.xerox.com/investor (under “Investor Materials — 2021 Proxy Statement”).

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851-1056.

ANNEX A

Xerox Holdings Corporation Amended and Restated Equity Compensation

Plan for Non-Employee Directors

XEROX HOLDINGS CORPORATION 2004

EQUITY COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS, 2021 AMENDMENT AND RESTATEMENT

Introduction

The Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (the “Plan”) as set forth in the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors, 2019 Amendment and Restatement (the “2019 Restatement”), became effective on July 31, 2019 (the “Transaction Date”), the date on which Xerox Corporation (“Xerox”) was merged into a subsidiary of Xerox’s wholly owned subsidiary, Xerox Holdings Corporation (the “Sponsor”), by which Xerox became a wholly owned subsidiary of the Sponsor (the “Transaction”). Immediately as of the Transaction Date, responsibility for the Plan, including administration of the Plan and payment of all outstanding awards under the Plan, was assumed by the Sponsor, and all awards granted under the Plan outstanding as of the Transaction Date and payable in Xerox stock became payable in shares of the Sponsor’s Common Stock (as defined at Section 5 below), subject to equitable adjustments under Section 8 of the Plan, and governed by the terms of the respective award agreements and by the 2019 Restatement.

This 2021 Amendment and Restatement of the Plan (the “2021 Restatement”) is hereby adopted and shall become effective on the date that such 2021 Restatement is approved by shareholders at the 2021 Annual Meeting of Shareholders of the Sponsor (the “Approval Date”).

1.        Purpose

The purpose of the Plan is to provide the means whereby the Sponsor may include the Sponsor’s equity in the total compensation of non-employee members of the Sponsor’s Board of Directors (“Board”).

2.        Effective Date and Term of Plan

This Plan was effective as of May 20, 2004, subject to the approval of Xerox shareholders at the 2004 annual meeting and remains in effect until the earlier of: (i) the date when no additional shares are available for issuance under the Plan; or (ii) the date when the Board terminates the Plan in accordance with Section 10. The 2021 Restatement is effective as of the Approval Date as to all awards granted under the Plan, including any awards outstanding as of the Approval Date.

3.        Eligibility

Any person who is a Non-Employee Director of the Sponsor shall be eligible to receive an Award under the Plan (each a “Participant”). For purposes of the Plan, Non-Employee Director shall mean a member of the Board who is not at the time also an employee of the Sponsor, Xerox (together and severally, the “Company”) or any of the Company’s direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity).

4.        Administration of the Plan

The Plan shall be administered by the Board upon advice of the Board’s Corporate Governance Committee. Subject to the express provisions of the Plan, the Board shall have full and exclusive power to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation:

(a)        to prescribe, amend and rescind rules relating to the Plan and to define terms not otherwise defined herein;

(b)        to approve the form of documentation used to evidence any grant awarded hereunder, including providing for such terms as it considers necessary or desirable;

(c)        to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options and stock appreciation rights (“SARs”) or to receipt or vesting of other Awards;

(d)        to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof, provided that any such adjustment shall not cause any outstanding Award to be treated as the grant of new stock right or a change in the form of payment of the existing stock right for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth in Treasury guidance; and

(e)        to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Sponsor.

All determinations, interpretations, and other decisions under or with respect to the Plan shall be final, conclusive, and binding upon the Sponsor, all Participants and any holder or beneficiary of any Award, as hereinafter defined, under the Plan. The Board may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law and the relevant rules of the New York Stock Exchange, Inc. (“NYSE”) or other national securities exchange on which the Common Stock is then principally traded.

5.        Shares Subject to the Plan

A total number of 3,500,000 shares of Xerox Holdings Corporation common stock, par value $1.00 (“Common Stock”), subject to adjustment as provided in Section 8, are available for issuance under the Plan.

In determining shares available for issuance under the Plan, any Awards that are cancelled, forfeited or lapse shall become eligible again for issuance under the Plan.

Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of Awards under the Plan.

6.        Awards

The Board shall determine the type of award(s) to be made to each Non-Employee Director under the Plan and shall approve the terms and conditions governing such awards through the issuance of an award agreement. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”

There shall be an annual limit of $750,000 on the aggregate value of the annual cash retainer and annual equity retainer awarded to a Non-Employee Director for service as a director in any year, such value for the annual equity retainer to be the fair value as determined by the Board as of the grant date(s) for such awards.

The following is a list of awards that may be granted, either individually or collectively, to Participants pursuant to the provisions of the Plan (“Awards”).

(a)        Deferred Stock Unit is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date and which may be in the form of restricted stock units (“RSUs”) or deferred stock units (“DSUs”). Outright grants may be made as part of the Non-Employee Director’s annual compensation for services rendered. If permitted by the Board at the time, a Non-Employee Director by voluntary election by the Non-Employee Director may defer cash compensation otherwise payable to him or her, provided that, after December 31, 2004, such deferral election complies with the applicable requirements of section 409A of the Code. DSUs will include the right to receive, from and after the grant date but in all events subject to vesting of the DSUs, dividend equivalents which are credited in the form of additional DSUs payable in Common Stock following the Non-Employee Director’s separation from service with the Sponsor, as defined for purposes of section 409A of the Code. RSUs will include the right to receive, from and after the grant date but in all events subject to vesting of the RSUs, dividend equivalents which are payable in the form of cash.

(b)        Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period no longer than seven years. The purchase price of each option shall not be less than 100% of Fair Market Value on the effective date of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or shares, including tendering (either actually or by attestation) Common Stock or surrendering a Stock Award valued at Fair Market Value, as defined herein, on the date of surrender. A Stock Option may be exercised in whole or in installments on the earliest of: i) the vesting schedule established by the Board; or ii) the death of the Non-Employee Director.

Notwithstanding any provision of the Plan, a repricing of a Stock Option shall not be allowed by the Board.

Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported in the Wall Street Journal in the New York Stock Exchange Composite Transactions (or other national securities exchange on which the Common Stock is then principally traded) or similar successor consolidated transactions report for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstance shall Fair Market Value be less than the par value of the Common Stock.

(c)        Stock Appreciation Right (SAR) is a right to receive a payment, in cash and/or Common Stock, as determined by the Board, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. The maximum term for SARs under the Plan is seven years.

(d)        Stock Award is an Award made in stock. All or part of any Stock Award may be subject to conditions established by the Board and set forth in the award agreement which may include, but is not limited to, continuous service with the Sponsor or as a director of Xerox before the Transaction Date.

7.        Dividend and Dividend Equivalents

At the Board’s discretion, Awards denominated in Common Stock may earn dividends or dividend equivalents paid currently in cash or shares of Common Stock or credited to an account established by the

Board in the name of the Non-Employee Director and converted into additional DSUs. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Board may establish, including reinvestment in additional shares or share equivalents.

8.        Adjustments and Reorganizations

(a)        If the Sponsor shall at any time change the number of issued shares without new consideration to the Sponsor (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such appropriate change as determined by the Board shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

(b)        Except as otherwise provided in subsection 8(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Sponsor is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

(c)        In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Sponsor with or into another corporation other than a transaction in which the Sponsor is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof will, receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property, or any combination thereof receivable in respect of one share of the Sponsor upon consummation of an Acquisition.

9.        Transferability and Exercisability

Except as otherwise provided herein, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Non-Employee Director other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board may provide that any Stock Option Award may be transferable by the Participant to family members or family trusts established by the Participant. No transfer may be made for monetary consideration.

Except as otherwise provided herein, during the life of the Non-Employee Director, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board. In addition, if so permitted by the Board, Non-Employee Directors may designate a beneficiary to exercise the rights of the Non-Employee Director and receive any distributions under the Plan upon the death of the Non-Employee Director.

10.        Amendment and Termination of Plan

The Board may periodically amend the Plan as it deems appropriate, without further action by the Sponsor’s shareholders, except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Sponsor’s shareholders.

Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the NYSE (or other national securities exchange on which the Common Stock is then principally traded), shall be submitted to the Sponsor’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 6 prohibiting repricing of options will be considered a material revision.

The Plan may be terminated at such time as the Board may determine. Amendments or termination of the Plan will not affect the rights and obligations arising under Stock Options, RSUs, DSUs or other Awards theretofore granted and then in effect without the Participant’s consent.

11.        Term of Award

The term of each Award is determined by the Board; provided, however, that the term of any Stock Option or SAR shall not be greater than seven years from the effective date of grant.

12.        Cancellation or Suspension of an Award

The Board shall have the full power and authority to determine under what circumstances any Award shall be canceled or suspended (e.g., activity by Non-Employee Directors which constitutes a conflict of interest with the Sponsor or is in violation of Sponsor policies).

13.        Deferred Settlement

The Board may require or permit Participants to elect to defer, in a manner consistent with the requirements of section 409A of the Code, the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

14.        Unfunded Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Sponsor and any Participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Board) shall be no greater than the right of an unsecured general creditor of the Sponsor.

15.        General Restriction

Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise settlement thereof, such Award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

16.        Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

17.        Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such Participant’s creditors.

18.        Rights as a Shareholder

A Participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

19.        Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all Awards granted and outstanding under the Plan:

A.        Definitions

The following definitions shall apply to this Section 19:

“Company” means Xerox Holdings Corporation.

A “Change in Control”, unless otherwise defined by the Board, shall be deemed to have occurred if

(i)        Any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)        There is consummated a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation that results in the directors of the Company who were members of the Incumbent Board (as defined below in this Section 19) immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iii)        The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale.

For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) of the Exchange Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the

Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (5) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in this clause (5) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule 13D.

The “Incumbent Board” comprises the following individuals: individuals who, as of the Approval Date, constitute the Board; and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the Approval Date or whose appointment, election or nomination for election was previously so approved or recommended.

A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under section 409A of the Code of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

“CIC Price” shall mean the higher of (i) the highest price paid for a share of the Sponsor’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Sponsor shall have occurred, or (ii) the highest price paid for a share of the Sponsor’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions (or for the national securities exchange on which the Common Stock is then principally traded) or similar successor consolidated transactions report.

B.        Acceleration of Vesting and Payment of Stock Options, SARs, DSUs, RSUs, Stock Awards and Dividend Equivalents

Upon the occurrence of an event constituting a Change in Control, all stock options and SARs (to the extent the CIC Price exceeds the exercise price), and dividend equivalents outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related stock options shall be cancelled, and any underwater options and underwater SARs will be cancelled without payment.

Upon the occurrence of an event constituting a Change in Control, all DSUs, RSUs and Stock Awards shall become 100% vested. If such Change in Control is a Section 409A-Conforming Change in Control, the DSUs, RSUs and Stock Awards shall be paid in cash as soon as practicable. If such Change in Control is not a Section 409A-Conforming Change in Control, the DSUs, RSUs and Stock Awards shall be paid in cash as soon as practicable following the earliest to occur of:

i)        the Non-Employee Director’s separation from service with the Sponsor, as defined for purposes of section 409A of the Code, or (ii) the scheduled payment date of the DSU, RSU or Stock Award, as applicable.

The amount of cash to be paid shall be determined (i) in the case of stock options by multiplying the number of stock options by the difference between the exercise price and the CIC Price, (ii) in the case of DSUs, RSUs and Stock Awards by multiplying the number of DSUs, RSUs or Stock Awards, as applicable, by the CIC Price and (iii) in the case of SARs, by multiplying the number of shares to which the SAR relates by the difference between the fair market value of a share of Common Stock on the effective date of grant of the SAR and the CIC Price.

C.        Notwithstanding the foregoing, any stock option and SARs held by a director subject to Section 16 of the Exchange Act, which have been outstanding less than six months (or such other period as may be required by the Exchange Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock options, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

Section 409A of the Internal Revenue Code.

Notwithstanding any other provision of the Plan, no election by any participant or beneficiary, and no payment to any individual, shall be permitted under the Plan if such election or payment would cause any amount to be taxable under section 409A of the Internal Revenue Code with respect to any person.

The Chief Executive Officer of the Sponsor, or his delegate, may amend the Plan as he, in his sole discretion, deems necessary or appropriate to comply with Section 409A of the Internal Revenue Code and guidance thereunder.

IN WITNESS WHEREOF, Xerox Holdings Corporation and Xerox Corporation have caused this 2021 Restatement to be signed as of the 20th day of May 2021, and effective as of the Approval Date as defined herein.

XEROX HOLDINGS CORPORATION

By:
Douglas H. Marshall
Secretary

XEROX CORPORATION

By:
Douglas H. Marshall
Secretary

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and AGAINST Proposal 5.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Keith Cozza	☐	☐	☐	02 - Joseph J. Echevarria	☐	☐	☐	03 - Cheryl Gordon Krongard	☐	☐	☐
	04 - Scott Letier	☐	☐	☐	05 - Nichelle Maynard-Elliott	☐	☐	☐	06 -Steven D. Miller	☐	☐	☐
	07 - James L. Nelson	☐	☐	☐	08 - Margarita Paláu-Hernández	☐	☐	☐	09 - Giovanni (“John”) Visentin	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021.	☐	☐	☐	3.	Approval, on an advisory basis, of the 2020 compensation of our named executive officers.	☐	☐	☐
4.	Approval of the Company’s amended and restated Equity Compensation Plan for Non-Employee Directors.	☐	☐	☐	5.	Consideration of a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

The 2021 Annual Meeting of Shareholders of Xerox Holdings Corporation will be held on

Thursday, May 20, 2021 at 9:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/268344849.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – XRX2021.

Receive Proxy Materials Electronically

Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

ANNUAL MEETING OF SHAREHOLDERS

9:00 A.M. THURSDAY, MAY 20, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX HOLDINGS CORPORATION

The undersigned appoint JOSEPH J. ECHEVARRIA, CHERYL GORDON KRONGARD AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Holdings Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849.)

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND “AGAINST” PROPOSAL 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Online Go to www.envisionreports.com/XRX or scan the QR code – login details are located in the shaded bar below.

Important Notice Regarding the Availability of Proxy Materials for the

Xerox Holdings Corporation Shareholder Meeting to be Held on May 20, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Xerox Proxy Statement and 2020 Xerox Annual Report are available at:

Easy Online Access – View your proxy materials and vote.
Step	1:	Go to www.envisionreports.com/XRX.
Step	2:	Click on Cast Your Vote or Request Materials.
Step	3:	Follow the instructions on the screen to log in.
Step	4:	Make your selections as instructed on each screen for your delivery preferences.
Step	5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 7, 2021 to facilitate timely delivery.

                                             03F79C

Xerox Holdings Corporation Annual Meeting of Shareholders Notice

Xerox Holdings Corporation Annual Meeting of Shareholders will be held on Thursday, May 20, 2021 at 9:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/268344849. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is – XRX2021.

Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849.)

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4 and AGAINST Proposal 5.

1.         Election of Directors

  01 - Keith Cozza

  02 - Joseph J. Echevarria

  03 - Cheryl Gordon Krongard

  04 - Scott Letier

  05 - Nichelle Maynard-Elliott

  06 - Steven D. Miller

  07 - James L. Nelson

  08 - Margarita Paláu-Hernández

  09 - Giovanni (“John”) Visentin

2.         Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021.

3.         Approval, on an advisory basis, of the 2020 compensation of our named executive officers.

4.         Approval of the Company’s amended and restated Equity Compensation Plan for Non-Employee Directors.

5.         Consideration of a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet - Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials.
– Phone - Call us free of charge at 1-866-641-4276.

–  Email - Send an email to investorvote@computershare.com with “Proxy Materials Xerox Holdings Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 7, 2021.